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                                                                   Exhibit 10.13

         LEASE (herein called this "Lease), dated as of December __, 1999, between 59 MAIDEN LANE ASSOCIATES, LLC, a New York limited liability company, having an office at c/o AmTrust Realty Corp., 250 Broadway, New York, New York 10007 (herein called "Landlord") and MEDSITE.COM, INC., a Delaware corporation having an office at 60 East 13th Street, New York, New York 10003 (herein called "Tenant").

         Landlord and Tenant do hereby covenant and agree as follows:


                          ARTICLE 1 Term and Fixed Rent

         1.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, upon and subject to the terms, covenants, provisions and conditions of this Lease, the premises described in Section 1.02 in the building (herein called the "Building") known as 59 Maiden Lane (a/k/a 41-65 Maiden Lane, a/k/a 50-66 John Street, a/k/a 85-109 Williams Street) in the City, County and State of New York. The Building is located on the land (herein called the "Land") described in Exhibit A annexed hereto and made a part hereof.

         1.02. The premises (herein called the "Premises") leased to Tenant are located on floors 14, 14A and a portion of floor 15 of the Building, substantially as shown on the floor plans attached hereto as Exhibits B-1, B-2 and B-3, respectively and made a part hereof. Landlord and Tenant hereby covenant and agree that the Premises shall be deemed to contain 67,749 rentable square feet. Landlord hereby grants to Tenant the non-exclusive right to use, in common with others, the public areas of the Building to the extent required for access to the Premises or use of the Premises for general and executive offices, including, without limitation, common hallways on the floors on which the Premises are located, stairways, common restrooms on the floors on which the Premises are located, and the Building lobby, subject to the terms, covenants, provisions and conditions of this Lease.

         1.03. The term of this Lease (a) shall commence on the Initial Commencement Date (as defined in Section 1.05 hereof) and (b) shall end at 11:59 p.m. on the date (herein called the "Expiration Date") that is the last day of the month in which the tenth (10th) anniversary of the day preceding the Final Commencement Date (as defined in Section 1.05 hereof) occurs, or on such earlier date upon which the term of this Lease shall expire or be canceled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law. As more particularly hereinafter set forth, the term of this Lease shall commence with respect to various portions of the Premises on a floor-by-floor basis.

         1.04. The rents shall be and consist of:

                  (a) fixed rent (herein called "Fixed Rent") for each floor of the Premises as follows: at the following rates during the following periods:

                           (i)      For Floor 14:

                                    (x)      ONE MILLION ONE EIGHTY-SEVEN
                                             THOUSAND TWO HUNDRED EIGHTY-FIVE
                                             AND 75/100 ($1,187,285.75) DOLLARS
                                             per annum (which amount includes a
                                             component equal to the Base
                                             Electric


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                                             Charge, as defined in Section
                                             14.01(c) hereof), payable in equal
                                             monthly installments of
                                             NINETY-EIGHT THOUSAND NINE HUNDRED
                                             FORTY AND 48/100 ($98,940.48)
                                             DOLLARS per month during the period
                                             commencing on the Floor 14
                                             Commencement Date and ending on the
                                             last day of the month preceding
                                             month in which occurs the third
                                             (3rd) anniversary of the Initial
                                             Commencement Date;

                                    (y)      ONE MILLION TWO HUNDRED FIFTY-NINE
                                             THOUSAND SEVEN HUNDRED NINETY-ONE
                                             AND 75/100 ($1,259,791.75) DOLLARS
                                             per annum (which amount includes a
                                             component equal to the Base
                                             Electric Charge, as defined in
                                             Section 14.01(c) hereof), payable
                                             in equal monthly installments of
                                             ONE HUNDRED FOUR THOUSAND NINE
                                             HUNDRED EIGHTY-TWO AND 65/100
                                             ($104,982.65) DOLLARS per month
                                             during the period commencing on the
                                             first day of the month in which
                                             occurs the third (3rd) anniversary
                                             of the Initial Commencement Date
                                             and ending on the last day of the
                                             month preceding the month in which
                                             occurs the seventh (7th)
                                             anniversary of the Initial
                                             Commencement Date; and

                                    (z)      ONE MILLION THREE HUNDRED
                                             THIRTY-TWO THOUSAND TWO HUNDRED
                                             NINETY-SEVEN AND 75/100
                                             ($1,332,297.75) DOLLARS per annum
                                             (which amount includes a component
                                             equal to the Base Electric Charge,
                                             as defined in Section 14.01(c)
                                             hereof), payable in equal monthly
                                             installments of ONE HUNDRED ELEVEN
                                             THOUSAND TWENTY-FOUR AND 81/100
                                             ($111,024.81) DOLLARS per month
                                             during the period commencing on the
                                             first day of the month in which
                                             occurs the seventh (7th)
                                             anniversary of the Initial
                                             Commencement Date and ending on the
                                             Expiration Date;

                           (ii) For Floor 14A, ONE HUNDRED FORTY-SIX THOUSAND SIX HUNDRED TWENTY-FIVE AND 00/100 ($146,625.00) DOLLARS per annum (which amount includes a component equal to the Base Electric Charge, as defined in Section 14.01(c) hereof), payable in equal monthly installments of TWELVE THOUSAND TWO HUNDRED EIGHTEEN AND 75/100 ($12,218.75) DOLLARS per month during the period commencing on the Floor 14A Commencement Date and ending on the Expiration Date;


                           (iii)    For Floor 15:


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                                    (x)      SIX HUNDRED FIFTY-FOUR THOUSAND
                                             EIGHT HUNDRED SIXTY-NINE AND 00/100
                                             ($654,869.00) DOLLARS per annum
                                             (which amount includes a component
                                             equal to the Base Electric Charge,
                                             as defined in Section 14.01(c)
                                             hereof), payable in equal monthly
                                             installments of FIFTY-FOUR THOUSAND
                                             FIVE HUNDRED SEVENTY-TWO AND 42/100
                                             ($54,572.42) DOLLARS per month
                                             during the period commencing on the
                                             Floor 15 Commencement Date and
                                             ending on the last day of the month
                                             preceding the month in which occurs
                                             the third (3rd) anniversary of the
                                             Initial Commencement Date;

                                    (y)      SIX HUNDRED NINETY-FOUR THOUSAND
                                             EIGHT HUNDRED SIXTY-ONE AND 00/100
                                             ($694,861.00) DOLLARS per annum
                                             (which amount includes a component
                                             equal to the Base Electric Charge,
                                             as defined in Section 14.01(c)
                                             hereof), payable in equal monthly
                                             installments of FIFTY-SEVEN
                                             THOUSAND NINE HUNDRED FIVE AND
                                             08/100 ($57,905.08) DOLLARS per
                                             month during the period commencing
                                             on the first day of the month in
                                             which occurs the third (3rd)
                                             anniversary of the Initial
                                             Commencement Date and ending on the
                                             last day of the month preceding the
                                             month in which occurs the seventh
                                             (7th) anniversary of the Initial
                                             Commencement Date; and

                                    (z)      SEVEN HUNDRED THIRTY-FOUR THOUSAND
                                             EIGHT HUNDRED FIFTY-THREE AND
                                             00/100 ($734,853.00) DOLLARS per
                                             annum (which amount includes a
                                             component equal to the Base
                                             Electric Charge, as defined in
                                             Section 14.01(c) hereof), payable
                                             in equal monthly installments of
                                             SIXTY-ONE THOUSAND TWO HUNDRED
                                             THIRTY-SEVEN AND 75/100
                                             ($61,237.75) DOLLARS per month
                                             during the period commencing on the
                                             first day of the month in which
                                             occurs the seventh (7th)
                                             anniversary of the Initial
                                             Commencement Date and ending on the
                                             Expiration Date;

                           which Fixed Rent shall be payable commencing on the Commencement Date (with respect to the floor of the Premises in question) and thereafter in equal monthly installments in advance on the first day of each and every calendar month during the term of this Lease (except that Tenant shall pay, (i) upon the date Landlord obtains possession of the fourteenth (14th) floor of the Premises, the sum of NINETY-EIGHT THOUSAND NINE HUNDRED FORTY AND 48/100 ($98,940.48) DOLLARS, to be applied against the first full monthly installment(s) of Fixed Rent due with respect to the fourteenth (14th ) floor, (ii) upon the date Landlord obtains possession of floor 14A of the Premises, the sum of TWELVE THOUSAND TWO HUNDRED EIGHTEEN AND 75/100


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                           ($12,218.75) DOLLARS, to be applied against the first
                           full monthly installment(s) of Fixed Rent due with respect to floor 14A, and (iii) upon the date
                           Landlord obtains possession of the fifteenth (15th) floor of the Premises, the sum of FIFTY-FOUR THOUSAND FIVE HUNDRED SEVENTY-TWO AND 42/100 ($54,572.42) DOLLARS, to be applied against the first full monthly installment(s) of Fixed Rent due with respect to the fifteenth (15th ) floor [with respect to each floor of the Premises, Landlord shall endeavor to give Tenant at least five (5) days' prior notice, which need not be in writing, of the date Landlord in good faith estimates that Landlord will obtain possession of such floor of the Premises, provided that Landlord shall have no liability to Tenant and this Lease shall not be affected in the event that Landlord has not obtained possession of such floor of the Premises on the date so estimated by Landlord, and, in such event, Landlord shall thereafter be required only to provide two (2) Business Days' notice, which need not be in writing, of the date Landlord actually obtains possession of such floor of the Premises]), and

                  (b) additional rent (herein called "Additional Charges") consisting of Tax Payments (hereinafter defined), Operating Payments (hereinafter defined), charges for electricity furnished to Tenant in the event that electricity is furnished in accordance with the provisions of Exhibit F hereof (and not furnished on an electric "rent inclusion" basis in accordance with the provisions of Section 14.02 hereof), and all other sums of money as shall become due from and payable by Tenant to Landlord hereunder;

all to be paid in lawful money of the United States to Landlord at its office, or such other place, or to Landlord's agent and at such other place, as Landlord shall designate by notice to Tenant.

         1.05. For purposes of this Lease, the following terms shall have the following meanings:

         "Commencement Date" shall mean, with respect to each floor of the Premises, the date which is the earlier to occur of: (i) the date on which "Landlord's Work" (as such term is defined in Section 2.01(d) hereof) to be performed by Landlord as described in Article 2 hereof and on Exhibit C attached hereto (with respect to such floor) shall be substantially completed or shall be deemed to be substantially completed in accordance with the provisions of Article 2 hereof, including without limitation, Sections 2.01(c) and (f) hereof, or (ii) the date Tenant or anyone claiming under or through Tenant, first occupies such floor of the Premises, or any part thereof, for the conduct of its business or for any other purpose. For purposes of the preceding sentence, Tenant shall not be deemed to be in occupancy of the Premises, or any part thereof, by virtue of Tenant's exercise of its right of access to the Premises pursuant to Section 2.01(j) hereof.

         "Initial Commencement Date" shall mean the first date on which a Commencement Date shall occur with respect to any floor of the Premises.

         "Final Commencement Date" shall mean the last date on which a Commencement Date shall occur with respect to any floor of the Premises.


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Tenant shall, upon the demand of Landlord, execute, acknowledge and deliver to
Landlord an instrument in form reasonably satisfactory to Landlord confirming the Commencement Date with respect to any floor, the Initial Commencement Date, the Final Commencement Date and Expiration Date of this Lease; provided, however, Tenant's failure to execute, acknowledge and deliver such instrument shall not affect in any manner whatsoever the validity of any of the foregoing dates set forth in this Section 1.05.

         1.06. Tenant covenants and agrees to pay Fixed Rent and Additional Charges promptly when due without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this Lease. Unless otherwise instructed by Landlord, Fixed Rent and Additional Charges shall be paid by good and sufficient check (subject to collection) drawn on a New York City bank which is a member of the New York Clearing House Association or a successor thereto, or such other bank that will permit such good and sufficient check to clear within two (2) Business Days after deposit thereof.

         1.07. If the Commencement Date for any floor, the Initial Commencement Date or the Final Commencement Date occurs on a day other than the first day of a calendar month, or the Expiration Date occurs on a day other than the last day of a calendar month, the Fixed Rent and Additional Charges for the partial calendar month shall be prorated.

         1.08. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Fixed Rent or Additional Charges shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

         1.09. Any apportionments or prorations of Fixed Rent or Additional Charges to be made under this Lease shall be computed on the basis of a 360-day year (based on 12 months of 30 days each).

         1.10. If any of the Fixed Rent or Additional Charges payable under the terms and provisions of this Lease shall be or become uncollectible, reduced or required to be refunded because of any act or law enacted by a governmental authority, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (but not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the Fixed Rent and/or Additional Charges shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (b) Tenant shall pay to Landlord promptly upon being billed, to the maximum extent legally permissible, an amount equal to (i) the Fixed Rent and/or Additional Charges which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect.

         1.11. Additional Charges shall be deemed to be rent and Tenant's failure to pay Additional Charges shall be considered a failure to pay Fixed Rent hereunder and Landlord shall be entitled to all the rights and remedies provided herein or by law for a default in the payment of Additional Charges as for a default in the payment of Fixed Rent (notwithstanding the fact that Tenant may not then also be in default in the payment of Fixed Rent).

         1.12. Notwithstanding the provisions of Section 1.04(a) hereof to the contrary,


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provided and on condition that Tenant is not in default under any of the terms, provisions or conditions of this Lease on Tenant's part to be performed, the Fixed Rent payable hereunder shall be abated as follows:

                  (a) during the period commencing on the first day of the month after the month in which occurs the nineteenth (19th) month anniversary of the Floor 14 Commencement Date and ending on the last day of the month after the month in which occurs the twenty-first (21st) month anniversary of the Floor 14 Commencement Date ("Floor 14 Partial Abatement Period"), so that Tenant's monthly installment of Fixed Rent for Floor 14 during the Floor 14 Partial Abatement Period shall be EIGHT THOUSAND THREE HUNDRED SEVEN AND 98/100 ($8,307.98) DOLLARS, which amount represents the monthly installment of the "Base Electric Charge" (as that term is defined in Section 14.01(c) hereof) for the fourteenth (14th) floor of the Premises, and which amount is subject to adjustment as provided in Article 14 hereof; and

                  (b) during the period commencing on the first day of the month after the month in which occurs the nineteenth (19th) month anniversary of the Floor 14A Commencement Date and ending on the last day of the month after the month in which occurs the twenty-first (21st) month anniversary of the Floor 14A Commencement Date ("Floor 14A Partial Abatement Period"), so that Tenant's monthly installment of Fixed Rent for Floor 14A during the Floor 14A Partial Abatement Period shall be TWO THOUSAND SIX HUNDRED THIRTY-FIVE AND 42/100 ($2,635.42) DOLLARS, which amount represents the monthly installment of the "Base Electric Charge" (as that term is defined in Section 14.01(c) hereof) for floor 14A of the Premises, and which amount is subject to adjustment as provided in Article 14 hereof; and

                  (c) during the period commencing on the first day of the month after the month in which occurs the nineteenth (19th) month anniversary of the Floor 15 Commencement Date and ending on the last day of the month after the month in which occurs the twenty-first (21st) month anniversary of the Floor 15 Commencement Date ("Floor 15 Partial Abatement Period"), so that Tenant's monthly installment of Fixed Rent for floor 15 during the Floor 15 Partial Abatement Period shall be FOUR THOUSAND FIVE HUNDRED EIGHTY-TWO AND 42/100 ($4,582.42) DOLLARS, which amount represents the monthly installment of the "Base Electric Charge" (as that term is defined in Section 14.01(c) hereof) for the fifteenth (15th) floor of the Premises, and which amount is subject to adjustment as provided in Article 14 hereof.


                      ARTICLE 2 Delivery and Use of Premises

         2.01. (a) Except as expressly provided to the contrary in this subsection 2.01(a), Tenant shall accept each floor of the Premises "as is" on the Commencement Date with respect to such floor and Landlord shall not thereafter be required to perform any work or install any fixtures or equipment to make the Building or the Premises ready or suitable for Tenant's use or occupancy. Landlord shall perform Landlord's Work (as such term is hereinafter defined) in a manner using materials


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of a manufacture, material, design, capacity and finish and otherwise in a manner selected by Landlord as the standard of the Building ("Building Standard") (except as otherwise set forth in Exhibit C attached hereto and made a part hereof) and subject to the provisions of this Article 2 and Exhibit C attached hereto and made a part hereof. Landlord's Work shall be deemed to have been substantially completed (subject to Landlord's obligation to complete same) even though minor details or adjustments may not then be completed. The taking of possession of any floor of the Premises by Tenant for the conduct of business or for any other reason whatsoever shall be deemed an acceptance of such floor of the Premises and substantial completion by Landlord of Landlord's Work with respect to such floor of the Premises. For purposes of the preceding sentence, Tenant shall not be deemed to be in occupancy of the Premises, or any part thereof, by virtue of Tenant's exercise of its right of access to the Premises pursuant to the provisions of Section 2.01(j) hereof. Landlord shall endeavor to give Tenant at least five (5) Business Days' prior notice, which need not be in writing, of the date Landlord in good faith estimates that Landlord's Work will be substantially completed, provided that Landlord shall have no liability to Tenant and this Lease shall not be affected in the event Landlord's Work is not substantially completed on the date so estimated by Landlord, and, in such event, Landlord shall thereafter be required only to provide two (2) Business Days' notice, which need not be in writing, of the date Landlord's Work is actually substantially completed.

                  (b) If for any reason whatsoever, Landlord shall be unable to deliver possession of any floor of the Premises on the Commencement Date with respect to such floor of the Premises, then notwithstanding anything to the contrary hereinbefore contained, the term of this Lease with respect to such floor of the Premises shall commence on, and the Commencement Date with respect to such floor of the Premises shall be, the date on which Landlord is able to so deliver possession of such floor of the Premises. Landlord shall not be subject to any liability for failure to give possession on the date that Landlord's Work is substantially completed and the validity of this Lease shall not be impaired under such circumstances, nor the same be construed in any way to extend the term of this Lease. Tenant hereby waives any right to rescind this Lease under the provisions of Section 223(a) of the Real Property Law of the State of New York, and agrees that the provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of said Section 223(a).

                  (c) Notwithstanding anything to the contrary contained in subsections 1.05 and 2.01(b) hereof, in the event that the Commencement Date with respect to any floor of the Premises is delayed by reason of delays caused or occasioned by Tenant, Tenant (in addition to paying the costs and damages Landlord may sustain by reason thereof) agrees that at Landlord's option the term of this Lease and Tenant's obligations shall commence on the date that this Lease would have commenced had the Commencement Date for such floor not been so delayed by Tenant, or that at Landlord's option such delays shall constitute a default on the part of Tenant and shall entitle Landlord to exercise all rights and remedies provided for in this Lease in the event of a material default of Tenant under the provisions of this Lease.

                  (d) For purposes hereof, the following terms shall have the following meanings:

                  "Base Building Work" shall mean:

                  (i) making such modifications to the Building's electrical system, if any, that may be necessary to enable Landlord to provide an average electrical capacity of six (6) watts connected load per rentable square foot (exclusive of HVAC) to each floor of the Premises;


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                  (ii) providing Tenant with an ACP-5 with respect to each floor of the Premises;

                  (iii) the installation of one (1) Building standard, disabled accessible ADA compliant toilet facility containing one (1) sink and one (1) water closet on floor 14A at a location to be reasonably designated by Landlord, in accordance with the plans annexed hereto as Exhibit L;

                  (iv) the installation of one (1) Building standard, disabled accessible ADA compliant toilet facility containing one (1) sink and one (1) water closet on floor 15 at a location to be reasonably designated by Landlord, in accordance with the plans annexed hereto as Exhibit L; and where necessary in Landlord's judgment, refurbish the existing bathrooms on floor 15 (i.e., where necessary in Landlord's judgment, paint and repair or replace [in a Building standard manner], broken fixtures, countertops, toilet partitions, floor and wall tile, clean and regrout (where necessary in Landlord's judgment) floor and wall tile, place lighting in working order);

                  (v) provide new Building standard common bathrooms, two (2) for men and two (2) for women, on the fourteenth (14th) floor, which common bathrooms shall be in compliance with Legal Requirements, including without limitation, the ADA;

                  (vi) provide subpanels associated with Landlord's Class E fire alarm system on floors of the Building selected by Landlord, provided that such subpanels shall be no more than three (3) floors apart [i.e., there will not be more than two (2) consecutive floors without subpanels] with points of connection sufficient for twelve (12) strobes for each full floor of the Premises, all in accordance with Legal Requirements and Item 14 of the portion of the Work Letter (as hereinafter defined) prepared by Loffredo Brooks Architects P.C. ("Loffredo");

                  (vii) lower elevator call buttons, provide Braille signage on elevator floor jambs and otherwise modify, to the extent necessary, the elevators serving the floors of the Premises to comply with the ADA;

                  (viii) demolish the floors of the Premises in accordance with
Item 1 of the portion of the Work Letter prepared by Loffredo, provided that Tenant will reimburse Landlord for all Tenant costs set forth in Item 1(c) of the portion of the Work Letter prepared by Loffredo;

                  (ix) provide a Building standard stairway connecting the floors of the Premises in accordance with Item 11 of the portion of the Work Letter prepared by Loffredo; and

                  (x) provide Base Building HVAC in accordance with the portion of the Work Letter prepared by Robert Director Associates.

         "Extra Work" shall mean any work or material requested by Tenant that is in excess of the quantity of such work or material provided for in the Work Letter or is set forth in the Work Letter as an item to be installed at Tenant's option or at Tenant's cost and expense.

         "Extra Work Costs" shall mean the actual costs incurred by Landlord in connection with the performance of Extra Work, plus Landlord's Profit and Overhead. Landlord's actual costs for the performance of Extra Work shall be determined by reference to the prices set forth on the Work Letter to the extent that the Work Letter contains prices for the type of Extra Work involved.

         "Landlord's Profit and Overhead" shall mean, for purposes of computing Extra Work


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Costs and Special Work Costs either:

         (x) if Landlord is performing the Extra Work or Special Work in question, profit in the amount of ten (10%) percent of the cost of labor and materials, and overhead in the amount of ten (10%) percent of the cost of labor and materials, or

         (y) if a contractor or subcontractor is performing the Extra Work or Special Work in question, profit in the amount of five (5%) percent of the cost of labor and materials, and overhead in the amount of five (5%) percent of the cost of labor and materials.

         "Landlord's Work" shall mean the aggregate of the Base Building Work and Tenant's Work.

         "Long-Lead Work" shall mean (i) work which requires the performance of work, labor or services or the application of skills not generally utilized in the performance of tenant improvement work for normal office occupancy in comparable office buildings in downtown Manhattan or (ii) any item of work, materials and/or equipment, including, without limitation, cooling towers and related equipment, emergency generators and related equipment, electrical switch gear and related equipment, furnishings, cafeteria equipment, and U.P.S. systems, which requires a lead time of more than sixty (60) days prior to the date such item is required on site.

         "Special Work" shall mean any work or material of a quality or nature that is not specified in the Work Letter, including, without limitation, Long-Lead Work and Tenant Change Orders.

         "Special Work Costs" shall mean the actual costs incurred by Landlord in connection with the performance of Special Work plus Landlord's Profit and Overhead. Landlord's actual costs for the performance of Special Work shall be determined by reference to the prices set forth on the Work Letter to the extent that the Work Letter contains prices for the type of Special Work involved.

         "Tenant Debits" shall mean the aggregate of all Extra Work Costs and Special Work Costs.

         "Tenant Change Orders" shall mean changes to the Tenant Work Final Plans initiated by Tenant.

         "Tenant's Contribution" shall mean the aggregate amount of Tenant
Debits.

         "Tenant Delay" shall have the meaning provided in Section 2.01(f) hereof.

         "Tenant's Work" shall mean all work shown on the Tenant Work Final Plans, as such Tenant Work Final Plans may be modified from time to time pursuant to the provisions of this Article 2.

         "Work Letter" shall mean the work letter and design layout plans annexed hereto as Exhibit C.

                  (e) Tenant shall, at its sole cost and expense, cause (i) a professionally recognized architect, reasonably acceptable to Landlord, to prepare a scaled and dimensioned signed and sealed set of working drawings and specifications for Tenant's Work, and (ii) a professional engineer licensed in New York State, reasonably acceptable to Landlord, to prepare all mechanical, electrical, plumbing and structural signed and sealed drawings that may be required in connection with Tenant's


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
Work. All such working drawings and specifications are herein called the "Tenant Work Final Plans." Tenant shall submit the Tenant Work Final Plans for Landlord's approval on or before February 15, 2000. Landlord shall, within fifteen (15) days after receipt of the Tenant Work Final Plans, notify Tenant of its approval or disapproval thereof and, if Landlord disapproves all or any portion of the Tenant Work Final Plans, then (i) such notice shall specify in reasonable detail the grounds for such disapproval, and (ii) Tenant shall revise all or any such portion of the Tenant Work Final Plans in accordance with Landlord's objections thereto and resubmit such revised portion(s) of the Tenant Work Final Plans to Landlord within ten (10) Business Days after Tenant's receipt of Landlord's notice of disapproval of all or any portion of the Tenant Work Final Plans.

                  (f) To the extent Landlord shall be delayed in substantially completing Landlord's Work with respect to any floor of the Premises, in either case, as a result of: (i) Tenant's failure to submit the Tenant Work Final Plans for Landlord's approval on or before February 15, 2000, (ii) Tenant's failure to revise the Tenant Work Final Plans in accordance with Landlord's objections thereto within ten (10) Business Days after Tenant's receipt of Landlord's notice of disapproval thereof, (iii) Tenant's failure to adequately revise the Tenant Work Final Plans in accordance with Landlord's objections thereto, thus requiring Landlord to provide Tenant with one or more notices of objection to the Tenant Work Final Plans, (iv) Tenant's delay, after the expiration of a reasonable period, in submitting information reasonably requested by Landlord or Landlord's contractor or required to be submitted hereunder by Tenant, (v) Tenant Change Orders, (vi) any request by Tenant that Landlord delay the completion of any portion of Landlord's Work, (vii) the inclusion in the Tenant Work Final Plans, as same may be modified in accordance with the terms hereof from time to time, of any work that is Long-Lead Work, Special Work and/or Extra Work, and/or (viii) any negligent or wrongful act of Tenant or its officers, agents, servants or contractors, then any such delay shall be deemed to be a "Tenant Delay", and Landlord's Work on such floor of the Premises shall be deemed to have been substantially completed on the date on which such Landlord's Work would have been substantially completed but for such Tenant Delay.

                  (g) In addition to the Base Building Work, Landlord agrees to perform, at Landlord's sole cost and expense, Tenant's Work, but only to the extent that the Tenant Work Final Plans do not call for (i) Special Work and/or
(ii) Extra Work. Landlord further agrees to perform Tenant's Work to the extent that the Tenant Work Final Plans do call for (i) Special Work and/or (ii) Extra Work, but only to the extent that Tenant agrees to (x) be responsible for any Tenant Delay in connection with such Special Work and/or Extra Work and (y) reimburse Landlord for (i) the Special Work Costs in connection with such Special Work and/or (ii) the Extra Work Costs in connection with such Extra Work, in accordance with the terms hereinafter set forth. In no event shall the following items be deemed Special Work, Extra Work or Long Lead Items: (x) Base Building Work, (y) the installation of base Building HVAC systems, or (z) the making of modifications to the Building's electrical system, if any, that may be necessary to enable Landlord to provide an average electrical capacity of six
(6) watts connected load per rentable square foot (exclusive of electricity required for base Building HVAC systems servicing the Premises) to each floor of the Premises.

                  (h) At the time Landlord notifies Tenant of its approval of the Tenant Work Final Plans, Landlord shall submit a statement, in reasonable detail, setting forth all of the Special Work Costs and Extra Work Costs, if any, based on the Tenant Work Final Plans. With respect to any work for which a Tenant's Contribution is due, Landlord shall invoice Tenant on a monthly basis, in an amount equal to (i) the total amount of Tenant's Contribution due with respect to such work, multiplied by (ii) the percentage of such work that has been completed, less (iii) any payments theretofore made by Tenant with respect to such work.

                         (i) 1. In the event that Tenant wishes to make any
changes to the Tenant Work Final Plans including, without limitation, substitutions, additions or deletions of materials, Tenant shall so notify Landlord and Landlord shall not unreasonably withhold or delay its consent to such changes, subject to the provisions of Article 11 hereof. Any objection by Landlord shall be in writing and shall set forth in reasonable detail the grounds for such objection. Changes to the Tenant Work Final Plans shall constitute Tenant Change Orders.

                         2. Subject to (i) Tenant's right to withdraw a Tenant
Change Order and (ii) the provisions of Paragraph 3 of this Section 2.01(i), the submission by Tenant to Landlord of a Tenant Change Order shall constitute Tenant's agreement to be liable for all Extra Work Costs, Special Work Costs and delays in the substantial completion of Landlord's Work (which delays shall constitute Tenant Delay) resulting from such Tenant Change Order, and to pay for such costs on a monthly basis, in an amount equal to (i) the total amount of such costs due with respect to such work, multiplied by (ii) the percentage of such work that has been completed, less (iii) any payments theretofore made by Tenant with respect to such work. Landlord's notice to Tenant approving a Tenant Change Order shall indicate (x) the amount of the Tenant Debit, if any, associated with such Tenant Change Order and (y) the number of days of Tenant Delay, if any, associated with such Tenant Change Order. Landlord's version of any Tenant Debit shall be controlling. Landlord's determination of the number of days, if any, of Tenant Delay shall (i) be made in Landlord's reasonable discretion and (ii) be controlling.

                         3. In the event that Landlord's notice approving a
Tenant Change Order claims a Tenant Debit and/or Tenant Delay in connection with such Tenant Change Order, Tenant shall notify Landlord in writing within five
(5) days after Tenant's receipt of Landlord's notice that Tenant either (i) elects to withdraw its request for such Tenant Change Order or (ii) elects to proceed with such Tenant Change Order, in which event Tenant shall be deemed to have accepted Landlord's determination as to any Tenant Debit or Tenant Delay in connection with such Tenant Change Order. In the event that Tenant does not respond to Landlord's notice within such five (5) day period, Tenant will be deemed to have elected to withdraw its request for such Tenant Change Order.

                  (j) Landlord shall permit a representative of Tenant to inspect the progress of the performance of Landlord's Work at intervals appropriate to the state of construction, to familiarize Tenant with the progress of Landlord's Work. In addition, Landlord shall permit Tenant access to the Premises prior to the Commencement Date for the floor in question upon reasonable advance notice to Landlord to the extent necessary for the sole purpose of installing Tenant's telecommunications and computer cabling, subject to the provisions of this Lease and provided that such access by Tenant will not interfere with or delay the substantial completion of Landlord's Work. In connection with such access, Tenant agrees (i) to cease promptly upon request by Landlord any activity or work which, in Landlord's good faith judgment, shall interfere with or delay Landlord's prosecution or completion of Landlord's Work;
(ii) that Tenant shall comply promptly with all procedures and regulations reasonably prescribed by Landlord for coordinating such work and activities with any other activity or work in the Premises or the Building; (iii) that Tenant and its contractors shall work harmoniously with the contractors and subcontractors performing Landlord's Work, (iv) that such access shall be at the sole risk of Tenant and shall be deemed to be a license on all of the same terms and conditions contained in this Lease other than the obligation of pay Fixed Rent, the Base Electric Charge or recurring Additional Charges payable in connection with Article 3 hereof; (v) that prior to exercising such right, Tenant shall deliver to Landlord the policies of insurance required by this Lease; (vi) that Tenant's indemnity set forth in Article 18 of this Lease shall be effective, and (vii) that to the extent that any such access causes actual delay in the substantial completion of Landlord's Work, such delay shall be deemed to be a Tenant Delay.

                  (k) Subject to the terms and provisions of Section 2.01(a) hereof, if and when Tenant shall take actual possession of the Premises, it shall be conclusively presumed that the same were in satisfactory condition as of the date of such taking of possession, unless within ten (10) Business Days after such date Tenant shall give Landlord notice (hereinafter called the "punchlist") specifying the respects in which Landlord's Work was not satisfactorily performed or completed. Landlord agrees to diligently complete all items set forth in the punchlist as soon as reasonably practicable, at Landlord's sole cost and expense, provided that in no event shall Landlord be required to perform the same on an overtime or premium-pay basis.

                  (l) Notwithstanding anything to the contrary contained herein, and in the event that (1) Tenant shall have submitted to Landlord the final Tenant Work Final Plans on or before February 15, 2000 and (2) the Floor 15 Commencement Date shall have not occurred on or before November 15, 2000 ("15th Floor Outside Inclusion Date"), which 15th Floor Outside Inclusion Date shall be extended by one day for each day that Landlord is delayed in substantially completing Landlord's Work by Force Majeure Causes and/or Tenant Delay, then, in such event, the Floor 15 Partial Abatement Period set forth in Section 1.12(c) hereof shall be extended by one (1) day for each day that Landlord is so delayed in the substantial completion of Landlord's Work with respect to the 15th floor by the number of days occurring during the period commencing on the 15th Floor Outside Inclusion Date (as such 15th Floor Outside Inclusion Date may have been extended as set forth above) until the Floor 15 Commencement Date.

         2.02. Tenant shall use and occupy the Premises for general and executive offices and for no other purpose.

         2.03. If any governmental license or permit (other than a Certificate of Occupancy for the entire Building) shall be required for the proper and lawful conduct of Tenant's business in the Premises or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection; provided, however, Landlord shall be responsible for obtaining and maintaining equipment use permits on all base Building HVAC units in the Premises. Tenant shall at all times comply with the terms and conditions of each such license or permit. Additionally, should Alterations, Tenant's use of the Premises for other than executive and general offices or Tenant's use of any portion of the Premises for a public assembly use require any modification or amendment of any Certificate of Occupancy for the Building, Tenant shall, at its expense, take all actions reasonably requested by Landlord in order to procure any such modification or amendment and shall reimburse Landlord (as Additional Charges) for all reasonable costs and expenses Landlord incurs in effecting said modifications or amendments. The foregoing provisions are not intended to be deemed Landlord's consent to any Alterations or to a use of the Premises not otherwise permitted hereunder nor to require Landlord to effect such modifications or amendments of any Certificate of Occupancy.

         2.04. Tenant shall not at any time use or occupy the Premises or the Building, or suffer or permit anyone to use or occupy the Premises, or do anything in the Premises or the Building, or suffer or permit anything to be done in, brought into or kept on the Premises, which in any manner (a) violates the Certificate of Occupancy for the Premises or for the Building; (b) causes or is liable to cause injury to the Premises or the Building or any equipment, facilities or systems therein; (c) constitutes a violation of the laws and requirements of any public authorities or the requirements of insurance bodies, provided such insurance requirements do not prohibit the use of the Premises for the purposes permitted under Section 2.02 hereof; (d) impairs the character, reputation or appearance of the Building as a first-class office building; (e) impairs the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems; (f) annoys or inconveniences other tenants or occupants of the Building; (g) constitutes a nuisance, public or private; (h) makes unobtainable from reputable insurance companies authorized to do business in New York State all-risk property insurance, or liability, elevator, boiler or other insurance at standard rates required to be furnished by

Landlord under the terms of any mortgages covering the Premises; or (i) discharges objectionable fumes, vapors or odors into the Building's flues or vents or otherwise.

         2.05. Tenant shall not use, or suffer or permit anyone to use, the Premises or any part thereof, for (a) a banking, trust company, or safe deposit business, (b) a savings bank, a savings and loan association, or a loan company operating an "off the street" business to the general public at the Premises,
(c) the sale of travelers' checks and/or foreign exchange, (d) a stock brokerage office or for stock brokerage purposes, (e) a restaurant and/or bar and/or the sale of confectionery and/or soda and/or beverages and/or sandwiches and/or ice cream and/or baked goods, (f) the business of photographic reproductions and/or offset printing (except that Tenant and its permitted assignees, subtenants and occupants may use part of the Premises for photographic reproductions and/or offset printing in connection with, either directly or indirectly, its own business and/or activities), (g) an employment or travel agency, (h) a school or classroom, (i) medical or psychiatric offices, (j) conduct of an auction (other than over the Internet), (k) gambling activities or (1) the conduct of obscene, pornographic or similar disreputable activities. Further, the Premises may not be used by (i) an agency, department or bureau of the United States Government, any state or municipality within the United States or any foreign government, or any political subdivision of any of them, (ii) any charitable, religious, union or other not-for-profit organization, or (iii) any tax exempt entity within the meaning of Section 168(j)(4)(A) of the Internal Revenue Code of 1986, as amended, or any successor or substitute statute, or rule or regulation applicable thereto (as same may be amended).


                              ARTICLE 3 Escalations

         3.01. The terms defined below shall for the purposes of this Lease have the meanings herein specified:

                  (a) "Base Operating Amount" shall mean the Operating Expenses for the Base Operating Year.

                  (b) "Base Operating Year" shall mean the calendar year commencing on January 1, 2000.

                  (c) "Base Tax" shall mean one-half of the sum of: (A) the amount determined by multiplying (i) the amount for which the Building and the Land are assessed by the City of New York for purposes of establishing Taxes to be paid by Landlord for the Tax Year commencing on July 1, 1999, and ending on June 30, 2000, as finally determined, by (ii) the applicable real property tax rate for the Borough of Manhattan with respect to such Tax Year; and (B) the amount determined by multiplying (i) the amount for which the Building and the Land are assessed by the City of New York for purposes of establishing Taxes to be paid by Landlord for the Tax Year commencing on July 1, 2000, and ending on June 30, 2001, as finally determined, by (ii) the applicable real property tax rate for the Borough of Manhattan with respect to such Tax Year.

                  (d) "Escalation Statement" shall mean a statement setting forth the amount payable by Tenant for a specified Tax Year or Operating Year (as the case may be) pursuant to this Article 3.

                  (e) "Operating Expenses" shall mean all expenses paid or incurred by

Landlord and Landlord's affiliates and/or on their behalf in respect of the repair, replacement, maintenance, operation and/or security of the Real Property (hereinafter defined) and the services provided tenants therein, including, without limitation, (i) salaries, wages, medical, surgical, insurance (including, without limitation, group life and disability insurance) of employees of Landlord or Landlord's affiliates and/or the managing agent for the Building (if any), union and general welfare benefits, pension benefits, severance and sick day payments, and other fringe benefits of employees of Landlord and Landlord's affiliates and/or the managing agent for the Building (if any) and their respective contractors engaged in such repair, replacement, maintenance, operation and/or security; (ii) payroll taxes, worker's compensation, uniforms, dry cleaning and related expenses (whether direct or indirect) for such employees; (iii) the cost of fuel, gas, steam, electricity (except as otherwise provided herein) heat, ventilation, air conditioning, chilled and condenser water, water, sewer and other utilities, together with any taxes and surcharges on, and fees paid in connection with the calculation and billing of such utilities; (iv) the cost of painting and/or decorating all areas of the Real Property, excluding, however, any space contained therein which is demised or to be demised to tenant(s); (v) the cost of casualty, liability, fidelity, rent and all other insurance regarding the Real Property and/or any property on, below or above the Real Property, and the repair, replacement, maintenance, operation and/or security thereof; (vi) the cost of all supplies, tools, materials and equipment, whether by purchase or rental, used in the repair, replacement, maintenance, operation and/or security of the Real Property, and any sales and other taxes thereon; (vii) the rental value as of the date hereof of the Landlord's Building office utilized by the personnel of either Landlord or Landlord's affiliates, in connection with the repair, replacement, maintenance, operation and/or security thereof, and all Building office expenses, such as telephone, utility, stationery and similar expenses incurred in connection therewith; (viii) the cost of cleaning, janitorial and security services, including, without limitation, glass cleaning, snow and ice removal and garbage and waste collection and/or disposal; (ix) the cost of all interior and exterior landscaping and all temporary exhibitions located at or within the Real Property; (x) the cost of alterations and improvements made or installed after the expiration of the Base Operating Year by reason of the laws and requirements of any public authorities or the requirements of insurance bodies and all tools and equipment related thereto; (xi) the cost of all other alterations, repairs, replacements and/or improvements made or installed after the expiration of the Base Operating Year by Landlord or Landlord's affiliates, at their respective expense, whether structural or non-structural, ordinary or extraordinary, foreseen or unforeseen, and whether or not required by this Lease, and all tools and equipment related thereto; provided, however, that if under generally accepted accounting principles consistently applied, any of the costs referred to in clause (x) or this clause (xi) are required to be capitalized, then such capitalized costs (and, at Landlord's option, any other costs included in Operating Expenses), together with interest thereon at the Base Rate (as defined in subsection 35.05(j) hereof) in effect as of December 31 of the year in which such expenditure is made, shall be amortized or depreciated, as the case may be, over a period of time which shall be the shorter of: (A) the useful life of the item in question, as reasonably determined by Landlord in accordance with generally accepted accounting principles consistently applied; or (B) ten (10) years; provided however that with respect to any capital improvement and/or any machinery or equipment which is made or becomes operational, as the case may be, after the Base Operating Year, and which has the effect of reducing the expenses which otherwise would be included in Operating Expenses, the amount included in Operating Expenses in any Operating Year until such improvement and/or machinery or equipment has been fully amortized or depreciated, as the case may be, shall be an amount which is the greater of: (X) the amortization or depreciation, as the case may be, of such capital improvement and/or machinery or equipment, which would have been included in Operating Expenses pursuant to the foregoing provisions; or (Y) the amount of savings, as reasonably estimated by Landlord, resulting from the installation and operation of such improvement and/or machinery or equipment;
(xii) management fees, provided, however, that if Landlord or an affiliate of Landlord is the managing agent of the Building then the annual management fee shall be equal to two and one-half (2-1/2%) percent of rents and additional rents payable by those tenants of the Building which are leasing space therein; (xiii) Intentionally omitted; (xiv) costs relating to the elevators and escalators, (xv) all reasonable costs and expenses of legal, bookkeeping, accounting and other professional and consulting services incurred in connection with the operation, and management of the Real Property except as hereinafter excluded; (xvi) fees, dues and other contributions paid by or on behalf of Landlord or Landlord's affiliates to civic or other real estate organizations provided same do not exceed the level customarily paid by owners of first-class office buildings in Downtown Manhattan comparable to the Building; and (xvii) all other fees, costs, charges and expenses properly allocable to the repair, replacement, maintenance, operation and/or security of the Real Property, in accordance with then prevailing customs and practices of the real estate industry in the Borough of Manhattan, City of New York. Notwithstanding anything to the contrary set forth in this Section 3.01(e), the term "Operating Expenses", as used and defined under this subsection (e), shall not include the following items:

         (1) interest on and amortization of debts (and costs and charges incurred in connection with such financings);

         (2) the cost of tenant improvements made for tenant(s) of the Building or allowances in lieu thereof;

         (3)      brokerage commissions;

         (4)      financing or refinancing costs;

         (5)      Taxes;

         (6) salaries and fringe benefits and other related costs of employment, as set forth in clauses (i) and (ii) of the first sentence of this Section 3.01(e), for officers, employees and executives above the grade of Building Manager;

         (7) attorneys' fees, appraisal fees or accountants' or other consultants' fees to the extent incurred in connection with the negotiation and preparation of leases in the Building or in enforcing Landlord's rights under leases (except to the extent that the enforcement of such rights benefits tenants of the Building generally and Landlord does not recover such fees from the offending tenant), or in connection with financing, refinancing or transferring the Building or the Real Property or Landlord's interest therein;

         (8) lease takeover costs incurred by Landlord in connection with leases in the Building;

         (9) rents and additional rents under any Superior Lease (as defined in Section 5.01 hereof);

         (10)     depreciation (except as otherwise provided herein);

         (11) the cost of any items to the extent Landlord is actually reimbursed by proceeds of insurance or condemnation, warranties or guarantees, or otherwise compensated, including direct reimbursement by any tenant for specific services performed for such tenant (other than under operating expense escalation provisions of its lease);

         (12) the costs of work performed or services provided for other tenants of the Building to the extent same exceed both the level of work or services required to be performed or provided to other tenants of the Building and to Tenant under this Lease;

         (13) the cost of operating any parking facility, observatory, restaurant or luncheon, athletic or recreational club;

         (14)     advertising, promotional and public relations expenditures;

         (15) capital expenditures, other than those which are incurred after the expiration of the Base Operating Year and which

                  (i) are occasioned by the necessity of compliance with any laws and requirements of any public authorities or the requirements of insurance bodies (subject to the exclusions set forth in the immediately following sentence),

                  (ii) are reasonably intended to reduce Operating Expenses, or

                  (iii) relate to replacements or alterations or improvements (hereinafter collectively called a "replacement") made in lieu of repairs when such replacement is reasonably necessary in accordance with sound management and operating principles, notwithstanding that the replacement item is of superior quality, design or utility to the item being replaced;

         (16) income, profit, franchise or similar taxes imposed upon Landlord or in connection with the Land and/or the Building; and

         (17) expenses in the nature of fines and penalties assessed against the Building or Landlord, unless and to the extent such fines and penalties are due to an act or omission of Tenant.

No item of expense shall be counted more than once either as an inclusion in or an exclusion from Operating Expenses. Any expense (including, without limitation, the expenses of the Building office and the expenses of any employees or contractors of Landlord or Landlord's affiliates and/or the managing agent for the Building) which should be allocated, in accordance with generally accepted accounting principles, between the Land and the Building, on the one hand, and any other property owned by Landlord or an affiliate of Landlord, on the other hand, shall be properly allocated in accordance therewith, and there shall be included in Operating Expenses only the portion thereof allocable to the Land and the Building.

                  (f) "Operating Year" shall mean each calendar year in which occurs any part of the term of this Lease following the end of the Base Operating Year.

                  (g) "Real Property" shall mean, collectively, the Building (together with all personal property located therein and all fixtures, facilities, machinery and equipment used in the operation thereof, including, but not limited to, all cables, fans, pumps, boilers, heating and cooling equipment, wiring and electrical fixtures and metering, control and distribution equipment, component parts of the HVAC, electrical, plumbing, elevator and any life or property protection systems (including, without limitation, sprinkler systems), window washing equipment and snow removal equipment), the Land, any property beneath the Land, the curbs, sidewalks and plazas on and/or immediately adjoining the Land, and all easements, air rights, development rights and other appurtenances to the Building or the Land or both the Land and the Building

                  (h) "Taxes" shall mean (A) all real estate and personal property taxes, vault taxes, assessments and special assessments, sewer rents and water charges, governmental levies, municipal taxes, county taxes, business improvement district assessments, special ad valorem levies, and any other governmental charges levied, assessed or imposed upon or with respect to the Real Property, by any federal, state, municipal or other governments or governmental bodies or authorities, and (B) all taxes assessed or imposed with respect to the rentals payable to Landlord other than general income and gross receipts taxes. If at any time during the term of this Lease the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such taxes, assessments, charges and levies now imposed on real estate, there shall be levied, assessed or imposed (x) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (y) any other such additional or substitute tax, assessment, levy, imposition, fee or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term "Taxes" for the purposes hereof. The term "Taxes" shall, notwithstanding anything to the contrary contained herein, exclude any net income, franchise or "value added" tax, inheritance tax or estate tax imposed or constituting a lien upon Landlord or all or any part of the Land or Building, except to the extent that any of the foregoing are hereafter assessed against owners or lessors of real property in their capacity as such (as opposed to any such taxes which are of general applicability).

                  (i) "Tax Year" shall mean each period of twelve months, commencing on the first day of July of each such period, in which occurs any part of the term of this Lease, or such other period of twelve months occurring during the term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

                  (j) Except as set forth in the following sentence, "Tenant's Share" shall mean 6.77 (6.77%) percent, which represents the fraction, expressed as a percentage, the numerator of which is 67,749, reflecting the number of rentable square feet deemed by the parties hereto to comprise the rentable square footage of the Premises, and the denominator of which is 1,000,904, reflecting the number of rentable square feet deemed by the parties hereto to comprise the rentable square footage of the Building. Prior to the Final Commencement Date, "Tenant's Share" shall have the following meanings:

                           (1) for floor 14, "Tenant's Share" shall mean 3.62 (3.62%) percent, which represents the fraction, expressed as a percentage, the numerator of which is 36,253, reflecting the number of rentable square feet deemed by the parties hereto to comprise the rentable square footage of the fourteenth (14th) floor of the Premises, and the denominator of which is 1,000,904, reflecting the number of rentable square feet deemed by the parties hereto to comprise the rentable square footage of the Building;

                           (2) for floor 14A, "Tenant's Share" shall mean 1.15 (1.15%) percent, which represents the fraction, expressed as a percentage, the numerator of which is 11,500, reflecting the number of rentable square feet deemed by the parties hereto to comprise the rentable square footage of floor 14A of the Premises, and the denominator of which is 1,000,904, reflecting the number of rentable square feet deemed by the parties hereto to comprise the rentable square footage of the Building; and

                           (3) for floor 15, "Tenant's Share" shall mean 2.0 (2.0%) percent, which represents the fraction, expressed as a percentage, the numerator of which is 19,996, reflecting the number of rentable square feet deemed by the parties hereto to comprise the rentable square footage of the fifteenth (15th) floor of the

                           Premises, and the denominator of which is 1,000,904, reflecting the number of rentable square feet deemed by the parties hereto to comprise the rentable square footage of the Building.

         3.02. (a) Tenant shall pay as Additional Charges for each Tax Year a sum (herein called a "Tax Payment") equal to Tenant's Share of the amount by which the Taxes for such Tax Year exceed the amount of the Base Tax. Any amount due to Landlord as a result of the preceding sentence shall be due and payable within thirty (30) days after Landlord shall have submitted to Tenant an Escalation Statement with respect thereto, together with copies of paid tax bills. Commencing on July 1, 2000, Tenant shall also make payments to Landlord on account of estimated increases in Taxes towards the following Tax Year upon submission of an Escalation Statement and copies of paid tax bills for the then current Tax Year. The payments shall be made in advance, as Additional Charges, in equal monthly installments on the first day of each month during the term hereof. The installments for each month of each Tax Year shall be equal to Tenant's Share of the difference between (x) the Taxes for the current Tax Year minus (y) the amount of the Base Tax, divided into twelve (12) equal installments. Thus, for example, if the amount of the Base Tax is $4.00 per rentable square foot and the Taxes for the Tax Year commencing on July 1, 2000 are $4.12 per rentable square foot:

                  (i) Pursuant to the first sentence of this Section 3.02(a), Tenant will make a payment of $0.12 per rentable square foot (or two or more equal payments aggregating $0.12 per rentable square foot if Landlord pays Taxes in two or more equal installments) to Landlord in respect of the Tax Year commencing on July 1, 2000 within thirty (30) days after submission to Tenant of an Escalation Statement and copies of paid tax bills for such Tax Year; and

                  (ii)     Pursuant to the third through fifth sentences of this
                           Section 3.02(a), commencing on July 1, 2000, Tenant will make estimated monthly payments of $0.01 per rentable square foot to Landlord in respect of the Tax Year commencing on July 1, 2001.

In the event the total amount paid by Tenant for any Tax Year shall be less than the actual amount due from Tenant based on the actual tax bills paid by, for or on behalf of Landlord, Tenant will pay to Landlord in a lump sum that amount by which the actual amount due from Tenant exceeds the total amount of Tenant's monthly payments within 30 days from the date Landlord presents such bills to Tenant. If the total amount of monthly payments paid by Tenant exceeds the actual amount due from Tenant based on the actual tax bills, then Landlord shall credit the amount of such excess against the next installment of Fixed Rent due under this Lease, provided that if Tenant is in default hereunder at such time (after notice and the expiration of any applicable cure periods), Tenant shall not receive such credit until such time as such default has been cured by Tenant.

                  (b) Tenant shall pay to Landlord upon demand, as Additional Charges, Tenant's Share of any expenses actually incurred by Landlord (including, without limitation, appraisal, accounting, consulting and legal fees and disbursements) in contesting Taxes or the assessed valuation of all or any part of the Land and/or the Building (a "Tax Contest") or in seeking or collecting any refund of Taxes or in filing for the benefits and/or complying with the terms of any program providing for a tax abatement, refund or reduction, including, without limitation, the Industrial and Commercial Incentive Program provided for in Title 2-D of Article 4 of the New York Real Property Tax Law (the foregoing expenses being herein collectively called "Tax Reduction Expenses"), except to the extent, if any, that Landlord has theretofore been reimbursed for such expenses pursuant to the first sentence of Section

3.02(c) below. Landlord and Tenant hereby acknowledge that, as of the date hereof, the legal fees incurred by Landlord in connection with Tax Contests or in seeking or collecting refunds of Taxes are paid on a contingency fee basis and, therefore, for so long as Landlord shall continue to pay such legal fees on a contingency fee basis, in the event that Landlord shall fail to obtain a refund of Taxes as the result of any Tax Contest, the Tax Reduction Expenses payable under this Section 3.02(b) in connection with such Tax Contest will not include any expenses incurred on account of legal fees (other than payments made to reimburse Landlord's counsel for disbursements incurred in connection with such Tax Contest). Nothing contained in the preceding sentence shall be deemed to be a representation by Landlord that it will continue, during the term of this Lease, to pay such legal fees on a contingency fee basis.

                  (c) If Landlord shall receive a refund of Taxes (herein called a "Tax Refund") for any Tax Year, Landlord shall permit Tenant to credit against subsequent payments under this Section 3.02 Tenant's Share of the Tax Refund, after deducting from the Tax Refund all Tax Reduction Expenses incurred by Landlord in obtaining such Tax Refund which have not previously been recovered by Landlord, but not to exceed Tenant's Tax Payment paid for such Tax Year. Notwithstanding anything to the contrary contained in this Lease, in the event that Landlord receives any refund or abatement of Taxes pursuant to any tax benefit program for which Landlord or the Building or the Land may be eligible and under which Landlord is prohibited from paying all or any portion of such refund or abatement to Tenant and/or Landlord is required to pay all or any portion of such refund or abatement to specified tenant(s) or occupant(s) of the Building, then, in such event, (i) Tenant shall not be entitled to any payment or credit under this Lease in connection with such refund or abatement (unless Tenant is otherwise entitled to such payment or credit in accordance with the regulations governing such program), and (ii) for purposes of computing Tenant's Tax Payment, there shall not be deducted from Taxes all or any portion of such refund or abatement.

                  (d) Nothing contained in this Lease shall obligate Landlord to bring any application or proceeding seeking a reduction in Taxes or assessed valuation and, in the event that Landlord shall bring any such application or proceeding, Landlord shall have the right to settle same on such terms as Landlord shall, in its sole discretion, deem proper. Tenant, for itself and its immediate and remote subtenants and successors in interest hereunder, hereby waives, to the extent permitted by law, any right Tenant may now or in the future have to protest or contest any Taxes or to bring any application or proceeding seeking a reduction in Taxes or assessed valuation or otherwise challenging the determination thereof.

                  (e) The benefit of any discount for the early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes.

                  (f) If the Taxes comprising the Base Tax are reduced as a result of a certiorari proceeding or otherwise, the Taxes as so reduced shall, for all purposes be deemed to be the Base Tax and Landlord shall give notice to Tenant of the amount by which the Tax Payments previously made were less than the Tax Payments required to be made under this Section 3.02, and Tenant shall pay the amount of the deficiency within thirty (30) days after demand therefor.

                  (g) If the real estate tax fiscal year of The City of New York shall be changed during the term of this Lease, any Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in such fiscal year included in the particular Tax Year for the purpose of making the computations under this Section 3.02.

                  (h) Tenant shall pay to Landlord upon demand, as Additional Charges, any occupancy tax or rent tax now in effect or hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord.

         3.03. (a) For each Operating Year, subsequent to the Base Operating Year, any part of which shall occur during the term of this Lease, Tenant shall pay an amount (herein called "Operating Payment") equal to the sum of Tenant's Share of the amount by which the Operating Expenses for such Operating Year exceed the Operating Expenses for the Base Operating Year.

                  (b) If during all or part of any Operating Year (including without limitation, the Base Operating Year), Landlord shall not furnish any particular item(s) of work or service (which would constitute an Operating Expense hereunder) to portions of the Building (including without limitation the Premises) due to the fact that such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant (including without limitation Tenant) of such portion, or such tenant is itself obtaining and providing such item of work of service, or for any other reasons, or if Landlord is furnishing any particular item(s) of work or service (which would constitute an Operating Expense hereunder) to a tenant (including without limitation Tenant) who has undertaken to reimburse Landlord directly for the cost thereof, then, for purposes of computing the Additional Charges payable by Tenant pursuant to this Section 3.03, the Operating Expenses for such period shall be adjusted to reflect the Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item(s) of work or services to such portion of the Building.

                  (c) Landlord may furnish to Tenant, prior to the commencement of each Operating Year a written statement setting forth in reasonable detail Landlord's reasonable estimate of the Operating Payment for such Operating Year. Tenant shall pay to Landlord on the first day of each month during the Operating Year in which the Operating Payment will be due, an amount equal to one-twelfth (1/12th) of Landlord's reasonable estimate of the Operating Payment for such Operating Year. If, however, Landlord shall not furnish any such estimate for an Operating Year or if Landlord shall furnish any such estimate for an Operating Year subsequent to the commencement thereof, then (i) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Article 3 in respect of the last month of the preceding Operating Year; (ii) after such estimate is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of the Operating Payment previously made for such Operating Year were greater or less than the installments of the Operating Payment to be made for the Operating Year in which the Operating Payment will be due in accordance with such estimate, and (A) if there shall be a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand therefor, or (B) if there shall have been an overpayment, Landlord shall within 30 days of such notice refund to Tenant the amount thereof; and (iii) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter throughout the remainder of such Operating Year Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Operating Payment shown on such estimate. Landlord may, during each Operating Year, furnish to Tenant a revised statement of Landlord's reasonable estimate of the Operating Payment for such Operating Year, and in such case, the Operating Payment for such Operating Year shall be adjusted and paid or refunded or credited as the case may be, substantially in the same manner as provided in the preceding sentence.

                  (d) Landlord shall furnish to Tenant an Escalation Statement for each Operating Year (and shall endeavor to do so within one hundred eighty
(180) days after the end of each Operating Year). Such statement shall set forth in reasonable detail the Operating Expenses for such

Operating Year. If the Operating Statement shall show that the sums paid by Tenant, if any, under subsection 3.03(c) exceeded the Operating Payment to be paid by Tenant for the Operating Year for which such Escalation Statement is furnished, Landlord shall refund to Tenant the amount of such excess; and if the Operating Statement for such Operating Year shall show that the sums so paid by Tenant were less than the Operating Payment to be paid by Tenant for such Operating Year, Tenant shall pay the amount of such deficiency within thirty
(30) days after demand therefor.

                  (e) Tenant, upon reasonable notice given within one hundred twenty (120) days of the receipt of such Escalation Statement, may elect to have Tenant's designated (in such notice) Certified Public Accountant (who may be an employee of Tenant) examine such of Landlord's books and records (collectively "Records") as are directly relevant to the Escalation Statement in question, together with reasonable supporting data therefor. In making such examination, Tenant agrees, and shall cause its designated Certified Public Accountant to agree, to keep confidential (i) any and all information contained in such Records and (ii) the circumstances and details pertaining to such examination and any dispute or settlement between Landlord and Tenant arising out of such examination; and Tenant will confirm and cause its Certified Public Accountant to confirm such agreement in a separate written agreement, if requested by Landlord. If Tenant shall not give such notice within such one hundred twenty
(120) day period, then the Escalation Statement as furnished by Landlord shall be conclusive and binding upon Tenant. Pending the resolution of any contest pursuant to the terms hereof, Tenant shall continue to pay all sums as determined to be due in the first instance by such Escalation Statement and upon the resolution of such contest, suitable adjustment shall be made in accordance therewith with appropriate refund to be made by Landlord to Tenant if required thereby. Landlord agrees to maintain its Records as are directly relevant to the Escalation Statement in question until one (1) year after the later of the date that the Escalation Statement is furnished, or the date that Tenant's designated Certified Public Accountant, if any, completes its examination of the Records, or the date that any dispute regarding an Escalation Statement is resolved.

         3.04. (a) In any case provided in this Article 3 in which Tenant is entitled to a refund, Landlord may, in lieu of allowing such refund, credit against the next due installments of Fixed Rent and Additional Charges any amounts to which Tenant shall be entitled. Nothing in this Article 3 shall be construed so as to result in a decrease in the Fixed Rent hereunder. If this Lease shall expire before any such credit shall have been fully applied, then (provided Tenant is not in default hereunder beyond any applicable notice and grace periods) Landlord shall refund to Tenant the unapplied balance of such credit.

                  (b) The expiration or termination of this Lease during any Tax Year or Operating Year (for any part or all of which there is a Tax Payment or Operating Payment under this Article 3) shall not affect the rights or obligations of the parties hereto respecting such payment and any Escalation Statement relating to such payment may be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. Any payments due under such Escalation Statement shall be payable within thirty
(30) days after such statement or bill is sent to Tenant.

                  (c) The parties agree that the computations under this Article 3 are intended to constitute a formula for agreed rental escalation and may or may not constitute an actual reimbursement to Landlord for Taxes and other costs and expenses paid by Landlord with respect to the Real Property.

         3.05. In the event that the Initial Commencement Date shall be other than the first day of a Tax Year or an Operating Year or the date of the expiration or other termination of this Lease shall be a day other than the last day of a Tax Year or an Operating Year, then in such event in applying the provisions of this Article 3 with respect to any Tax Year or Operating Year in which such event shall have occurred, appropriate adjustments shall be made to reflect the occurrence of such event on a basis consistent with the principles underlying the provisions of this Article 3 taking into consideration the portion of such Tax Year or Operating Year which shall have elapsed after the term hereof commences in the case of the Initial Commencement Date, and prior to the date of such expiration or termination in the case of the Expiration Date or other termination.

         3.06. Landlord's failure to render or delay in rendering an Escalation Statement with respect to any Tax Year or Operating Year or any component of an Operating Payment or any installment of a Tax Payment shall not prejudice Landlord's right to thereafter render an Escalation Statement with respect thereto or with respect to any subsequent Tax Year or Operating Year or subsequent component of an Operating Payment or subsequent installment of a Tax Payment, nor shall the rendering of an Escalation Statement for any Tax Year or Operating Year prejudice Landlord's right to thereafter render a corrected Escalation Statement for such Tax Year or Operating Year. Notwithstanding anything to the contrary contained herein, in the event Landlord fails to deliver an Escalation Statement for any period within three (3) years after the end of the period as to which such Escalation Statement would have related (except Landlord must deliver an Escalation Statement within two (2) years after the end of the Tax Year or Operating Year in which the Expiration Date occurs), Tenant may give a written notice of such failure to Landlord, and if Landlord thereafter fails to deliver such Escalation Statement within thirty (30) days after receipt of Tenant's notice, Landlord shall be deemed to have waived the payment of any theretofore unpaid Additional Charges as to which such Escalation Statement would have related, provided Tenant's notice makes specific reference to the waiver provisions set forth in this sentence.


                                ARTICLE 4 Security

         4.01. Tenant has deposited with Landlord the sum of One Million and 00/100 ($1,000,000.00) Dollars as security for the full and faithful performance and observance by Tenant of Tenant's covenants and obligations under this Lease. Landlord shall hold such security deposit in an interest-bearing account in a bank to be selected by Landlord. If Tenant defaults in the full and prompt payment and performance of any of Tenant's covenants and obligations under this Lease, including, but not limited to, the payment of Fixed Rent and Additional Charges, beyond the expiration of any applicable notice and cure periods, Landlord may, but shall not be required to, use, apply or retain the whole or any part of the security so deposited and the interest accrued thereon, if any, to the extent required for the payment of any Fixed Rent and Additional Charges or any other sums as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord. If Landlord shall so use, apply or retain the whole or any part of the security or the interest accrued thereon, if any, Tenant shall, within twenty (20) days after demand, immediately deposit with Landlord a sum equal to the amount so used, applied or retained, as security as aforesaid failing which Landlord shall have the same rights and remedies as for the non-payment of Fixed Rent beyond the applicable grace period.

         4.02.(a) In lieu of the cash security deposit provided for in Section
4.01 hereof, Tenant may at any time during the term hereof deliver to Landlord and, shall, in such instance, except as otherwise provided herein, maintain in effect at all times during the term hereof, an irrevocable letter of credit, substantially in the form annexed hereto as Exhibit G and otherwise reasonably satisfactory to Landlord in the amount of the security required pursuant to this Lease issued by a banking corporation reasonably satisfactory to Landlord and having its principal place of business or a duly licensed branch or agency in the City and State of New York. Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall be automatically renewed from year to year unless terminated by the issuer thereof by notice to Landlord given not less than 45 days prior to the expiration thereof. Except as otherwise provided herein, Tenant shall, throughout the term of this Lease deliver to Landlord, in the event of the termination of any such letter of credit, replacement letters of credit in lieu thereof (each such letter of credit and such extensions or replacements thereof, as the case may be, is hereinafter referred to as a "Security Letter") no later than 30 days prior to the expiration date of the preceding Security Letter. The term of each such Security Letter shall be not less than one year and shall be automatically renewable from year to year as aforesaid. If Tenant shall fail to obtain any replacement of a Security Letter within the time limits set forth in this
Section 4.02(a), Landlord may draw down the full amount of the existing Security Letter and retain the same as security hereunder.

                  (b) In the event Tenant defaults in respect of any of the terms, provisions, covenants and conditions of this Lease, including, but not limited to, the payment of Fixed Rent and Additional Charges, beyond the expiration of any applicable notice and grace periods, Landlord may, at its election, draw down the entire Security Letter or any portion thereof and use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Fixed Rent and Additional Charges or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, provisions, covenants, and conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. To insure that Landlord may utilize the security represented by the Security Letter in the manner, for the purpose, and to the extent provided in this Article 4, each Security Letter shall provide that the full amount thereof may be drawn down by Landlord upon the presentation to the issuing bank of Landlord's draft drawn on the issuing bank without accompanying memoranda or statement of beneficiary.

                  (c) In the event that Tenant defaults in respect of any of the terms, provisions, covenants and conditions of this Lease and Landlord utilizes all or any part of the security represented by the Security Letter but does not terminate this Lease as provided in Article 22 hereof, Landlord may, in addition to exercising its rights as provided in Section 4.02(b) hereof, retain the unapplied and unused balance of the principal amount of the Security Letter as security for the faithful performance and observance by Tenant thereafter of the terms, provisions, and conditions of this Lease, and may use, apply, or retain the whole or any part of said balance to the extent required for payment of Fixed Rent, Additional Charges, or any other sum as to which Tenant is in default or for any sum which Landlord may expend or be required to expend by reason of Tenant's default in respect of any of the terms, covenants, and conditions of this Lease. In the event Landlord applies or retains any portion or all of the security delivered hereunder, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be not less than the security required by Section 4.01 hereof.

         4.03. If Tenant shall fully and faithfully comply with all of Tenant's covenants and obligations under this Lease, the security or any balance thereof, to which Tenant is entitled, shall be returned or paid over to Tenant after the date fixed as the end of this Lease and after delivery to Landlord of entire possession of the Premises. In the event of any sale, transfer or leasing of Landlord's interest in the Building whether or not in connection with a sale, transfer or leasing of the Land to a vendee, transferee or lessee, Landlord shall have the right to transfer the unapplied part of the security and the interest thereon, if any, to which Tenant is entitled, to the vendee, transferee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof, and Tenant shall look solely to the new landlord for the return or payment of the same. The provisions of the preceding sentence shall apply to every subsequent sale, transfer or leasing of the Building, and any successor of Landlord may, upon a sale, transfer, leasing or other cessation of the interest of such successors in the Building, whether in whole or in part, pay over any unapplied part of said security to any vendee, transferee or lessee of the Building and shall thereupon be relieved of all liability with respect thereto. In the event of any such sale, transfer or leasing, Landlord shall have the right to require Tenant to deliver a replacement Security Letter naming the new landlord as beneficiary and, if Tenant shall fail to timely deliver the same, to draw down the existing Security Letter and retain the proceeds as security hereunder until a replacement Security Letter is delivered. Except in connection with a permitted assignment of this Lease, Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security or any interest thereon to which Tenant is entitled, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In any event, in the absence of evidence satisfactory to Landlord of an assignment of the right to receive the security, or the remaining balance thereof, Landlord may return the security to the original Tenant regardless of one or more assignments of this Lease.

         4.04. (a) (i) Upon Tenant's receipt of notice from Landlord that Landlord is commencing Landlord's Work in the Premises ("Section 4.04 Notice"), Tenant will deposit with Landlord the sum of $1,000,000.00 as additional security for the full and faithful performance and observance by Tenant of Tenant's covenants and obligations under this Lease (the "Additional Security"), which Additional Security shall be in addition to the $1,000,000 cash security deposit provided for in Section 4.01 hereof. In lieu of the cash Additional Security provided for in this Section 4.04(a), Tenant shall have the same right to deliver to Landlord a Security Letter pursuant to the same terms and conditions set forth in Section 4.02 hereof. The Additional Security shall be held by Landlord in the same manner as the original security deposited by Tenant in accordance with Sections 4.01, 4.02 and 4.03 hereof, except as provided in Sections 4.04(b) and (c) hereof.

                  (ii) Provided and on condition that, as of the applicable Reduction Date as set forth on the following chart, (i) Tenant shall not be in default under this Lease after notice and the expiration of any applicable cure period, and (ii) Tenant shall have not have failed more than two (2) times during the entire term of this Lease to pay any installments of Fixed Rent and Additional Charges within ten (10) days after the due date thereof, then in such case, as of the applicable Reduction Date, the Additional Security required under this Section 4.04(a) shall be reduced to the amount indicated in the following chart:


                ------------------------------------------------------          ---------------
                REDUCTION DATE                                                  SECURITY AMOUNT
                ------------------------------------------------------          ---------------
                The first day of the first full calendar month                  $800,000.00
                occurring after the fourth (4th) anniversary of the Final
                Commencement Date

                The first day of the first full calendar month                  $600,000.00
                occurring after the fifth (5th) anniversary of the Final
                Commencement Date

                The first day of the first full calendar month                  $400,000.00
                occurring after the sixth (6th) anniversary of the Final
                Commencement Date

                The first day of the first full calendar month                  $200,000.00
                occurring after the seventh (7th) anniversary of the Final
                Commencement Date

                The first day of the first full calendar month                  $      0.00
                occurring after the eighth (8th) anniversary of the Final
                Commencement Date


         In the event that the Additional Security shall be held in the form of a Security Letter, the Security Letter then in effect may be replaced by Tenant after the applicable Reduction Date with a Security Letter in the amount of the Additional Security as reduced pursuant to the foregoing, in the same form and manner as described heretofore in this Article 4, and Landlord agrees to agree to promptly return the existing Security Letter covering the Additional Security to Tenant upon Landlord's receipt of said replacement Security Letter.

                  (b) For the purposes of this Section 4.04,"Tangible Net Worth" shall mean the owner's equity of Tenant, computed in accordance with generally accepted accounting principles, consistently applied, specifically excluding goodwill from the calculation thereof. Upon Tenant's receipt of the Section 4.04 Notice, Tenant will provide Landlord with an unaudited consolidated balance sheet (or the audited statements described in Section 4.04(c) hereof, if available) setting forth Tenant's Tangible Net Worth, prepared in accordance with generally accepted accounting principles, consistently applied, all in reasonable detail and certified to be true and correct by Tenant's Chief Financial Officer. Notwithstanding the foregoing provisions of this Section 4.04, if Tenant's Tangible Net Worth on the date that Tenant receives the
Section 4.04 Notice shall be not less than $20,000,000, then Tenant shall not be required to provide Landlord with the Additional Security.

                  (c) Within ninety (90) days after the close of each fiscal year of Tenant during the term of this Lease, Tenant will provide Landlord with evidence of its Tangible Net Worth by providing Landlord with an audited consolidated balance sheet, together with a report by an independent certified public accounting firm reasonably acceptable to Landlord, setting forth that they have examined Tenant's consolidated financial statements in accordance with generally accepted accounting principles, consistently applied, and that in their opinion, said consolidated financial statements present fairly the consolidated financial position of Tenant in accordance with generally accepted accounting principles, consistently applied. Notwithstanding the foregoing provisions of this Section 4.04, if Tenant's Tangible Net Worth set forth in such audited statements shall be not less than $20,000,000, then Landlord shall return the Additional Security to Tenant; provided, however, if subsequent to Landlord's return of the

Additional Security to Tenant, Tenant's Tangible Net Worth set forth in subsequent audited statements is less than $20,000,000, then Tenant will be required to deposit or re-deposit with Landlord the Additional Security as more particularly described in this Section 4.04.


        ARTICLE 5 Subordination, Notice to Superior Lessors and Mortgagees

         5.01. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases of the Land and/or the Building and/or that portion of the Building of which the Premises are a part, now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or the Building and/or that portion of the Building of which the Premises are a part and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Section 5.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. Any lease to which this Lease is, at the time referred to, subject and subordinate is herein called "Superior Lease" and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called "Superior Lessor"; and any mortgage to which this Lease is, at the time referred to, subject and subordinate is herein called "Superior Mortgage" and the holder of a Superior Mortgage is herein called "Superior Mortgagee." 5.02. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and each Superior Mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Tenant, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Superior Mortgagee or Superior Lessor shall with due diligence give Tenant notice of intention to, and commence and continue to, remedy such act or omission.

         5.03. If any Superior Lessor or Superior Mortgagee, or any designee of any Superior Lessor or Superior Mortgagee, shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights (herein called "Successor Landlord") and upon such Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord shall not be:

                  (a) liable for any previous act or omission of Landlord (or its predecessors in interest);

                  (b) responsible for any monies owing by Landlord to the credit of Tenant;

                  (c) subject to any credits, offsets, claims, counterclaims, demands or defenses which Tenant may have against Landlord (or its predecessors in interest);

                  (d) bound by any payments of rent which Tenant might have made for more than one (1) month in advance of the date such payment is due under this Lease to Landlord (or its predecessors in interest);

                  (e) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; provided, however, that such Successor Landlord shall be liable for all on-going obligations of Landlord to undertake or complete such construction of the Premises from and after the date on which it shall acquire title to the Premises or become a mortgagee-in-possession;

                  (f) required to account for any security deposit other than any security deposit actually delivered to the Successor Landlord;

                  (g) bound by any obligation to make any payment to Tenant or grant or be subject to any credits, except for services, repairs, maintenance and restoration provided for under this Lease to be performed after the date of attornment and which landlords of like properties ordinarily perform at the Landlord's expense, it being expressly understood, however, that the Successor Landlord shall not be bound by an obligation to make payment to Tenant with respect to construction performed by or on behalf of Tenant at the Premises;

                  (h) bound by any modification of this Lease, including without limitation, any modification which reduces the Fixed Rent or Additional Charges or other charges payable under this Lease, or shortens the term thereof, or otherwise materially adversely affects the rights of the lessor thereunder, made without the written consent of the Successor Landlord; or

                  (i) required to remove any person occupying the Premises or any part thereof.

         5.04. Landlord represents that as of the date hereof: (i) there is one Superior Mortgage affecting the Real Property, the holder of which is Capacity Funding Company, LLC (herein called the "Existing Superior Mortgagee"), and (ii) there are no existing Superior Leases affecting the Building. Landlord agrees to obtain and deliver to Tenant a subordination, non-disturbance and attornment agreement (herein called the "SNDA Agreement"), in recordable form, from the Existing Superior Mortgagee, substantially in the form of Exhibit J annexed hereto. Tenant shall execute concurrently with the execution of this Lease six
(6) counterparts of the SNDA Agreement, which SNDA Agreement Landlord shall promptly deliver to the Existing Superior Mortgagee for counter-execution.

         5.05. (a) With respect to future Superior Mortgages (and to the existing Superior Mortgage if same is assigned to an entity which is not an Affiliate of Landlord) and future Superior Leases affecting the Building, Landlord agrees (subject to the qualifications hereinafter set forth) to use reasonable efforts to obtain from the holders of any such future Superior Mortgages and future Superior Leases, an SNDA Agreement in favor of Tenant on such Superior Mortgagee's or Superior Lessor's standard form, which Tenant agrees to execute and deliver to Landlord within ten (10) Business Days after receipt thereof; provided, however, Landlord shall have no liability to Tenant and this Lease shall not be affected in the event that Landlord is unable, despite such reasonable efforts, to obtain such an

SNDA Agreement. Landlord shall in no event be required to expend any monies or commence or prosecute litigation or reject financing which is otherwise satisfactory to it to obtain such an SNDA Agreement, and Tenant agrees to be liable for any reasonable attorneys' fees of the holders of such superior instruments actually charged in connection with obtaining such SNDA Agreement.

                  (b) For the purposes of this Article 5, the term "Affiliate of Landlord" shall mean an entity controlled by, controlling or under common control with Landlord, and for the purposes of this Article 5, the term "control" shall mean ownership of at least ninety (90%) percent of all of the stock or other beneficial ownership interest therein and the possession of the power to direct or cause direction of the management and policy of such entity, and the term "Institution" shall mean a bank, trust company, insurance company, savings and loan association, pension or profit sharing trust, investment company (as defined by the Investment Company Act of 1940), educational institution or any corporation or other entity in the business of making loans which is not an Affiliate of Landlord. Notwithstanding the provisions of Section 5.05(a) hereof, and with respect to the holder of a future Superior Mortgage or Superior Lease which is either an Affiliate of Landlord or not an Institution, Landlord agrees (subject to the qualifications hereinafter set forth) to obtain from such future Affiliate of Landlord or non-Institution, an SNDA Agreement in recordable form, and on the commercially reasonable form of such Affiliate of Landlord or non-Institution, and Tenant agrees that the form of SNDA Agreement annexed hereto as Exhibit J is commercially reasonable and acceptable to Tenant and that Tenant shall promptly execute the same upon delivery thereof by Landlord.


                            ARTICLE 6 Quiet Enjoyment

         6.01. So long as Tenant pays all of the Fixed Rent and Additional Charges and observes and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease and to Superior Leases and Superior Mortgages. This covenant shall be construed as a covenant running with the Land, and is not, nor shall it be construed as, a personal covenant of Landlord, except to the extent of Landlord's interest in the Real Property and only so long as such interest shall continue, and thereafter Landlord shall be relieved of all liability hereunder thereafter arising and this covenant shall be binding only upon subsequent successors in interest of Landlord's interest in this Lease, to the extent of their respective interests, as and when they shall acquire the same, and so long as they shall retain such interest.


                 ARTICLE 7 Assignment, Subletting and Mortgaging

         7.01. Subject to the rights of Tenant set forth in the following Sections of this Article 7, Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise (a) assign in whole or in part or otherwise transfer in whole or in part this Lease or the term and estate hereby granted, or advertise to do so, (b) sublet the Premises or any part thereof, or offer or advertise to do so, or allow the same to be used, occupied or utilized by anyone other than Tenant and Tenant's Affiliates (as such term is defined in Section 7.02 hereof), (c) mortgage, pledge, encumber or otherwise hypothecate this Lease or the Premises or any part thereof in any manner whatsoever or (d) permit the Premises or any part thereof to be occupied, or used for desk space, mailing privileges or otherwise, by any person other than Tenant, without in each instance obtaining the prior written consent of Landlord (which consent shall be granted or withheld in accordance with the following provisions of this Article 7).

         7.02. If Tenant (or any subtenant) is a corporation, the provisions of subdivision (a) of Section 7.01 shall apply to a transfer, whether by a single transaction or by a series of related or unrelated transactions), of stock (other than a transfer though the "over the counter market" or through any recognized stock exchange by persons who are not deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended) or any other mechanism, such as the issuance of additional stock, a stock voting agreement or change in class(es) of stock, which results in a change of control of Tenant (or such subtenant) as if such transfer of stock or other mechanism which results in a change of control of Tenant (or such subtenant) were an assignment of this Lease, and if Tenant (or such subtenant) is a partnership, joint venture or limited liability company, said provisions shall apply with respect to a transfer, by one or more transfers, of an interest in the distributions of profits and losses of such partnership, joint venture or limited liability company (or other mechanism, such as the creation of additional general partnership or limited partnership interests) which results in a change of control of such partnership, joint venture or limited liability company, as if such transfer of an interest in the distributions of profits and losses of such partnership, joint venture or limited liability company which results in a change of control of such partnership, joint venture or limited liability company were an assignment of this Lease; provided, however, the provisions of subdivision (a) of Section 7.01 shall not apply to transactions with a corporation into or with which Tenant (or any permitted subtenant of Tenant) is merged or consolidated or to transactions with a corporation or partnership to which substantially all of Tenant's assets are transferred or to any corporation (herein collectively called "Tenant's Affiliates") which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such events:

         (i) the successor to Tenant or transferee is a reputable entity of good character and has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant thirty (30) days prior to such merger, consolidation or transfer, or (2) the net worth of the Tenant herein named on the date of this Lease,

         (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction,

         (iii) a duplicate original instrument of assignment in form and substance satisfactory to Landlord, duly executed by Tenant, shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction,

         (iv) an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee assumes (as of the Initial Commencement Date) observance and performance of, and agrees to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be performed and observed shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, and

         (v) such merger, consolidation or transfer shall be for a good business purpose and not principally for the purpose of transferring this Lease.

Furthermore, the provisions of Section 7.01 shall not be deemed to prohibit the simultaneous occupancy of the Premises by, or a subletting of all or a portion of the Premises to, a Tenant's Affiliate, provided, however that (i) Landlord shall be given not less than ten (10) days prior written notice of any such sublease or occupancy arrangement accompanied by reasonable evidence of such affiliate relationship, and (ii) the cessation of such affiliate relationship while such sublease or occupancy is continuing shall be deemed a transaction to which all of the terms of this Article 7 shall apply. For purposes of this Section 7.02, the term "control" shall mean, in the case of a corporation, ownership or voting control, directly or indirectly, of at least fifty percent (50%) of all the voting stock, and in case of a joint venture, partnership or limited liability company, or similar entity, ownership, directly or indirectly, of at least fifty percent (50%) of all the general or other partnership or membership (or similar) interests therein. Any agreement pursuant to which (x) Tenant is relieved from the obligation to pay, or a third party agrees to pay on Tenant's behalf, all or a part of Fixed Rent or Additional Charges under this Lease, and/or (y) such third party undertakes or is granted any right to assign or attempt to assign this Lease or sublet or attempt to sublet all or any portion of the Premises, shall be deemed an assignment of this Lease and subject to the provisions of Section 7.01.

         7.03. If this Lease be assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Fixed Rent and Additional Charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 7.01, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to a particular assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered a consent by Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article 7. References in this Lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but shall also include licensees and others claiming under or through Tenant, immediately or remotely.

         7.04. Any assignment or transfer, whether made with Landlord's consent pursuant to Sections 7.01 or 7.11 hereof or without Landlord's consent pursuant to Section 7.02 hereof, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in Section
7.01 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Fixed Rent and/or Additional Charges by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the Fixed Rent and Additional Charges and for the performance and observance of other obligations of this Lease on the part of Tenant to be performed or observed.

         7.05. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

         7.06. The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this

Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others.

         7.07. Notwithstanding anything to the contrary contained in this
Article 7, if Tenant shall at any time or times during the term of this Lease desire to assign this Lease or sublet all or part of the Premises, Tenant shall give notice thereof to Landlord, which notice shall set forth (i) in the case of a proposed subletting, the area proposed to be sublet, and, in the case of a proposed assignment such notice shall set forth Tenant's intention to assign this Lease, (ii) the proposed dates of the commencement and the expiration of the term of the proposed sublease or the effective date of the proposed assignment, as the case may be, (iii) the full consideration to be paid by the proposed assignee to Tenant, or by Tenant to the proposed assignee (as the case may be), in connection with any proposed assignment, or the proposed subrental rate and any periods of rent-free occupancy, in the case of a proposed subletting, and all other material provisions that are proposed to be included in the transaction, (iv) any work contributions and any sums paid for the sale or rental of any of Tenant's leasehold improvements, furniture, fixtures, equipment or other personal property to be purchased or rented by the proposed assignee or subtenant, (v) the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, all in reasonable detail, (vi) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report and (vii) such other information as Landlord may reasonably request. Except for any assignment or sublease which does not require Landlord's consent pursuant to Section 7.02 hereof, such notice shall be deemed an irrevocable offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option, (i) sublease such space from Tenant upon the terms and conditions hereinafter set forth (if the proposed transaction is a sublease of all or part of the Premises, provided that if such proposed transaction is a sublease of part of the Premises, the same shall consist of at least a full floor thereof), (ii) have this Lease assigned to it or its designee or terminate this Lease (if the proposed transaction is an assignment or a sublease for "substantially the remaining lease term" [as such term is hereinafter defined] of all or substantially all of the Premises or a sublease for substantially the remaining lease term of a portion of the Premises which, when aggregated with other subleases then in effect, covers all or substantially all of the Premises), or (iii) terminate this Lease with respect to the space covered by the proposed sublease (if the proposed transaction is a sublease for substantially the remaining lease term of part of the Premises provided that such part of the Premises to be sublet consists of at least a full floor thereof). As used in this Section 7.07, the term "substantially the remaining lease term" shall mean a term of a proposed subletting, which (including any extension options contained in such proposed sublease), would expire within the last two (2) years of the term of this Lease. Any of the foregoing options may be exercised by Landlord by notice to Tenant at any time within 30 days after such notice has been given by Tenant to Landlord and Landlord shall have received all other information required to be furnished to Landlord by Tenant pursuant to the provisions of this Article 7; and during such 30-day period Tenant shall not assign this Lease or sublet such space to any person.

         7.08. (a) If Landlord exercises its option to terminate this Lease in the case where Tenant desires either to assign this Lease or sublet all or substantially all of the Premises for substantially the remaining lease term, then this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be (but in no event shall this Lease expire sooner than ninety (90) days after the date on which Landlord exercises its option to terminate this Lease unless Landlord waives this condition in its sole discretion), and the Fixed Rent and Additional Charges shall be paid and apportioned to such date.

                  (b) In the event that Landlord exercises its option to terminate this Lease in a case where (i) Tenant proposes to assign this Lease and (ii) the terms of such proposal require Tenant to make a payment and/or provide other consideration to the proposed assignee in consideration of the assignee's agreement to accept such assignment (the total amount of such consideration, as set forth in Tenant's notice given to Landlord pursuant to Section 7.07 hereof, being herein called the "Assignment Payment"), Tenant shall pay the full amount of the Assignment Payment to Landlord, as Additional Charges hereunder, on or before the date upon which this Lease shall terminate as set forth in subsection 7.08(a) hereof.

                  (c) If Landlord exercises its option to have this Lease assigned to it (or its designee) in the case where Tenant desires either to assign this Lease or to sublet all or substantially all of the Premises for substantially the remaining lease term, then Tenant shall assign this Lease to Landlord (or Landlord's designee) by an assignment in form and substance reasonably satisfactory to Landlord. Such assignment shall be effective on the date the proposed assignment was to be effective or the date the proposed sublease was to commence, as the case may be (but in no event shall such assignment be effective sooner than ninety (90) days after the date on which Landlord exercises its option to have this Lease so assigned, unless Landlord waives this condition in its sole discretion). Tenant shall not be entitled to consideration or payment from Landlord (or Landlord's designee) in connection with any such assignment. If the proposed assignee or sublessee was to receive any consideration or concessions from Tenant in connection with the proposed assignment or sublease, then Tenant shall pay such consideration and/or grant any such concessions to Landlord (or Landlord's designee) on the date Tenant assigns this Lease to Landlord (or Landlord's designee).

         7.09. If Landlord exercises its option to terminate this Lease with respect to the space covered by Tenant's proposed sublease in any case where Tenant desires to sublet part of the Premises for substantially the remaining lease term, then (a) this Lease shall end and expire with respect to such part of the Premises on the date that the proposed sublease was to commence (but in no event shall this Lease expire with respect to such part of the Premises sooner than ninety (90) days after the date on which Landlord exercises its option to terminate this Lease with respect to such part of the Premises unless Landlord waives this condition in its sole discretion); (b) from and after such date the Fixed Rent and Additional Charges shall be adjusted, based upon the proportion that the rentable area of the Premises remaining bears to the total rentable area of the Premises; and (c) Tenant shall pay to Landlord, upon demand, as Additional Charges hereunder the reasonable costs incurred by Landlord in physically separating such part of the Premises from the balance of the Premises and in complying with any laws and requirements of any public authorities relating to such separation.

         7.10. If Landlord exercises its option to sublet the Premises or the portion(s) of the Premises which Tenant desires to sublet, such sublease to Landlord or its designee (as subtenant) (x) shall be at the lower of (i) the rental rate per rentable square foot of Fixed Rent and Additional Charges then payable pursuant to this Lease or (ii) the rentals set forth in the proposed sublease, (y) shall commence on the date that the proposed sublease was to commence (but in no event shall such sublease commence sooner than ninety (90) days after the date on which Landlord exercises its option to sublet the Premises or such portion(s) thereof unless Landlord waives this condition in its sole discretion), and (z) shall be for the same term as that of the proposed subletting, unless the proposed subletting if for all or substantially all the remainder of the term of this Lease, in which event such sublease shall, at Landlord's option, be for the remainder of the term of this Lease (less one day) or for the same term as that of the proposed subletting; and:

                  (a) The sublease shall be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this section;

                  (b) Such sublease shall be upon the same terms and conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this section;

                  (c) Such sublease shall give the sublessee the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the space covered by such sublease or any part or parts of such space and to make any and all changes, alterations, and improvements in the space covered by such sublease;

                  (d) Such sublease shall provide that any assignee or further subtenant of Landlord or its designee, may, at the election of Landlord, be permitted to make alterations, decorations and installations in such space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in such space therein made by any assignee or subtenant of Landlord or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to such space so sublet caused by such removal and Tenant shall not, in any event, be obligated to remove any alterations, decorations and installations made by Landlord or its designee or any subtenant or assignee thereof; and

                  (e) Such sublease shall also provide that (i) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (ii) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord's uncontrolled discretion, shall deem suitable or appropriate, (iii) Tenant, at Tenant's expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Tenant to Landlord or its designee, (iv) Landlord, at Tenant's expense, may make such alterations as may be required or reasonably deemed necessary by Landlord to physically separate the subleased space from the balance of the Premises and to comply with any laws and requirements of public authorities relating to such separation, and
(v) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition. Performance by Landlord or its designee under such sublease shall be deemed performance by Tenant of a similar obligation under this Lease related to such space, and any default under any such sublease shall not give rise to a default under a similar obligation in this Lease, nor shall Tenant be liable for any default under this Lease or be deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the subtenant under such sublease or is occasioned by or arises from any act or omission of any occupant under or pursuant to any such sublease.

For purposes of this Section 7.10, a sublease shall be deemed to be for substantially all the remainder of the term of this Lease if it is scheduled to expire within the two (2) year period preceding the Expiration Date.

         7.11. In the event Landlord does not exercise any of its options pursuant to Section 7.07 to so sublet the Premises or terminate (in whole or in part) or have assigned to it or its designee this Lease and provided that Tenant is not in default of any of Tenant's obligations under this Lease after the giving of notice and the expiration of any applicable cure period, Landlord's consent (which must be in writing, in form satisfactory to Landlord and signed by Landlord, Tenant and the proposed assignee or subtenant) to the proposed assignment or sublease shall not be unreasonably withheld, conditioned or delayed, provided and upon condition that:

                  (a) Tenant shall have complied with the provisions of Section
7.07 and Landlord shall not have exercised any of its options under said Section
7.07 within the time permitted therefor and Tenant shall have delivered to Landlord a duplicate original of the sublease or assignment instrument and all other documents to be executed in connection therewith;

                  (b) In Landlord's reasonable judgment the proposed assignee or subtenant is engaged in a business and the Premises, or the relevant part thereof, will be used in a manner which (i) is in keeping with the then standards of the Building, and (ii) will not violate any negative covenant as to use contained in any other lease of space in the Building (and Landlord shall advise Tenant of any such negative covenants in writing promptly after written request therefor by Tenant made in connection with a proposed subletting or assignment);

                  (c) The proposed assignee or subtenant is a reputable person or entity of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

                  (d) Provided that Landlord shall have comparable space for a comparable term then available, or to become available, for leasing in the Building, within six (6) months from the effective date of the proposed assignment or subletting, as the case may be, neither (i) the proposed assignee or sublessee nor (ii) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee or any person who controls the proposed assignee or sublessee, is then an occupant of any part of the Building or a party who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building during the six (6) months immediately preceding Tenant's request for Landlord's consent;

                  (e) The form of the proposed sublease or assignment instrument shall be reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article 7;

                  (f) The Premises shall not be subdivided into more than 2 separate units;

                  (g) Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting of any requested consent; and

                  (h) Tenant shall not have (i) advertised the availability of the Premises without prior notice to and approval by Landlord, which approval Landlord agrees shall not be unreasonably withheld or delayed, nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental nor (ii) listed the Premises for subletting, whether through a broker, agent, representative, or otherwise at a rental rate less than the Fixed Rent and Additional Charges at which Landlord is then offering to lease other space in the Building, but nothing contained in this Article 7 shall be deemed to prohibit Tenant from listing with brokers the availability of the Premises for sublet or assignment.

         7.12. (a) In the event that in connection with Tenant's request for Landlord's consent pursuant to Section 7.11 hereof, the proposed sublease or proposed assignment delivered to Landlord contains (i) economic terms which are "substantially different from" (as hereinafter defined) the economic terms set forth in the notice delivered to Landlord pursuant to Section 7.07 hereof [including, without limitation, in the case of a sublease, with respect to the subrental rate (giving effect to the financial value of any abatements, concessions, credits or improvements for the benefit of the subtenant), the sublet term, the sublet space or, in the case of an assignment, with respect to the consideration and all other sums being paid in connection with such assignment], or (ii) material non-economic terms that are different from the material non-economic terms set forth in the notice delivered to Landlord pursuant to Section 7.07 hereof, then in such event, Tenant's request for consent pursuant to Section 7.11 hereof shall be deemed to be an irrevocable offer from Tenant to Landlord as to which Landlord shall have all of the options set forth in Section 7.07 hereof and Tenant shall again comply with all of the provisions and conditions of Section 7.07 hereof before entering into such sublease or assignment. The economic terms of a proposed sublet or proposed assignment shall be deemed "substantially different from" the economic terms set forth in the notice delivered to Landlord pursuant to Section
7.07 hereof if the economic terms of such proposed sublease or assignment on an aggregate basis differ by more than five (5%) percent from the terms contained in the terms set forth in the notice delivered to Landlord pursuant to Section
7.07 hereof.

                  (b) In the event that Landlord fails to exercise any of its options under Section 7.07 hereof, and Tenant fails to request Landlord's consent to an assignment or sublease on the terms and conditions set forth in the notice delivered to Landlord pursuant to Section 7.07 hereof within six (6) months from the date of Landlord's response to such notice, Tenant shall again comply with all of the provisions and conditions of Section 7.07 hereof before assigning this Lease or subletting all or part of the Premises.

         7.13. With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed that:

                  (a) No subletting shall be for a term (including any renewal or extension options contained in the sublease) ending later than one day prior to the expiration date of this Lease;

                  (b) No sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease (and all ancillary documents executed in connection with, with respect to or modifying such sublease) has been delivered to Landlord;

                  (c) Each sublease shall provide that it is subject and subordinate to this Lease and to any matters to which this Lease is or shall be subordinate, and that in the event of termination, reentry or dispossess by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (i) liable for any previous act or omission of Tenant under such sublease, (ii) subject to any credit, offset, claim, counterclaim, demand or defense which such subtenant may have against Tenant, (iii) bound by any previous modification of such sublease or by any previous prepayment of more than one (1) month's rent,
(iv) bound by any covenant of Tenant to undertake or complete any construction of the Premises or any portion thereof, (v) required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, (vi) bound by any obligation to make any payment to such subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease to be performed after the date of such attornment, (vii) responsible for any monies owing by Landlord to the credit of Tenant or (viii) required to remove any person occupying the Premises or any part thereof; and

                  (d) Each sublease shall provide that the subtenant may not assign its rights thereunder or further sublet the space demised under the sublease, in whole or in part, except in compliance with all of the terms of provisions of this Article 7.

         7.14. (a) If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as Additional Charges an amount equal to the fifty (50%) percent of any Assignment Profit (hereinafter defined) or Sublease Profit (hereinafter defined), as the case may be.

                  (b) For purposes of this Section 7.14, the term "Assignment Profit" shall mean an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated portion (determined on the basis of Tenant's federal income tax returns) of the amount, if any, by which the original cost thereof exceeded any amounts paid for or contributed by Landlord which were applied by Tenant against such original cost pursuant to the terms of this Lease), after first deducting therefrom the amount of "Tenant's Costs", as hereinafter defined, as and when paid by Tenant.

                  (c) For purposes of this Section 7.14, the term "Sublease Profit" shall mean in any year of the term of this Lease (i) any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Fixed Rent and Additional Charges accruing during such year of the term of this Lease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof, and (ii) all sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated portion (determined on the basis of Tenant's federal income tax returns) of the amount, if any, by which the original cost thereof exceeded any amounts paid for or contributed by Landlord which were applied by Tenant against such original cost pursuant to the terms of this Lease), which net unamortized amount shall be deducted from the sums paid in connection with such sale in equal monthly installments over the balance of the term of the sublease (each such monthly deduction to be in an amount equal to the quotient of the net unamortized amount, divided by the number of months remaining in the term of this Lease), after first deducting therefrom the amount of Tenant's Costs as and when paid by Tenant.

                  (d) The sums payable under this Section 7.14 shall be paid to Landlord as and when paid by the assignee or subtenant to Tenant.

                  (e) For purposes of this Section 7.14, the term "Tenant's Costs" shall mean the reasonable expenses actually incurred by Tenant in connection with the assignment or subletting in question for transfer taxes, brokerage commissions, advertising expenses, attorneys' fees, any commercially reasonable rent credit or concession or work allowance and any tenant work performed by Tenant at its expense in connection with such assignment or subletting based on bills, receipts or other evidence of such costs reasonably satisfactory to Landlord.


         7.15. Except for any subletting by Tenant to Landlord or its designee pursuant to the provisions of this Article 7, each subletting shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to Landlord or any such subletting to any other subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, but subject to the provisions of Section 7.10(d) and (e) hereof to the extent applicable, Tenant shall and will remain fully liable for the payment of the Fixed Rent and Additional Charges due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Tenant or any person claiming through or under Tenant (except as provided in Section 7.10 hereof) shall or will be made except upon compliance with and subject to the provisions of this Article. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under Section 7.07 hereof, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including, but not limited to, reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.


                          ARTICLE 8 Compliance with Laws

         8.01. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof. Tenant shall, at Tenant's expense, comply with all present and future laws and requirements of any public authorities in respect of the Premises or the use and occupation thereof, or the abatement of any nuisance in, on or about the Premises; provided, however, that Tenant shall not be obligated to make structural repairs or alterations or repairs or alterations to Building systems installed by Landlord unless the need for same arises out of one or more of the causes set forth in clauses (i) through (iii) of the next succeeding sentence. Tenant shall also be responsible for the cost of compliance with all present and future laws and requirements of any public authorities in respect of the Real Property arising from (i) Tenant's particular manner of use of the Premises or operation of its installations, equipment or other property therein (other than the mere use of the Premises as generic executive and general offices), (ii) any cause or condition created by or at the instance of Tenant, or (iii) the breach of any of Tenant's obligations hereunder, whether or not such compliance arising from any of the causes set forth in this sentence requires work which is structural or non-structural, ordinary or extraordinary, foreseen or unforeseen. Tenant shall pay all the costs, expenses, fines, penalties and damages which may be imposed upon Landlord or any Superior Lessor by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this
Section 8.01. Without limiting the generality of the foregoing, after the completion of Landlord's Work, it is specifically agreed that Tenant shall comply with all laws that require the installation, modification or maintenance within the Premises of (i) any fire-rated partitions, gas, smoke, or fire detector or alarm, any emergency signage or lighting system, or any sprinkler or other system to extinguish fires or (ii) any handicap facilities. However, Tenant need not comply with any such law or requirement of any public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Premises, in accordance with Section 8.02 hereof. Landlord, at its expense, but subject to recoupment pursuant to Article 3 hereof, shall comply with all other such laws and requirements of public authorities as shall affect the Premises and the public areas of the Building, to the extent that non-compliance therewith would materially affect Tenant's use of the Premises, but may similarly defer compliance so long as Landlord shall be contesting the validity or applicability thereof.

         8.02. Tenant, at its expense, after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Premises, of any law or requirement of any public authority, provided that (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime, or any other fine or charge, nor shall the Premises or any part thereof or the Building or Land, or any part thereof, be subject to being condemned or vacated, nor shall the Building or Land, or any part thereof, be subjected to any lien (unless Tenant shall remove such lien by bonding or otherwise) or encumbrance, by reason of non-compliance or otherwise by reason of such contest; (b) before the commencement of such contest, Tenant shall furnish to Landlord a cash deposit or other security in amount, form and substance reasonably satisfactory to Landlord and shall indemnify Landlord against the cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorneys' fees and expenses), resulting from or incurred in connection with such contest or non-compliance; (c) such non-compliance or contest shall not constitute or result in any violation of any Superior Lease or Superior Mortgage, or if any such Superior Lease and/or Superior Mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; (d) such noncompliance or contest shall not prevent Landlord from obtaining any and all permits and licenses in connection with the operation of the Building; and (e) Tenant shall keep Landlord advised as to the status of such proceedings. Without limiting the application of the above, Landlord shall be deemed subject to prosecution for a crime if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent, as an individual, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or its managing agent, or such officer, director, partner, shareholder or employee of Landlord or its managing agent (as the case may be) is required to plead or answer thereto.


                               ARTICLE 9 Insurance

         9.01. Tenant shall not violate, or permit the violation of, any condition imposed by any insurance policy then issued in respect of the Real Property and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises which would subject Landlord, any Superior Lessor or any Superior Mortgagee to any liability or responsibility for personal injury or death or property damage, or which would increase any insurance rate in respect of the Real Property over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure the Real Property in amounts reasonably satisfactory to Landlord, or which would result in the cancellation of or the assertion of any defense by the insurer in whole or in part to claims under any policy of insurance in respect of the Real Property; provided, however, that in no event shall the mere use of the Premises for customary and ordinary office purposes, as opposed to the manner of such use, constitute a breach by Tenant of the provisions of this
Section 9.01.

         9.02. If, by reason of any failure of Tenant to comply with the provisions of this Lease, the premiums on Landlord's insurance on the Real Property shall be higher than they otherwise would be, and Landlord shall notify Tenant of such fact and, if Tenant shall not within 15 days thereafter, rectify such failure so as to prevent the imposition of such increase in premiums, then Tenant shall reimburse Landlord, on demand and as Additional Charges, for that part of such premiums attributable to such failure on the part of Tenant. A schedule or "make up" of rates for the Real Property or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for insurance for the Real Property or the Premises, as the case may be, together with any other evidence reasonably satisfactory to Tenant (such as a statement, letter or other writing from Landlord's insurer) that Tenant's failure to comply with a provision of this Lease has caused Landlord's insurance premiums to be higher than they otherwise would be, shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Real Property or the Premises, as the case may be.

         9.03. Tenant, at its expense, shall maintain at all times during the term of this Lease (a) "all risk" property insurance covering all present and future Tenant's Property and Tenant's improvements and betterments installed by or on behalf of Tenant to a limit of not less than the full replacement value thereof, such insurance to include a replacement cost endorsement, and (b) commercial general liability insurance, including contractual liability, in respect of the Premises and the conduct or operation of business therein, with Landlord and its managing agent, if any, and each Superior Lessor and Superior Mortgagee whose name and address shall previously have been furnished to Tenant, as additional insureds, with limits of not less than Five Million ($5,000,000) Dollars combined single limit for bodily injury and property damage liability in any one occurrence, (c) steam boiler, air-conditioning or machinery insurance, if there is a boiler or pressure object or similar equipment in the Premises, with Landlord and its managing agent, if any, and each Superior Lessor and Superior Mortgagee whose name and address shall previously have been furnished to Tenant, as additional insureds, with limits of not less than Five Million ($5,000,000) Dollars and (d) when Alterations are in progress, the insurance specified in Section 11.05 hereof. The limits of such insurance shall not limit the liability of Tenant. Tenant shall deliver to Landlord and any additional insureds, at least ten (10) days prior to the Initial Commencement Date, such fully paid-for policies or certificates of insurance, in form reasonably satisfactory to Landlord issued by the insurance company or its authorized agent. Such insurance may be carried in a blanket policy covering the Premises and other locations of Tenant, if any, provided that each such policy shall in all respects comply with this Article 9 and shall specify that the portion of the total coverage of such policy allocated to the Premises is in the amounts required pursuant to this Section 9.03. In addition, Tenant may carry the coverage required hereunder with respect to the Premises under umbrella policies. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insureds such renewal policy or a certificate thereof at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and rated by Best's Insurance Reports or any successor publication of comparable standing and carrying a rating of A VIII or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be canceled or modified unless Landlord and any additional insureds are given at least thirty (30) days prior written notice of such cancellation or modification. The proceeds of policies providing "all risk" property insurance of Tenant's improvements and betterments shall be payable to Landlord, Tenant and each Superior Lessor and Superior Mortgagee as their interests may appear. The parties shall cooperate with each other in connection with the collection of any insurance monies that may be due in the event of loss and Tenant shall execute and deliver to Landlord such proofs of loss and other instruments which may be reasonably required to recover any such insurance monies.

         9.04. Each party agrees to have included in each of its insurance policies (insuring the Building and any other Landlord's property therein in case of Landlord, and insuring Tenant's Property (hereinafter defined) and improvements and betterments in the case of Tenant, against loss, damage or destruction by fire or other casualty) a waiver of the insurer's right of subrogation against the other party during the term of this Lease or, if such waiver should be unobtainable or unenforceable, (i) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (ii) any other form of permission for the release of the other party. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable from either party's then current insurance company, the insured party shall so notify the other party promptly after learning thereof, and shall use its best efforts to obtain the same from another insurance company described in Section 9.03 hereof. Each party hereby releases the other party, with respect to any claim (including a claim for negligence) which it might otherwise have against the other party, for loss, damage or destruction with respect to its property occurring during the term of this Lease to the extent to which it is, or is required to be, insured under a policy or policies containing a waiver of subrogation or permission to release liability, as provided in the preceding subdivisions of this Section. Nothing contained in this Section shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this Lease.

         9.05. Landlord may from time to time require that the amount of the insurance to be maintained by Tenant under Section 9.03 hereof be reasonably increased, so that the amount thereof adequately protects Landlord's interest; provided, however, that the amount to which such insurance requirements may be increased shall not exceed an amount then being required by landlords of comparable first-class office buildings in lower Manhattan. Landlord agrees that Landlord shall not require increases in the amounts of such insurance carried by Tenant more than once in any three (3) year period unless more frequent increases are reasonably necessary by reason of requirements of law or any public authority or requirements of Landlord's insurer or if required in connection with refinancing (except a refinancing with an Affiliate of Landlord) of the Land and/or the Building or Landlord's interest therein.

         9.06. Landlord shall maintain in respect of the Building at all times during the term of this Lease property insurance covering the Building, comprehensive general liability insurance, fire and casualty insurance covering the Building and Landlord's property in amounts of coverage required by any institutional mortgagee of the Building, or, if there is no institutional mortgagee of the Building, then in amounts comparable to the amounts carried by owners of first-class office buildings in lower Manhattan comparable to the Building.


                         ARTICLE 10 Rules and Regulations

         10.01. Tenant and its employees and agents shall faithfully observe and comply with the rules and regulations annexed hereto as Exhibit D, and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate to Tenant, which, in Landlord's reasonable judgment, shall be necessary for the reputation, safety, care and appearance of the Real Property, or the preservation of good order therein, or the operation or maintenance of the Real Property, and which do not unreasonably affect the conduct of Tenant's business in the Premises (such rules and regulations as changed from time to time being herein called "Rules and Regulations"); provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, the provisions of this Lease shall control.

         10.02. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against Tenant or any other tenant or any employees or agents of Tenant or any other tenant, and Landlord shall not be liable to Tenant for violation of the Rules and Regulations by another tenant or its employees, agents, invitees or licensees. However, Landlord shall not discriminate against Tenant in enforcing the Rules and Regulations.

                              ARTICLE 11 Alterations

         11.01. Tenant shall have the right to make improvements, changes and alterations in or to the Premises ("Alterations") with Landlord's written approval, which approval Landlord shall not unreasonably withhold or delay; provided, however, that (i) Landlord's approval shall not be required with respect to painting, wall covering, carpeting and other minor alterations which do not require a building alteration permit, do not affect Building systems and involve a scope of work for which plans and specifications are not generally prepared in comparable office buildings in lower Manhattan (herein collectively called "Minor Alterations") and (ii) notwithstanding anything to the contrary contained in this Lease, Landlord may withhold its approval of Major Alterations (hereinafter defined) in Landlord's sole discretion, which discretion Landlord hereby agrees to exercise in good faith. A "Major Alteration" is an Alteration which (a) is not limited to the interior of the Premises or which affects the exterior (including the appearance) of the Building, (b) adversely affects the strength or structural integrity of the Premises or the Building, (c) adversely affects the usage or the proper functioning of the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other service systems of the Building, or (d) requires the consent of any Superior Mortgagee or Superior Lessor and such consent is withheld by such Superior Mortgagee or Superior Lessor, as the case may be.

         11.02. (a) Before proceeding with any Alteration (other than Minor Alterations), Tenant shall submit to Landlord, for Landlord's approval, plans and specifications for the work to be done, and Tenant shall not proceed with such work until it obtains Landlord's written approval of such plans and specifications, which approval shall not be unreasonably withheld or delayed (except with respect to Major Alterations, the approval of which by Landlord is subject to the provisions of Section 11.01 hereof).

                  (b) Tenant shall pay to Landlord upon demand, as Additional Charges, Landlord's actual and reasonable costs and expenses (including, without limitation, the fees of any architect or engineer employed by Landlord or any Superior Lessor or Superior Mortgagee for such purpose) for (i) reviewing said plans and specifications and (ii) inspecting the Alterations to determine whether the same are being performed in accordance with the approved plans and specifications, the provisions of any Superior Lease or Superior Mortgage and all laws and requirements of public authorities.

                  (c) Tenant agrees that any review or approval by Landlord of any plans and/or specifications with respect to any Alterations is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise.

         11.03. (a) Before proceeding with any Alteration which will cost more than $100,000 (exclusive of the costs of decorating work and items constituting Tenant's Property), as estimated by a reputable contractor designated by Landlord, Tenant shall furnish to Landlord one of the following: (i) a cash deposit or (ii) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in New York reasonably satisfactory to Landlord), or (iii) an irrevocable, unconditional, negotiable letter of credit, issued by and drawn on a bank or trust company which is a member of the New York Clearing House Association in a form reasonably satisfactory to Landlord; each to be in an amount equal to one hundred twenty-five (125%) percent of the cost of the Alteration, estimated as set forth above. Any such letter of credit shall be for one year and shall be renewed by Tenant each and every year until the Alteration in question is completed and shall be delivered to Landlord not less than thirty (30) days prior to the expiration of the then current letter of credit. Failure to deliver such new letter of credit on or before said date shall be a material breach of this Lease and Landlord shall have the right, inter alia, to present the then current letter of credit for payment.

                  (b) Upon (i) the completion of the Alteration in accordance with the terms of this Article 11 and (ii) the submission to Landlord of proof evidencing the payment in full for said Alteration, the security deposited with Landlord (or the balance of the proceeds thereof, if Tenant has furnished cash or a letter of credit and if Landlord has drawn on the same) shall be returned to Tenant.

                  (c) Upon Tenant's failure to properly perform, complete and fully pay for the said Alteration, which failure continues after the giving of notice and the expiration of applicable grace period, Landlord shall be entitled to draw on the security deposited under this Article 11 to the extent Landlord reasonably deems necessary in connection with the said Alteration, the restoration and/or protection of the Premises or the Real Property and the payment or satisfaction of any costs, damages or expenses in connection with the foregoing and/or Tenant's obligations under this Article 11.

         11.04. Tenant, in connection with any Alterations, shall fully and promptly comply with and observe the Tenant Construction Approval Procedures set forth as Exhibit E hereto and made a part hereof. Notwithstanding anything to the contrary contained in Exhibit E annexed hereto and made a part hereof, and in the event that any Alteration costs more than $25,000 as estimated by a reputable contractor designated by Landlord, then all references in Exhibit E to "ten (10%) percent" shall be changed to "seven (7%) percent".

         11.05. Tenant, at its expense, shall obtain (and furnish true and complete copies to Landlord of) all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for final approval thereof upon completion, and shall cause Alterations to be performed in compliance therewith, with all applicable laws and requirements of public authorities, with all applicable requirements of insurance bodies and with the plans and specifications approved by Landlord. Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the better of (i) the original installations of the Building or (ii) the then standards for the Building established by Landlord. Alterations shall be performed by contractors first approved by Landlord, which approval shall not be unreasonably withheld or delayed; provided, however, that any Alterations in or to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning, life safety or other systems of the Building shall be performed only by the contractor(s) designated by Landlord, provided that the charges of such contractors are commercially reasonable when compared to the cost that would be charged by other first-class contractors for performing similar work in comparable first-class office buildings in the Borough of Manhattan. Alterations shall be performed in such manner as not to unreasonably interfere with or delay and as not to impose any additional expense upon Landlord in the construction, maintenance, repair or operation of the Building; and if any such additional expense shall be incurred by Landlord as a result of Tenant's performance of any Alterations, Tenant shall pay such additional expense within twenty (20) days after demand as Additional Charges. Throughout the performance of Alterations, Tenant, at its expense, shall carry, or cause to be carried, worker's compensation insurance in statutory limits, all risk "Builders Risk" insurance and general liability insurance, with completed operation endorsement, for any occurrence in or about the Real Property, under which Landlord and its agent and any Superior Lessor and Superior Mortgagee whose name and address shall previously have been furnished to Tenant shall be named as parties insured, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Alterations and, on request, at reasonable intervals thereafter during the continuance of Alterations. No Alterations shall involve the removal of any fixtures, equipment or other property in the Premises which are not Tenant's Property without Landlord's prior written consent, unless such fixtures, equipment or other property shall be promptly replaced at Tenant's expense with new fixtures, equipment or other property of like utility and at least equal value.

         11.06. Tenant agrees that the exercise of its rights pursuant to the provisions of this Article 11 or of any other provisions of this Lease or the Exhibits hereto shall not be done in a manner which would violate Landlord's union contracts affecting the Real Property, or create any work stoppage, picketing, labor disruption or dispute or disharmony or any interference (beyond a de minimis extent) with the business of Landlord or any tenant or occupant of the Building. Tenant shall immediately stop work or other activity if Landlord notifies Tenant that continuing such work or activity would violate Landlord's union contracts affecting the Real Property, or create any work stoppage, picketing, labor disruption or dispute or disharmony or any interference (beyond a de minimis extent) with the business of Landlord or any tenant or occupant of the Building. Landlord agrees that it shall not discriminate as against Tenant in enforcing the foregoing prohibition against interfering with the business of Landlord or other tenants in the Building.

         11.07. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant (other than by Landlord or its affiliates, agents, representatives or contractors), which shall be issued by the Department of Buildings of the City of New York or any other public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord from and against any and all mechanic's and other liens and encumbrances filed in connection with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, including, without limitation, security interests in any materials, fixtures or articles so installed in and constituting part of the Premises and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within twenty (20) days after Tenant shall have received notice of the filing thereof. However, nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any notice of violation, provided that Tenant shall comply with the provisions of Section 8.02 hereof.

         11.08. Tenant will promptly upon the completion of an Alteration deliver to Landlord "as-built" drawings of any Alterations (other than Minor Alterations) Tenant has performed or caused to be performed in the Premises which cost in excess of $50,000.

         11.09. All fixtures and equipment installed or used by Tenant in the Premises shall be fully paid for by Tenant in cash and shall not be subject to conditional bills of sale, chattel mortgage or other title retention agreements.

         11.10. Tenant shall keep records of Tenant's Alterations costing in excess of $50,000 and of the cost thereof. Tenant shall, within forty-five (45) days after demand by Landlord, furnish to Landlord copies of such records and cost if Landlord shall require same in connection with any proceeding to reduce the assessed valuation of the Real Property, or in connection with any proceeding instituted pursuant to Article 8 hereof or for any other reasonable purpose.


                   ARTICLE 12 Landlord's and Tenant's Property

         12.01. All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the term of this Lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, shall, upon the expiration or sooner termination of this Lease, be deemed the property of Landlord and shall not be removed by Tenant, except as provided in Section 12.02. Further, any carpeting or other personal property in the Premises on the Commencement Date with respect to any floor of the Premises, unless installed and paid for by Tenant, shall be and shall remain Landlord's property and shall not be removed by Tenant. Notwithstanding the foregoing provisions, upon notice to Tenant no later than thirty (30) days prior to the Expiration Date or upon reasonable notice with respect to such earlier date upon which the term of this Lease shall expire, Landlord may require Tenant to remove all or part of the foregoing fixtures, equipment, improvements and appurtenances attached to or built into the Premises during the term of this Lease; provided, however, that (i) Tenant shall not be obligated to remove any such fixtures, equipment, improvements and appurtenances installed prior to the date of this Lease, (ii) Tenant's obligation to remove fixtures, equipment, improvements and appurtenances installed after the date of this Lease shall be limited to non-standard items such as kitchens, vaults, private restrooms, raised or reinforced flooring, or other items which are unusually difficult or expensive to remove and (iii) Tenant shall not be obligated to remove any item of Base Building Work. In connection with any request by Tenant for Landlord's consent to the proposed installation of any fixtures, equipment, improvements or appurtenances in the Premises, Landlord agrees to inform Tenant at the time of Landlord's consent if the proposed installation will be required to be removed upon the expiration of the term of this Lease in accordance with the standards set forth in the preceding sentence, provided that any notice requesting Landlord's consent to such installation shall contain a legend in capital letters and bold type on the first page thereof which states "PURSUANT TO
SECTION 12.01 OF THE LEASE, IN THE EVENT THAT YOU SHALL CONSENT TO THE PROPOSED INSTALLATION DESCRIBED IN THIS NOTICE, YOU ARE REQUIRED TO INFORM TENANT AT THE TIME OF YOUR CONSENT IF SUCH INSTALLATION WILL BE REQUIRED TO BE REMOVED UPON THE EXPIRATION OF THE TERM OF THE LEASE IN ACCORDANCE WITH THE STANDARDS SET FORTH IN SAID SECTION 12.01." Tenant shall remove any such items from the Premises as required by Landlord as hereinabove set forth prior to the expiration of this Lease at Tenant's expense. Upon such removal Tenant shall immediately and at its expense, repair and restore the Premises to the condition existing prior to installation and repair any damage to the Premises or the Building due to such removal.

         12.02. All movable partitions, furniture systems, special cabinet work, business and trade fixtures, machinery and equipment, communications equipment (including, without limitation, telephone system, security system and wiring) and office equipment, whether or not attached to or built into the Premises, which are installed in the Premises by or for the account of Tenant without expense to Landlord and can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (herein collectively called "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the term of this Lease; provided that if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from the installation and/or removal thereof. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord, shall not be considered Tenant's Property and shall be deemed the property of Landlord.

         12.03. At or before the Expiration Date of this Lease (or within 15 days after any earlier termination of this Lease) Tenant, at its expense, shall remove from the Premises all of Tenant's furniture, equipment (including, without limitation, telecommunications equipment and wiring and cabling) and other moveable personal property not affixed or attached to the Premises (except for such items thereof as Landlord shall have expressly permitted to remain, which property shall become the property of Landlord), and Tenant shall repair any damage to the Premises or the Building resulting from any installation and/or removal of Tenant's Property.

         12.04. Any other items of Tenant's Property which shall remain in the Premises after the Expiration Date of this Lease, or within 15 days following an earlier termination date, may at the option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine, at Tenant's expense.


                        ARTICLE 13 Repairs and Maintenance

         13.01. Tenant shall, at its expense, throughout the term of this Lease, take good care of and maintain in good order and condition the Premises and the fixtures and improvements therein including, without limitation, the property which is deemed Landlord's pursuant to Section 12.01 hereof and Tenant's Property, except as otherwise expressly provided in the last sentence of this
Section 13.01. Notwithstanding the foregoing, Tenant shall not be required to make repairs the need for which arises out of defects in Landlord's Work (unless such defect was caused by Tenant, its employees, agents or contractors). Tenant shall be responsible for all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen or unforeseen, in and to the Premises, and shall be responsible for the cost of all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen or unforeseen, in and to the Building and the facilities and systems thereof, the need for which arises out of (a) the performance or existence of Alterations,
(b) the installation, use or operation of the property which is deemed Landlord's, pursuant to Sections 12.01 and 12.02 hereof and Tenant's Property,
(c) the moving of the property which is deemed Landlord's pursuant to Sections
12.01 and 12.02 hereof and Tenant's Property in or out of the Building, (d) the act, omission, misuse or neglect of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees or (e) design flaws in any of Tenant's plans and specifications regardless of the fact that such Tenant's plans may have been approved by Landlord. Tenant, at its expense, shall promptly replace all scratched, damaged or broken doors and glass (and the solar film, if any, attached to the window glass) in and about the Premises, including, without limitation, entrance doors and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Premises and for all the repair, maintenance and replacement of all horizontal portions of the systems and facilities of the Building within or exclusively serving the Premises, including without limitation the sanitary and electrical fixtures and equipment therein. All repairs in or to the Premises for which Tenant is responsible shall be promptly performed by Tenant in a manner which will not interfere with the use of the Building by other occupants; provided, however, any repairs in and to the Building and the facilities and systems thereof for which Tenant is responsible shall be performed by Landlord at Tenant's expense which expense shall be commercially reasonable; but Landlord may, at its option, before commencing any such work or at any time thereafter, require Tenant to furnish to Landlord such security, in form and amount as Landlord shall reasonably deem necessary to assure the payment for such work by Tenant. Notwithstanding anything contained in the preceding sentence to the contrary, with respect to any repairs performed by Landlord on behalf of the Tenant named herein only, Tenant shall in no event be required to furnish any such security in connection with repairs estimated by a reputable contractor designated by Landlord to cost less than $100,000. The exterior walls of the Building, the portions of any window sills outside the windows, and the windows are not part of the premises demised by this Lease and Landlord reserves all rights to such parts of the Building. Notwithstanding the foregoing provisions of this Section 13.01, Tenant shall not be responsible for repairs to or replacements of any structural elements of the Building, except to the extent the need for such repairs or replacements arises from the matters set forth in clauses (a), (c), (d) or (e) of the second sentence of this Section 13.01 or from the negligence or willful misconduct of Tenant, its employees, agents or contractors.

         13.02. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, heating, air-conditioning or ventilation system or electrical lines located in, servicing or passing through the Premises of which it has actual knowledge. Following such notice, Landlord shall remedy the conditions, but at the expense of Tenant if Tenant is responsible for same under the provisions of this Article 13.

         13.03. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease, or required by law, to make in or to the fixtures, equipment or appurtenances of the Building or the Premises; provided, however, that Landlord shall use reasonable efforts to the extent practicable to make such repairs and changes at such times and in such manner as to minimize interference with the conduct of Tenant's business in the Premises, provided that Landlord shall not be required to perform any such work on an overtime or premium-pay basis.

         13.04. To the extent same is not the obligation of Tenant under this
Article 13, Landlord shall, at its expense, but subject to the provisions of this Lease, keep and maintain the public portions of the Building and Building systems and facilities, to the extent that such systems and facilities affect the Premises, in good working order and shall operate the Building as a first-class office building in a manner which is consistent with the maintenance and repair standards for other first-class office buildings in downtown Manhattan similar to the Building.

                              ARTICLE 14 Electricity

         14.01. For the purposes of this Article:

                  (a) The term "Electric Rate" shall mean at the time in question 108% of the public utility rate schedule (including all surcharges, taxes, fuel adjustments, taxes regularly passed on to consumers by the public utility, and other sums payable in respect thereof) for the supply of electric energy to Landlord for the Building. Notwithstanding the foregoing provisions of this Section, if the public utility rate schedule (with such inclusions) applicable to Landlord for the purchase of electric energy for the Building shall be less than the public utility rate schedule applicable to Landlord, if Landlord were to purchase electricity solely for the Premises, then the higher rate schedule shall be used in determining the Electric Rate.

                  (b) The term "Base Electric Rate" shall mean the Electric Rate in effect on the date of this Lease.

                  (c) The term "Base Electric Charge" for each floor of the Premises shall be as follows:

                  (i) for Floor 14, the sum of NINETY-NINE THOUSAND SIX HUNDRED NINETY-FIVE AND 75/100 ($99,695.75) DOLLARS;

                  (ii) for Floor 14A, the sum of THIRTY-ONE THOUSAND SIX HUNDRED TWENTY-FIVE AND 00/100 ($31,625.00) DOLLARS; and

                  (iii) for Floor 15, the sum of FIFTY-FOUR THOUSAND NINE HUNDRED EIGHTY-NINE AND 00/100 ($54,989.00) DOLLARS.

                  (d) The term "Electrical Consumption Charge" shall mean an amount, included as a component of Fixed Rent, equal to the sum of the Base Electric Charge plus all increases thereto pursuant to the provisions of this Article.

         14.02. Subject to the provisions of this Article, Landlord shall furnish the electric energy that Tenant shall reasonably require in the Premises for the purposes permitted under this Lease on a "rent inclusion" basis and there shall be no separate charge to Tenant for such electric energy, such electric energy being included in Landlord's services which are covered by the Fixed Rent. Landlord and Tenant agree that the Base Electric Charge represents the amount initially included in the annual Fixed Rent set forth in Section 1.04(a) hereof to cover the furnishing of such electric energy by Landlord on a rent inclusion basis and that such Base Electric Charge component of Fixed Rent shall in no event be subject to reduction, but shall be subject to being increased as hereinafter provided. Landlord shall not be liable in any event to Tenant for any failure, interruption or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason not attributable solely to Landlord's willful misconduct or gross negligence (but in no event shall Landlord be responsible for any consequential damages). Landlord shall furnish and install all replacement lighting tubes, lamps, bulbs and ballasts required in the Premises, and Tenant shall pay to Landlord or its designated contractor upon demand the then established charges therefor of Landlord or its designated contractor, as the case may be, provided such charges are commercially reasonable.

         14.03. Landlord will furnish electric energy to Tenant through presently installed electric facilities for Tenant's reasonable use of such lighting and other electrical fixtures, appliances and equipment based on Tenant's approved plan for initial occupancy. At any time, and from time to time, after Tenant shall have entered into possession of the Premises, or any portion thereof, Landlord, its agent(s) and consultants may survey the electrical fixtures, appliances and equipment in the Premises and Tenant's consumption of electrical energy therein to (i) ascertain whether Tenant is complying with its obligations under this Article; and (ii) determine whether the then Electrical Consumption Charge included in Fixed Rent is less than the Electrical Consumption Charge computed as a result of said survey and to adjust the Electrical Consumption Charge component of Fixed Rent in accordance with such computation, which computation and adjustment shall be made as follows:

                  (a) In the case of the first electric survey, if the product of (i) the Electric Rate then in effect on the Initial Commencement Date of the term hereof and (ii) the electric consumption shown by the survey on a kilowatt and kilowatt hour basis shall exceed the Electrical Consumption Charge, then the Electrical Consumption Charge component of the Fixed Rent shall be increased by the amount of such excess, retroactive to the Initial Commencement Date.

                  (b) In the event of the second and subsequent surveys, the computation shall be made by (i) dividing the Electrical Consumption Charge in effect immediately prior to such survey (the "Existing Electrical Consumption Charge") for which the computation is being made, by the number of kilowatt hours of electricity supplied to the Premises as determined by the last prior survey made by Landlord's consultant, thus arriving at an electrical consumption per kilowatt hour rate ("KWH Rate"); and (ii) multiplying the number of kilowatt hours of consumption, as determined by the survey for which the computation is being made, by the KWH Rate.

         If such current survey determination shall show that the Existing Electrical Consumption Charge is different from the Electrical Consumption Charge computed in accordance with such survey, as above provided, then effective as of the earlier of: (i) the date of such survey; or (ii) the earlier date(s), if any, on which changes in the connected power load or changes in electrical consumption occurred (as reasonably determined by Landlord"s electric consultant), the Existing Electrical Consumption Charge included as a component of Fixed Rent shall be adjusted by an amount equal to the difference between the Existing Electrical Consumption Charge and the then Electrical Consumption Charge but in no event shall the Electrical Consumption Charge be reduced below the Base Electric Charge.

                  (c) All survey determinations to be made by Landlord's electrical consultant shall take into account, among other things, any special electric requirements of Tenant and whether Tenant is utilizing electric energy at times other than Business Hours on Business Days (as such terms are defined in Section 15.01) and if cleaning services are provided by Landlord, such survey shall include Landlord's normal cleaning hours of five (5) hours per day for lighting within the Premises and for electrical equipment normally used for such cleaning. The findings of the consultant as to any adjustment in the Fixed Rent based on such average monthly electric energy consumption shall be conclusive and binding upon the parties (subject to subsection 14.03 (d) below). As hereinbefore provided, any such increase resulting from the initial survey shall be effective as of the Initial Commencement Date, and any such increase or decrease resulting from a subsequent survey shall be effective as of the earlier of: (i) the date of such subsequent survey; or (ii) the earlier date(s), if any, on which changes in the connected power load or electric consumption occurred (as determined by Landlord's electrical consultant). The initial unpaid amount of each such adjustment shall be paid within ten (10) days after Landlord furnishes Tenant with a statement thereof. Thereafter, the Fixed Rent shall be appropriately adjusted but in no event shall the Fixed Rent be reduced below the amount thereof set forth in Section 1.04(a).

                  (d) Tenant, within sixty (60) days after notification from Landlord of the determination of Landlord's utility consultant (in accordance with the provisions of 14.03 hereof), shall have the right to contest, at Tenant's cost and expense, such determination by submitting to Landlord a like survey determination prepared by a utility consultant of Tenant's selection which will highlight the differences between Landlord's survey and Tenant's survey. If the determination of Tenant's consultant does not vary from the determination of Landlord's consultant by more than five percent (5%), then Landlord's determination shall be deemed binding and conclusive. If the determination of Tenant's consultant varies by more than five percent (5%) and if Landlord's consultant and Tenant's consultant shall be unable to reach agreement within thirty (30) days, then such two consultants shall designate a third consultant to make the determination, and the determination of such third consultant shall be binding and conclusive on both Landlord and Tenant. If the determination of such third consultant shall substantially confirm the findings of Landlord's consultant (i.e., within five percent (5%)), then Tenant shall pay the cost of such third consultant. If such third consultant shall substantially confirm the determination of Tenant's consultant (i.e., within five percent (5%)), then Landlord shall pay the cost of such third consultant. If such third consultant shall make a determination substantially different from that of both Landlord's and Tenant's consultants (or is within five percent (5%) of both such determinations), then the cost of such third consultant shall be borne equally by Landlord and Tenant. In the event that Landlord's consultant and Tenant's consultant shall be unable to agree upon the designation of a third consultant within thirty (30) days after Tenant's consultant shall have made its determination (different from that of Landlord's consultant), then either party shall have the right to request The Real Estate Board of New York, Inc. (or, upon their failure or refusal to act, the American Arbitration Association in the City of New York) to designate a third consultant whose decision shall be conclusive and binding upon the parties, and the costs of such third consultant shall be borne as hereinbefore provided in the case of a third consultant designated by the Landlord's and Tenant's consultants. Pending the resolution of any contest pursuant to the terms hereof, Tenant shall pay the Additional Charge on account of electricity determined by Landlord's consultant, and upon the resolution of such contest, appropriate adjustment in accordance with such resolution of such Additional Charge payable by Tenant on account of electricity shall be made retroactive to the date of the determination of Landlord's consultant.

         14.04. If at any time during the term of this Lease the Electric Rate shall exceed the Base Electric Rate or be changed so as to be decreased below the previously existing Electric Rate(s) (as same may have been increased pursuant to the provisions of this Article), then, effective as of the date of each such change in the Electric Rate, the Electrical Consumption Charge included in the Fixed Rent shall be increased or decreased in proportion to such change in the Electric Rate (as determined by Landlord's electrical consultant but in no event, however, shall the Electric Consumption Charge be reduced below the Base Electric Charge.)

         14.05. Landlord shall make available to the Premises from the base Building electric closets serving the Premises, for distribution by Tenant, at Tenant's cost, electrical energy with an average capacity of six (6) watts per usable square foot demand load as recorded on submeters (exclusive of electricity required for base Building HVAC systems servicing the Premises). Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any of the existing electrical conductors, distribution fuses and equipment in or otherwise serving the Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building's distribution of electricity via the Building's electric system, Tenant shall not, without Landlord's prior consent in each instance (which shall not be unreasonably withheld) connect any fixtures, appliances or equipment (other than normal business machines which do not materially increase Tenant's electrical consumption) to the Building's electric system or make any alterations or additions to the electric system of the Premises existing on the Commencement Date with respect to such floor of the Premises.

         14.06. At Landlord's option, the parties shall execute, acknowledge and deliver to each other a supplemental agreement in such form as Landlord shall reasonably require to reflect each change in the Fixed Rent under this Article, but any such change shall be effective as of the effective date described in the Section under which such change is provided for, even if such agreement is not executed and delivered.

         14.07. Landlord reserves the right to discontinue furnishing electric energy to Tenant in the Premises at any time upon not less than sixty (60) days' notice to Tenant, provided that Landlord agrees that it shall not discontinue furnishing electric energy to the Premises unless

(x) Landlord is required to do so by Legal Requirements or by a regulation or order of the utility company servicing the Building, and (y) Landlord is concurrently discontinuing furnishing electric energy to other tenants in the Building occupying in the aggregate not less than fifty (50%) percent of that portion of the rentable area of the Building leased to Tenants. If Landlord exercises such right, this Lease shall continue in full force and effect and shall be unaffected thereby, except that from and after the effective date of such termination Landlord shall not be obligated to furnish electric energy to Tenant and the Fixed Rent payable under this Lease shall be reduced by an amount equal to the Electrical Consumption Charge component of such Fixed Rent. If Landlord so discontinues furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric energy to the Building. Such electric energy may be furnished to Tenant by means of the then existing Building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purpose. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company shall be furnished and installed by Landlord at Tenant's expense, but Landlord may, at its option, before commencing any such work or at any time thereafter, require Tenant to furnish to Landlord such security in form (including, without limitation, a bond issued by a corporate surety licensed to do business in New York) and amount as Landlord shall deem necessary to assure the payment for such work by Tenant.

         14.08. If pursuant to any law, ruling, order or regulation, the amount which Landlord is permitted to charge Tenant for the purchase of electricity pursuant to this Article shall be reduced below that which Landlord would otherwise be entitled to charge Tenant hereunder, then Tenant shall pay the difference between such amounts to Landlord as an Additional Charge within ten
(10) days after being billed therefor by Landlord, as compensation for the use and maintenance of the Building's electric distribution system.

         14.09. Notwithstanding anything to the contrary contained herein, Tenant may elect, by giving written notice to Landlord within the six (6) month period following the occurrence of the Initial Commencement Date, to require Landlord to discontinue furnishing electricity to the Premises on a "rent inclusion" basis pursuant to Section 14.02 hereof, and in the event Tenant timely gives such notice to Landlord, Tenant shall purchase from Landlord or from a meter company reasonably designated by Landlord all electricity consumed, used or to be used in the Premises, pursuant to the provisions of the alternate electricity clause set forth on Exhibit F annexed hereto and made a part hereof. In the event that Tenant makes the election set forth in this Section 14.09, Landlord will install, at Tenant's expense, a submeter or submeters to measure Tenant's electrical consumption in the Premises, and from and after the date that such submeter or submeters are installed and operational, this Lease shall be amended in the following respects:

         (A) The provisions of this Article 14 shall no longer be applicable and shall be deleted from this Lease and the alternate electricity provision set forth on Exhibit F shall be substituted therefor;

         (B)      Section 1.04(a) hereof shall be modified by deleting clauses
                  (i) through (iii) thereof and substituting the following therefor:

                  "(i)     For Floor 14:

                           (x) ONE MILLION EIGHTY-SEVEN THOUSAND FIVE HUNDRED NINETY AND 00/100 ($1,087,590.00)
                                    DOLLARS per annum, payable in equal monthly installments of NINETY THOUSAND SIX HUNDRED THIRTY-TWO AND 50/100 ($90,632.50) DOLLARS per month during the period commencing on the Floor 14 Commencement Date and ending on the last day of the month preceding month in which occurs the third (3rd) anniversary of the Initial Commencement Date;

                           (y) ONE MILLION ONE HUNDRED SIXTY THOUSAND NINETY-SIX AND 00/100 ($1,160,096.00)
                                    DOLLARS per annum, payable in equal monthly installments of NINETY-SIX THOUSAND SIX HUNDRED SEVENTY-FOUR AND 67/100 ($96,674.67) DOLLARS per month during the period commencing on the first day of the month in which occurs the third (3rd) anniversary of the Initial Commencement Date and ending on the last day of the month preceding the month in which occurs the seventh (7th) anniversary of the Initial Commencement Date; and

                           (z) ONE MILLION TWO HUNDRED THIRTY-TWO THOUSAND SIX HUNDRED TWO AND 00/100 ($1,232,602.00)
                                    DOLLARS per annum, payable in equal monthly installments of ONE HUNDRED TWO THOUSAND SEVEN HUNDRED SIXTEEN AND 83/100 ($102,716.83) DOLLARS per month during the period commencing on the first day of the month in which occurs the seventh (7th) anniversary of the Initial Commencement Date and ending on the Expiration Date;

                  (ii) For Floor 14A, ONE HUNDRED FIFTEEN THOUSAND AND 00/100 ($115,000.00) DOLLARS per annum, payable in equal monthly installments of NINE THOUSAND FIVE HUNDRED EIGHTY-THREE AND 33/100 ($9,583.33) DOLLARS per month during the period commencing on the Floor 14A Commencement Date and ending on the Expiration Date; and

                  (iii)    For Floor 15:

                           (x) FIVE HUNDRED NINETY-NINE THOUSAND EIGHT HUNDRED EIGHTY AND 00/100 ($599,880.00)
                                    DOLLARS per annum, payable in equal monthly installments of FORTY-NINE THOUSAND NINE HUNDRED NINETY AND 00/100 ($49,990.00)
                                    DOLLARS per month during the period
                                    commencing on the Floor 15 Commencement Date and ending on the last day of the month preceding month in which occurs the third
                                    (3rd) anniversary of the Initial
                                    Commencement Date;

                           (y) SIX HUNDRED THIRTY-NINE THOUSAND EIGHT HUNDRED SEVENTY-TWO AND 00/100 ($639,872.00)

                                    DOLLARS per annum, payable in equal monthly installments of FIFTY-THREE THOUSAND THREE HUNDRED TWENTY-TWO AND 67/100 ($53,322.67) DOLLARS per month during the period commencing on the first day of the month in which occurs the third (3rd) anniversary of the Initial Commencement Date and ending on the last day of the month preceding the month in which occurs the seventh (7th) anniversary of the Initial Commencement Date; and

                           (z) SIX HUNDRED SEVENTY-NINE THOUSAND EIGHT HUNDRED SIXTY-FOUR AND 00/100 ($679,864.00)
                                    DOLLARS per annum, payable in equal monthly installments of FIFTY-SIX THOUSAND SIX HUNDRED FIFTY-FIVE AND 33/100 ($56,655.33) DOLLARS per month during the period commencing on the first day of the month in which occurs the seventh (7th) anniversary of the Initial Commencement Date and ending on the Expiration Date"; and

         (C) Section 1.12 of this Lease shall be deleted in its entirety and shall be replaced by the following new Section:
                  "Notwithstanding the provisions of Section 1.04(a) hereof to the contrary, provided and on condition that Tenant is not in default under any of the terms, provisions or conditions of this Lease on Tenant's part to be performed, the Fixed Rent payable hereunder shall be abated as follows:

                  (a) the Fixed Rent for Floor 14 shall be abated during the period commencing on the first day of the month after the month in which occurs the nineteenth (19th) month anniversary of the Floor 14 Commencement Date and ending on the last day of the month after the month in which occurs the twenty-first
                  (21st) month anniversary of the Floor 14 Commencement Date;
                  and

                  (b) the Fixed Rent for Floor 14A shall be abated during the period commencing on the first day of the month after the month in which occurs the nineteenth (19th) month anniversary of the Floor 14A Commencement Date and ending on the last day of the month after the month in which occurs the twenty-first
                  (21st) month anniversary of the Floor 14A Commencement Date;
                  and

                  (c) the Fixed Rent for Floor 15 shall be abated during the period commencing on the first day of the month after the month in which occurs the nineteenth (19th) month anniversary of the Floor 15 Commencement Date and ending on the last day of the month after the month in which occurs the twenty-first
                  (21st) month anniversary of the Floor 15 Commencement Date."

                          ARTICLE 15 Landlord's Services

         15.01. (a) Landlord will provide after the term of this Lease shall have commenced provided Tenant shall have taken occupancy of the Premises for the conduct of its business the following services to the Premises in the manner hereinafter more particularly set forth: (i) heat, ventilation and air conditioning; (ii) elevator service; (iii) domestic hot and cold water; and (iv) cleaning.

                  (b) As used herein, the terms "Business Hours" shall mean the hours between 8:00 a.m. and 6:00 p.m., and "Business Days" shall mean all days except Saturdays, Sundays, New Year's Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Thanksgiving, the day following Thanksgiving, and Christmas, and any other days which shall be either (i) observed by both the federal and the state governments as legal holidays or (ii) designated as a holiday by the applicable Building Service Union Employee Service contract or by the applicable Operating Engineers' contract.

         15.02. (a) (i) Landlord shall furnish heat to the Premises during Business Hours on Business Days when and as required by law (subject to the design specifications of the systems, including occupancy and connected electric load design criteria, and subject to energy conservation requirements of, and voluntary energy conservation programs sponsored by, governmental authorities).

                  (ii) Landlord shall furnish ventilation and air conditioning to the Premises during Business Hours on Business Days as may be required for comfortable occupancy of the Premises (except as otherwise provided in this Lease and except for any special requirements of Tenant arising from its particular use of the Premises, and subject to the design specifications of the systems, including occupancy and connected electric load design criteria, and to energy conservation requirements of, and voluntary energy conservation programs sponsored by, governmental authorities).

                  (iii) Any use of the Premises, or any part thereof, or rearrangement of partitioning in a manner that interferes with normal operation of the heat and air-conditioning systems servicing the same, may require changes in such systems. Such changes, so occasioned, shall be made by Tenant, at its expense, subject to Landlord's prior written approval of such changes, which approval may be withheld for any reason. Tenant shall not make any change, alteration, addition or substitution to the air-conditioning system without Landlord's prior written approval, which approval may be withheld for any reason.

                  (b) If Landlord shall make steam available for Tenant's use within the Premises for any additional heating or permitted kitchen use, the cost of such steam as well as the cost of piping and other equipment or facilities required to supply steam to and distribute steam within the Premises shall be paid by Tenant. Landlord may install and maintain at Tenant's expense, meters to measure Tenant's consumption of steam and Tenant shall reimburse Landlord, on demand, for the quantities of steam shown on such meters at Landlord's reasonable charges.

                  (c) (i) Landlord shall provide passenger elevator service to each floor of the Premises at all times during Business Hours of Business Days and at least one of such passenger elevators shall be subject to call at all other times. Landlord shall provide freight elevator service to the Premises on a first come-first served basis (i.e., no advance scheduling) between the hours of 8:00 A.M.

and 11:30 A.M. and 1:00 P.M. and 4:30 P.M. on Business Days ("Freight Hours"). Freight elevator service shall also be provided to the Premises on a reserved basis at all other times (subject to applicable union requirements regarding minimum number of hours), upon the payment of Landlord's then established charges therefor which shall be Additional Charges hereunder; Landlord's current charge for such overtime freight elevator service is $94.50 per hour and Landlord's current charge for the use of the loading dock is $63.00 per hour, subject to increase from time to time. The use of all elevators and the loading dock shall be on a non-exclusive basis and shall be subject to the Rules and Regulations. Landlord shall permit Tenant to use the freight elevator, at no charge to Tenant, on a first come-first served basis (i.e., no advance scheduling) during Freight Hours for purposes of Tenant's move in to the Premises.

                  (ii) At any time or times all or any of the elevators in the Building may, at the option of Landlord, be manual and/or automatic elevators, and Landlord shall be under no obligation to furnish an elevator operator for any automatic elevator. If Landlord shall at any time or times furnish any elevator operator for any automatic elevator, Landlord may discontinue furnishing such elevator operator without any diminution, reduction or abatement of rent.

                  (d) Landlord shall furnish reasonable quantities of hot and cold water to the floor(s) on which the Premises are located for core lavatory (and to the extent currently existing in the Premises as of the date hereof, private lavatory), cleaning, pantry (as opposed to kitchen) and drinking purposes only. If Tenant shall require water for any other purpose, Landlord need only furnish cold water at the Building core riser through a capped outlet located on the floor of the Premises, and the cost of heating such water as well as piping and supplying such water to the Premises shall be paid by Tenant. Landlord may install and maintain, at Tenant's expense, meters to measure Tenant's consumption of such cold water and/or hot water for such other purposes. Tenant shall pay to Landlord at Landlord's standard charges for the quantities of cold water and hot water shown on such meters (including Landlord's charge for the production of such hot water, if Landlord shall have produced such hot water) on demand.

                  (e) (i) Except as otherwise provided below, Landlord shall provide cleaning and janitorial services to the Premises on Business Days in accordance with the provisions of Exhibit K attached hereto and made a part hereof. Tenant shall pay to Landlord on demand the costs incurred by Landlord for (x) extra cleaning work in the Premises required because of (i) misuse or neglect on the part of Tenant or its subtenants or its or their employees or visitors, (ii) interior glass partitions or unusual quantity of interior glass surfaces (if cleaning thereof is requested by Tenant), and (iii) non-building standard materials or finishes installed by Tenant or at its request (if cleaning thereof is requested by Tenant), (y) removal from the Premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy, including, without limitation, kitchen refuse, or at times other than Landlord's standard cleaning times, and (z) the use of the Premises by Tenant other than during Business Hours on Business Days, to the extent that Landlord incurs actual increases in costs as a result of such use. Notwithstanding the foregoing, Landlord shall not be required to clean any portions of the Premises used for preparation, serving or consumption of food or beverages, training rooms, data processing or reproducing operations, private lavatories or toilets (other than the core bathrooms and ADA compliant toilet facilities located on the floors on which the Premises are located) or other special purposes requiring greater or more difficult cleaning work than office areas and, if Tenant requires the cleaning of such areas, Tenant agrees, at Tenant's expense, to retain Landlord's cleaning contractor to perform such cleaning.

                  (ii) Landlord, its cleaning contractor and their respective employees shall have access to the Premises after 6:00 p.m. and before 8:00 a.m. and shall have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the

Premises as required under this subsection 15.02(e).

                  (iii) Tenant shall not clean, nor require, permit, suffer or allow any windows in the Premises to be cleaned, from the outside in violation of Section 202 of the Labor Law, or any other applicable law.

         15.03. If Tenant shall require heat or air-conditioning services at any time other than as set forth in subsection 15.02(a), Landlord shall furnish such service for such times upon reasonable advance notice from Tenant, and Tenant shall pay to Landlord upon demand as Additional Charges hereunder Landlord's then established charges therefor. Landlord's current charge for overtime heat service is $266.51 per hour and Landlord's current charge for overtime air-conditioning service is $555.71 per hour and Landlord's current charge for overtime ventilation service is $105.71 per hour, which rates are subject to change in accordance with the Building schedule of charges. If any other tenant or tenants in "Tenant's HVAC Zone" (as such term is hereinafter defined) shall have requested overtime heat or air-conditioning services for one or more hours that correspond to or overlap with one or more hours requested by Tenant, the overtime rate for such period of overlap shall be equitably prorated among all such tenants (including Tenant) in a manner reasonably determined by Landlord. For purposes hereof, the term "Tenant's HVAC Zone" shall mean the HVAC zone of the Building servicing floors two (2) through sixteen (16). Any such overtime usage required by Tenant that is not required for a period of time ending immediately before the commencement of a Business Day or immediately after the close of a Business Day must be requested in minimum blocks of four (4) hours.

         15.04. Except as otherwise expressly provided above, Landlord shall not be required to provide any services to the Premises.

         15.05. Subject to the provisions of Articles 19 and 20 and Section 35.04(b) hereof, Landlord reserves the right, without liability to Tenant and without it being deemed a constructive eviction, to stop or interrupt any heating, elevator, escalator, lighting, ventilating, air-conditioning, steam, power, electricity, water, cleaning or other service and to stop or interrupt the use of any Building facilities and systems at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, or the making of repairs, alterations or improvements, or inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or by reason of any other similar or dissimilar cause beyond the reasonable control of Landlord. Subject to the provisions of Articles 19 and 20 and Section 35.04(b) hereof, no such stoppage or interruption shall result in any liability from Landlord to Tenant or entitle Tenant to any diminution or abatement of rent or other compensation nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of any such stoppage or interruption. Except in emergency circumstances, Landlord shall give Tenant reasonable prior notice (which notice need not be in writing) of its intention to make any repairs, alterations or improvements referred to in this Section 15.05 or any other stoppages of services of which Landlord has prior notice and shall use reasonable efforts in making such repairs, alterations or improvements and in dealing with such other stoppages of service so as to minimize interference with Tenant's business operations, provided that Landlord shall not be required to perform any such work on an overtime or premium-pay basis.

         15.06. Only Landlord or persons approved by Landlord shall be permitted to furnish or sell laundry, linen, towels, drinking water, ice, food, beverages, bootblacking, barbering and other similar supplies and services to tenants. Landlord may fix the circumstances under which such supplies and services are to be furnished or sold. Landlord expressly reserves the right at any time to act as or to designate an exclusive supplier of all or any one or more of said supplies and services, provided that the quality thereof and the charges therefor shall be reasonably comparable to that of other suppliers in the downtown area of Manhattan in the City of New York. Landlord expressly reserves the right to exclude from the Building any person not so designated by Landlord. However, Tenant, its regular office employees or invitees may personally bring food or beverages into the Building for consumption within the Premises solely by Tenant, its regular office employees or invitees.

         15.07. In addition to any remedies which Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies contained elsewhere in this Lease, if there shall be a monetary default hereunder by Tenant which shall not have been remedied within the applicable grace period, Landlord shall not be obligated to furnish to Tenant or the Premises any services outside of Business Hours on Business Days; and the discontinuance of any one or more such services shall be without liability by Landlord to Tenant and shall not reduce, diminish or otherwise affect any of Tenant's covenants and obligations under this Lease.

         15.08. If and for so long as Landlord maintains a Building directory, Landlord, at Tenant's request, shall maintain listings on such directory of the names of Tenant, or its permitted subtenants, assignees or affiliates and the names of any of their officers and employees, provided that the names so listed shall not use more than Tenant's Share of the space on the Building directory. The actual cost to Landlord for making any changes in such listings requested by Tenant shall be paid by Tenant to Landlord within thirty (30) days after delivery of an invoice therefor.


                      ARTICLE 16 Access and Name of Building

         16.01. Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows and doors bounding the Premises, all of the Building, including, without limitation, exterior and atrium Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord and persons authorized by Landlord. Tenant acknowledges that Landlord has installed or is planning to install in the Building on the inside of the windows thereof a film to reduce the usage of energy in the Building. Tenant agrees that the foregoing provisions of this Section 16.01 shall apply to the installation, maintenance or replacement of such film.

         16.02. Landlord reserves the right, and Tenant shall permit Landlord and persons authorized by Landlord, to install, erect, use and maintain pipes, ducts and conduits in and through the Premises; provided that (a) if installed in or adjacent to the Premises then such installations shall be, at Landlord's cost and expense, located in boxed enclosures and appropriately furred, (b) in performing such installation work, Landlord shall use reasonable efforts not to interfere with Tenant's use of the Premises without any obligation to employ overtime services, and (c) the rentable square foot area of the Premises shall not be reduced thereby, except to a de minimis extent (Landlord agreeing not to reduce the rentable square foot area of the Premises by more than one (1%) percent thereof). Any damage to the Premises resulting from Landlord's exercise of the foregoing right shall be repaired promptly by Landlord, at Landlord's expense.

         16.03. Landlord and persons authorized by Landlord shall have the right, upon reasonable advance notice, except in cases of emergency, to enter and/or pass through the Premises at reasonable times provided Landlord shall use reasonable efforts to minimize any interference with

Tenant's business operations (without obligation to make such visits during non-business hours) and shall be accompanied by a designated representative of Tenant if Tenant shall have made such representative available to Landlord, (a) to examine the Premises and to show them to actual and prospective Superior Lessors, Superior Mortgagees, or prospective purchasers, mortgagees or lessees of the Building, (b) to make such repairs, alterations, additions and improvements in or to the Premises and/or in or to the Building or its facilities and equipment as Landlord or persons authorized by Landlord is or are required or desires to make, and (c) to read any utility meters located therein. Landlord and such authorized persons shall be allowed to take all materials into and upon the Premises that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenant's covenants and obligations hereunder.

         16.04. If at any time any windows of the Premises are either temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building (or permanently darkened or obstructed if required by law) or covered by any translucent material for the purpose of energy conservation, or if any part of the Building, other than the Premises, is temporarily or permanently closed or inoperable, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

         16.05. During the time period referred to in subsection 7.07 and during the period of twelve (12) months prior to the expiration date of this Lease, Landlord and persons authorized by Landlord may exhibit the Premises to prospective tenants on reasonable advance notice to Tenant, which may be given orally.

         16.06. Intentionally omitted.

         16.07. Landlord reserves the right, at any time, without it being deemed a constructive eviction and without incurring any liability to Tenant therefor, or affecting or reducing any of Tenant's covenants and obligations hereunder, to make or permit to be made such changes, alterations, additions and improvements in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, atrium, doors, halls, passages, elevators, escalators and stairways thereof, and other public parts of the Building, as Landlord shall deem necessary or desirable. Landlord agrees that any changes, alterations, additions or improvements performed pursuant to this Section shall not, when completed, unreasonably interfere with the access to or use of the Premises by Tenant or materially diminish any services to be provided by Landlord hereunder.

         16.08. Landlord reserves the right to name the Building and to change the name or address of the Building at any time and from time to time. Landlord shall endeavor to give Tenant reasonable prior notice of any change in the address of the Building. Neither this Lease nor any use by Tenant shall give Tenant any easement or other right in or to the use of any door or any passage or any concourse or any plaza connecting the Building with any subway or any other building or to any public conveniences, and the use of such doors, passages, concourses, plazas and conveniences may without notice to Tenant, be regulated or discontinued at any time by Landlord.

         16.09. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when for any reason an entry therein shall be urgently necessary by reason of fire or other emergency, Landlord or Landlord's agents may forcibly enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property) and without in any manner affecting the obligations and covenants of this Lease.

         16.10. Any damage to the Premises resulting from the exercise by Landlord of its rights granted under this Article 16 shall be promptly repaired by Landlord at Landlord's expense.


                         ARTICLE 17 Notice of Occurrences

         17.01. Tenant shall give prompt notice to Landlord of (a) any occurrence in or about the Premises for which Landlord might be liable, (b) any fire or other casualty in the Premises, (c) any damage to or defect in the Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible, and (d) any damage to or defect in any part or appurtenance of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in or passing through the Premises or any part thereof, if and to the extent that Tenant shall have knowledge of any of the foregoing matters.

                   ARTICLE 18 Non-Liability and Indemnification

         18.01. Neither Landlord, any Superior Lessor or any Superior Mortgagee, nor any partner, director, officer, shareholder, principal, agent, servant or employee of Landlord, any Superior Lessor or any Superior Mortgagee (in any case whether disclosed or undisclosed), shall be liable to Tenant for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, nor shall the aforesaid parties be liable for any damage to property of Tenant or of others entrusted to employees of Landlord nor for loss of or damage to any such property by theft or otherwise except to the extent caused by or resulting from the negligence of Landlord, its agents, servants, employees in the operation or maintenance of the Premises or the Real Property. Further, neither Landlord, any Superior Lessor or any Superior Mortgagee, nor any partner, director, officer, principal, shareholder, agent, servant or employee of Landlord, any Superior Lessor or any Superior Mortgagee, shall be liable (a) for any such damage caused by other tenants or persons in, upon or about the Building or the Real Property, or caused by operations in construction of any private, public or quasi-public work; or (b) even if negligent, for consequential damages arising out of any loss of use of the Premises or any equipment, facilities or other Tenant's Property therein by Tenant or any person claiming through or under Tenant.

         18.02. Tenant shall indemnify and hold harmless Landlord and all Superior Lessors and Superior Mortgagees and its and their respective partners, directors, officers, principals, shareholders, agents and employees from and against any and all claims arising from or in connection with (a) the conduct or management of the Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord, its agents, or employees) in or about the Premises during the term of this Lease or during the period of time, if any, prior to the Initial Commencement Date that Tenant may have been given access to the Premises; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, principals, shareholders, officers, agents, employees or contractors;
(c) any accident, injury or damage whatever (except to the extent caused by Landlord's negligence or the negligence of Landlord's agents, employees, or contractors) occurring in, at or upon the Premises; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; together with all reasonable costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and expenses. In case any action or proceeding be brought against Landlord and/or any Superior Lessor or Superior Mortgagee and/or its or their partners, directors, officers, principals, shareholders, agents and/or employees by reason of any such claim, Tenant, upon notice from Landlord or such Superior Lessor or Superior Mortgagee, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord or such Superior Lessor or Superior Mortgagee).

         18.03. Subject to the terms of this Lease relating to waivers of liability and subrogation (to the extent that such waiver shall be applicable in any case), Landlord shall indemnify and hold harmless Tenant from and against any and all claims relating to events which occur in public areas of the Building located outside of the Premises to the extent arising from the negligence or willful, wrongful act of Landlord, together with all reasonable costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys' fees and expenses, provided, however, that in no event shall Landlord be liable for any consequential damages in connection with any of the aforesaid. In case any action or proceeding be brought against Tenant for which Tenant claims indemnification from Landlord, Tenant shall give Landlord prompt written notice thereof, and Landlord, upon such notice from Tenant, shall have the right, but not the obligation, to resist and defend such action or proceeding on behalf of Tenant by counsel for Landlord's insurer (if such claim is covered by insurance) or otherwise by other counsel reasonably satisfactory to Tenant.


                         ARTICLE 19 Damage or Destruction

         19.01. If the Building or the Premises shall be partially or totally damaged or destroyed by fire or other casualty (and if this Lease shall not be terminated as in this Article 19 hereinafter provided), (a) Landlord shall repair the damage to and restore and rebuild the Building and the Premises (including Tenant's improvements and betterments but excluding the property which is deemed Tenant's Property pursuant to Section 12.01 hereof) with reasonable dispatch after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage, and (b) Tenant shall repair the damage to and restore and repair the property which is deemed Tenant's Property pursuant to Section 12.01 hereof with reasonable dispatch after such damage or destruction. Such work by Tenant shall be deemed Alterations for the purposes of Article 11 hereof. The proceeds of policies providing coverage for Tenant's improvements and betterments shall be paid to Landlord. Concurrently with the collection of any insurance proceeds attributable to the damage of Tenant's improvements and betterments, Tenant shall pay to Landlord (i) the amount of any deductible under the policy insuring Tenant's improvements and betterments and (ii) the amount, if any, by which the cost of repairing and restoring Tenant's improvements and betterments as estimated by a reputable contractor designated by Landlord exceeds the available insurance proceeds therefor. The amounts due in accordance with subparagraphs
(i) and (ii) above shall be Additional Charges under this Lease and payable by Tenant to Landlord upon demand. The proceeds of Tenant's insurance policies with respect to Tenant's Property shall be payable to Tenant.

         19.02. Subject to the provisions of Section 19.05 hereof, if all or part of the Premises shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, the Fixed Rent and the Additional Charges under Article 3 hereof shall be abated in the proportion that the untenantable area of the Premises bears to the total area of the Premises, for the period from the date of the damage or destruction to (i) the date the damage to the Premises shall be substantially repaired (provided, however, that if such repairs would have been substantially completed at an earlier date but for Tenant's having failed to reasonably cooperate with Landlord in effecting such


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
repair, then the Premises shall be deemed to have been repaired substantially on such earlier date and any reduction or abatement shall cease) or (ii) if the Building and not the Premises is so damaged or destroyed, the date on which the Premises shall be made tenantable; provided, however, should Tenant or any of its subtenants reoccupy a portion of the Premises during the period the repair work is taking place and prior to the date that the Premises are substantially repaired or made tenantable for the conduct of its or their business (which shall not include entry upon and occupancy of the Premises with the prior written consent of Landlord for the purpose of performing restoration and/or repair to Tenant's Property, improvements and finish work), the Fixed Rent and the Additional Charges allocable to such reoccupied portion, based upon the proportion which the area of the reoccupied portion of the Premises bears to the total area of the Premises, shall be payable by Tenant from the date of such occupancy.

         19.03. (a) If the Building shall be totally damaged or destroyed by fire or other casualty, or if the Building shall be so damaged or destroyed by fire or other casualty (whether or not the Premises are damaged or destroyed) that its repair or restoration requires more than two hundred seventy (270) days or the expenditure of more than thirty (30%) percent of the full insurable value of the Building immediately prior to the casualty (as estimated in any such case by a reputable contractor, registered architect or licensed professional engineer designated by Landlord), and provided Landlord shall terminate leases covering no less than 50% of the office space in the Building then leased to tenants (including Tenant) in the Building, then in such case Landlord may terminate this Lease by giving Tenant notice to such effect within one hundred fifty (150) days after the date of the casualty. For the purpose of this Section only, "full insurable value" shall mean replacement cost less the cost of footings, foundations and other structures below the street and first floors of the Building.

                  (b) If the Premises or any part thereof or the means of access thereto or Building systems servicing same shall be damaged by fire or other casualty, and Landlord is required to or elects to repair and restore the Premises, Landlord shall, within one-hundred fifty (150) days after such damage or destruction, provide Tenant with a written notice of the estimated date on which the restoration of the Premises shall be substantially completed. If such estimated date is more than twelve (12) months after the date of such damage or destruction, Tenant may terminate this Lease by notice to Landlord, which notice shall be given within thirty (30) days after the date Landlord provides the notice required by the preceding sentence, and such termination shall be effective upon the giving of Tenant's notice. Failure by Tenant to provide such notice within such thirty (30) day period shall be deemed an election by Tenant not to terminate this Lease. If Tenant elects not to terminate this Lease or is deemed to have so elected, and if Landlord has not substantially completed the required repairs and restored the Premises within the period originally estimated by Landlord or within such period thereafter (not to exceed 3 months) as shall equal the aggregate period Landlord may have been delayed in commencing or completing such repairs by Force Majeure Causes, then Tenant shall have the further right to elect to terminate this Lease upon written notice to Landlord and such election shall be effective upon the expiration of thirty (30) days after the date of such notice, unless Landlord substantially completes such restoration within such thirty (30) day period.

         19.04. Except as expressly provided in Section 19.03(b) hereof, Tenant shall not be entitled to terminate this Lease and Landlord shall have no liability to Tenant for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Article 19. Landlord shall use reasonable efforts to make such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant's use and occupancy of the Premises, but Landlord shall not be required to do such repair or restoration work except during Business Hours of Business Days.

         19.05. Notwithstanding any of the foregoing provisions of this Article 19, if by reason of


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
some act or omission on the part of Tenant or any of its subtenants or its or their partners, directors, officers, servants, employees, agents or contractors of which Landlord shall have given Tenant notice and a reasonable opportunity to cure either, Landlord or any Superior Lessor or any Superior Mortgagee shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to damage or destruction of the Premises or the Building by fire or other casualty, then, provided Landlord provides Tenant with evidence reasonably satisfactory to Tenant that such non-collectability of insurance proceeds is the result of an act or omission by Tenant or its subtenants, or their partners, directors, officers, servants, employees, agents or contractors, then without prejudice to any other remedies which may be available against Tenant, there shall be no abatement or reduction of the Fixed Rent or Additional Charges.

         19.06. Landlord will not carry insurance of any kind on Tenant's Property and improvements and betterments, and, except as provided by law or by reason of Landlord's negligence or wilful misconduct or its breach of any of its obligations hereunder, shall not be obligated to repair any damage to or replace Tenant's Property. Tenant agrees to look first to its insurance for recovery of any damage to or loss of Tenant's Property. If Tenant shall fail to maintain such insurance, Landlord shall have the right to obtain insurance on Tenant's Property and the cost thereof shall be Additional Charges under this Lease and payable by Tenant to Landlord on demand.

         19.07. The provisions of this Article 19 shall be deemed an express agreement governing any case of damage or destruction of the Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.


                            ARTICLE 20 Eminent Domain

         20.01. If the whole of the Building or the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose, this Lease and the term and estate hereby granted shall terminate as of the date of vesting of title on such taking (herein called "Date of the Taking"), and the Fixed Rent and Additional Charges shall be prorated and adjusted as of such date.

         20.02. If more than forty (40%) percent of the Building shall be so taken, this Lease shall be unaffected by such taking, except that (a) Landlord may, at its option, provided that Landlord shall terminate leases of no less than fifty (50%) percent of the office space then leased to tenants in the Building upon which the effect of such taking shall have been substantially similar to the effect of same upon the Premises, terminate this Lease by giving Tenant notice to that effect within ninety (90) days after the Date of the Taking, and (b) if fifteen (15%) percent or more of the Premises shall be so taken and the remaining area of the Premises shall not be sufficient, in Tenant's reasonable judgment, for Tenant to continue the operation of its business, Tenant may terminate this Lease by giving Landlord notice to that effect within 90 days after the Date of the Taking. This Lease shall terminate on the date that such notice from Landlord or Tenant to the other shall be given, and the Fixed Rent and Additional Charges shall be prorated and adjusted as of such termination date, except that with respect to any portion of the Premises which is the subject of the taking, if earlier, as of the Date of the Taking. Upon such partial taking and this Lease continuing in force as to any part of the Premises, the Fixed Rent and Additional Charges shall be adjusted according to the rentable area remaining.

         20.03. Landlord shall be entitled to receive the entire award or payment in connection with any taking without deduction therefrom for any estate vested in Tenant by this Lease and Tenant shall receive no part of such award except as hereinafter expressly provided in this Article 20. Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to every such award or payment; provided, however, that Tenant shall have the right to make a separate claim for its moving expenses and to the extent the award otherwise payable to Landlord shall not be diminished thereby, for any of Tenant's Property taken.

         20.04. If the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose during the term of this Lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the Fixed Rent and Additional Charges when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date of this Lease, that part of the award which represents compensation for the use and occupancy of the Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period up to and including such Expiration Date and Landlord shall receive so much thereof as represents the period after such Expiration Date. All monies paid as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the Fixed Rent and Additional Charges have been paid shall be received, held and applied by Landlord as a trust fund for payment of the Fixed Rent and Additional Charges becoming due hereunder.

         20.05. In the event of a taking of less than the whole of the Building and/or the Land which does not result in termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Premises which does not result in a termination of this Lease, (a) Landlord, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair the remaining parts of the Building and the Premises (other than those parts of the Premises which are deemed Landlord's property pursuant to Section 12.01 hereof [except that Landlord shall repair the Base Building Work to the Premises] and Tenant's Property), to substantially their former condition to the extent that the same may be feasible (subject to reasonable changes which Landlord shall deem desirable) and so as to constitute a complete and rentable Building and Premises and (b) Tenant, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair the remaining parts of the Premises which are deemed Landlord's property pursuant to Section 12.01 hereof and Tenant's Property, to substantially their former condition to the extent that the same may be feasible, subject to reasonable changes which shall be deemed Alterations.


                               ARTICLE 21 Surrender

         21.01. On the Expiration Date or upon any earlier termination of this Lease, or upon any reentry by Landlord upon the Premises, Tenant shall quit and surrender the Premises to Landlord "broom-clean" and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, and Tenant shall remove all of the Tenant's Property therefrom except as otherwise expressly provided in this Lease.

         21.02. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord and each Superior Lessor and Superior Mortgagee whose lease or mortgage, as the case may be, provides that no such surrender may be accepted without its consent.


                       ARTICLE 22 Conditions of Limitation

         22.01. This Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant, or any guarantor of Tenant's obligations under this Lease, shall make an assignment for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant or such guarantor under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant or such guarantor under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant, or such guarantor, under the arrangement provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or whenever a permanent receiver of Tenant, or such guarantor, or of or for the property of Tenant, or such guarantor, shall be appointed, then Landlord (a) if such event occurs without the acquiescence of Tenant, or such guarantor, as the case may be, at any time after the event continues for ninety (90) days, or (b) in any other case at any time after the occurrence of any such event, may give Tenant a notice of intention to end the term of this Lease at the expiration of five days from the date of service of such notice of intention, and upon the expiration of said five-day period this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 24 hereof.

         22.02. This Lease and the term and estate hereby granted are subject to the further limitations that:

                  (a) if Tenant shall default in the payment of any Fixed Rent or Additional Charges, and such default shall continue for ten (10) days after written notice thereof has been given to Tenant, or

                  (b) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of Fixed Rent or Additional Charges) and such default shall continue and not be remedied as soon as practicable and in any event within twenty (20) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of twenty (20) days and the continuance of which for the period required for cure will not
         (i) subject Landlord or any Superior Lessor or any Superior Mortgagee to prosecution for a crime or any other fine or charge, (ii) subject the Premises or any part thereof or the Building or Land, or any part thereof, to being condemned or vacated, (iii) subject the Building or Land, or any part thereof, to any lien or encumbrance which is not removed or bonded within the time period required under this Lease , or
         (iv) result in the termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant shall not (x) within said twenty (20) day period advise

         Landlord of Tenant's intention to take all steps reasonably necessary to remedy such default, (y) duly commence within said 20-day period, and thereafter diligently prosecute to completion all steps reasonably necessary to remedy the default and (z) complete such remedy within a reasonable time after the date of said notice of Landlord, or

                  (c) if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by or consented to under Article 7 hereof, or

                  (d) if Tenant shall abandon the Premises (except to the extent required as a result of a casualty or condemnation), or

                  (e) if there shall be any default by Tenant under any other lease with Landlord (or any person which, directly or indirectly, controls, is controlled by, or is under common control with, Landlord) covering space in the Building which shall not be remedied within the applicable grace period, if any, provided therefor under such other lease, or if Tenant holds over in the premises demised under such other lease, then in any of said cases Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of five days from the date of the service of such notice of intention, and upon the expiration of said five days this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day was the day herein definitely fixed for the end and expiration of this Lease, but Tenant shall remain liable for damages as provided in Article 24 hereof.

         22.03. (a) If Tenant shall have assigned its interest in this Lease, and this Lease shall thereafter be disaffirmed or rejected in any proceeding under the United States Bankruptcy Code or under the provisions of any Federal, state or foreign law of like import, or in the event of termination of this Lease by reason of any such proceeding, the assignor or any of its predecessors in interest under this Lease, upon request of Landlord given within ninety (90) days after such disaffirmance or rejection shall (a) pay to Landlord all Fixed Rent and Additional Charges then due and payable to Landlord under this Lease to and including the date of such disaffirmance or rejection and (b) enter into a new lease as lessee with Landlord of the Premises for a term commencing on the effective date of such disaffirmance or rejection and ending on the Expiration Date, unless sooner terminated as in such lease provided, at the same Fixed Rent and Additional Charges and upon the then executory terms, covenants and conditions as are contained in this Lease, except that (i) the rights of the lessee under the new lease, shall be subject to any possessory rights of the assignee in question under this Lease and any rights of persons claiming through or under such assignee, (ii) such new lease shall require all defaults existing under this Lease to be cured by the lessee with reasonable diligence, and (iii) such new lease shall require the lessee to pay all Additional Charges which, had this Lease not been disaffirmed or rejected, would have become due after the effective date of such disaffirmance or rejection with respect to any prior period. If the lessee shall fail or refuse to enter into the new lease within ten (10) days after Landlord's request to do so, then in addition to all other rights and remedies by reason of such default, under this Lease, at law or in equity, Landlord shall have the same rights and remedies against the lessee as if the lessee had entered into such new lease and such new lease had thereafter been terminated at the beginning of its term by reason of the default of the lessee thereunder.

                  (b) If pursuant to the Bankruptcy Code Tenant is permitted to assign this

Lease in disregard of the restrictions contained in Article 7 hereof (or if this Lease shall be assumed by a trustee), the trustee or assignee shall cure any default under this Lease and shall provide adequate assurance of future performance by the trustee or assignee including (a) of the source of payment of rent and performance of other obligations under this Lease (for which adequate assurance shall mean the deposit of cash security with Landlord in an amount equal to the sum of one year's Fixed Rent then reserved hereunder plus an amount equal to all Additional Charges payable under Article 3 for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the term as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed) and that any such assignee of this Lease shall have a net worth exclusive of good will, computed in accordance with generally accepted accounting principles, equal to at least ten (10) times the aggregate of the annual Fixed Rent reserved hereunder plus all Additional Charges for the preceding calendar year as aforesaid and (b) that the use of the Premises shall in no way diminish the reputation of the Building as a first-class office building or impose any additional burden upon the Building or increase the services to be provided by Landlord. If all defaults are not cured and such adequate assurance is not provided within 60 days after there has been an order for relief under the Bankruptcy Code, then this Lease shall be deemed rejected, Tenant or any other person in possession shall vacate the Premises, and Landlord shall be entitled to retain any rent or security deposit previously received from Tenant and shall have no further liability to Tenant or any person claiming through Tenant or any trustee. If Tenant receives or is to receive any valuable consideration for such an assignment of this Lease, such consideration, after deducting therefrom (a) the brokerage commissions, if any, and other expenses reasonably incurred by Tenant for such assignment and (b) any portion of such consideration reasonably designed by the assignee as paid for the purchase of Tenant's Property in the Premises, shall be and become the sole exclusive property of Landlord and shall be paid over to Landlord directly by such assignee. If Tenant's trustee, Tenant or Tenant as debtor-in-possession assumes this Lease and proposes to assign the same (pursuant to Title 11 U.S.C. Section 365, as the same may be amended) to any person, including, without limitation, any individual, partnership or corporate entity, who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the trustee, Tenant or Tenant as debtor-in-possession, then notice of such proposed assignment, setting forth (x) the name and address of such person, (y) all of the terms and conditions of such offer, and (z) the adequate assurance to be provided Landlord to assure such person's future performance under this Lease, including, without limitation, the assurances referred to in Title 11 U.S.C. Section 365(b)(3) (as the same may be amended), shall be given to Landlord by the trustee, Tenant or Tenant as debtor-in-possession no later than twenty (20) days after receipt by the trustee, Tenant or Tenant as debtor-in-possession of such offer, but in any event no later than ten (10) days prior to the date that the trustee, Tenant or Tenant as debtor-in-possession shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to the trustee, Tenant or Tenant as debtor-in- possession, given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

                          ARTICLE 23 Reentry by Landlord

         23.01. If Tenant shall default in the payment of any Fixed Rent or Additional Charges, and such default shall continue for ten (10) days after written notice thereof has been given to Tenant, or if this Lease shall terminate as provided in Article 22 hereof, Landlord or Landlord's agents and employees may immediately or at any time thereafter reenter the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or otherwise as permitted by law (but in no event by force), without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the Premises. The word "reenter," as used herein, is not restricted to its technical legal meaning. If this Lease is terminated under the provisions of Article 22, or if Landlord shall reenter the Premises under the provisions of this article, or in the event of the termination of this Lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Fixed Rent and Additional Charges payable up to the time of such termination of this Lease, or of such recovery of possession of the Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 24 hereof.

         23.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

         23.03. If this Lease shall terminate under the provisions of Article 22 hereof, or if Landlord shall reenter the Premises under the provisions of this
Article 23, or in the event of the termination of this Lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Fixed Rent or Additional Charges due from Tenant at the time of such termination or reentry or, at Landlord's option, against any damages payable by Tenant under Article 24 hereof or pursuant to law.


                                ARTICLE 24 Damages

         24.01. If this Lease is terminated under the provisions of Article 22 hereof, or if Landlord shall reenter the Premises under the provisions of
Article 23 hereof, or in the event of the termination of this Lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

                  (a) a sum which at the time of such termination of this Lease or at the time of any such reentry by Landlord, as the case may be, represents the then value of the excess, if any (assuming a discount at a rate per annum equal to the interest rate then applicable to 7-year Federal Treasury Bonds), of (i) the aggregate amount of the Fixed Rent and the Additional Charges under Article 3 hereof which would have been payable by Tenant (conclusively presuming the average monthly Additional Charges under Article 3 hereof to be the same as were payable for the last 12 calendar months, or if less than 12 calendar months have then elapsed since the Initial Commencement Date, all of the calendar months immediately preceding such termination or reentry) for the period commencing with such earlier termination of this Lease or the date of any such reentry, as the case may be, and ending with the date contemplated as the expiration date hereof if this Lease had not so terminated or if Landlord had not so reentered the Premises, over (ii) the aggregate fair market rental value of the Premises for the same period, or

                  (b) sums equal to the Fixed Rent and the Additional Charges under Article 3 hereof which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so reentered the Premises, payable upon the due dates therefor specified herein following such termination or such reentry and until the date contemplated as the expiration date hereof if this Lease had not so terminated or if Landlord had not so reentered the Premises, provided, however, that if Landlord shall relet the Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in reentering the Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Premises for new tenants, brokers' commissions, reasonable legal fees, and all other expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Premises or any part thereof be relet by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Premises, or part thereof, so relet during the term of the reletting. Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises or any part thereof, or if the Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant's liability for damages or otherwise under this Lease.

         24.02. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 22 hereof, or had Landlord not reentered the Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or reentry on the Premises for the default of Tenant under this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater than any of the sums referred to in
Section 24.01 hereof.

         24.03. In addition, if this Lease is terminated under the provisions of
Article 22 hereof,


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
or if Landlord shall, reenter the Premises under the provisions of Article 23 hereof, Tenant agrees that:

                  (a) the Premises then shall be in the condition in which Tenant has agreed to surrender the same to Landlord at the expiration of the term hereof;

                  (b) Tenant shall have performed prior to any such termination any covenant of Tenant contained in this Lease for the making of any Alterations or for restoring or rebuilding the Premises or the Building, or any part thereof; and

                  (c) for the breach of any covenant of Tenant set forth above in this Section 24.03, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as estimated by an independent contractor selected by Landlord).

         24.04. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies under Article 22, if any Fixed Rent, Additional Charges or damages payable hereunder by Tenant to Landlord are not paid within seven (7) days after the due date thereof, the same shall bear interest at the Interest Rate (as defined in Article 35 hereof) plus two (2%) percent or the maximum rate permitted by law, whichever is less, from the due date thereof until paid, and the amount of such interest shall be an Additional Charge hereunder. For the purposes of this Section 24.04, a rent bill sent by first class mail, to the address to which notices are to be given under this Lease, shall be deemed a proper demand for the payment of the amounts set forth therein.

                          ARTICLE 25 Affirmative Waivers

         25.01. Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as provided in this Lease.

         25.02. If Tenant is in arrears in payment of Fixed Rent or Additional Charges, Tenant waives Tenant's right, if any, to designate the items to which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items which any such payments shall be credited.

         25.03. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, including, without limitation, any claim of injury or damage, and any emergency and other statutory remedy with respect thereto.

         25.04. Tenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Premises (other than compulsory counterclaims).

                              ARTICLE 26 No Waivers

         26.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, and such right to insist upon strict performance shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Fixed Rent or partial payments thereof or Additional Charges or partial payments thereof with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

         26.02. If there be any agreement between Landlord and Tenant providing for the cancellation of this Lease upon certain provisions or contingencies and/or an agreement for the renewal hereof at the expiration of the term, the right to such renewal or the execution of a renewal agreement between Landlord and Tenant prior to the expiration of the term shall not be considered an extension thereof or a vested right in Tenant to such further term so as to prevent Landlord from canceling this Lease and any such extension thereof during the remainder of the original term; such privilege, if and when so exercised by Landlord, shall cancel and terminate this Lease and any such renewal or extension; any right herein contained on the part of Landlord to cancel this Lease shall continue during any extension or renewal hereof; any option on the part of Tenant herein contained for an extension or renewal hereof shall not be deemed to give Tenant any option for a further extension beyond the first renewal or extended term.


                       ARTICLE 27 Curing Tenant's Defaults

         27.01. If Tenant shall default in the performance of any of Tenant's obligations under this Lease, Landlord, any Superior Lessor or any Superior Mortgagee without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of the applicable notice and cure periods, if any. If Landlord effects such cure by bonding any lien which Tenant is required to bond, Tenant shall obtain and substitute a bond for Landlord's bond at its sole cost and expense and reimburse Landlord for the cost of Landlord's bond.

         27.02. Bills for any expenses incurred by Landlord or any Superior Lessor or any Superior Mortgagee in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the Fixed Rent or Additional Charges or any part thereof or enforcing or endeavoring to enforce any rights against Tenant or Tenant's obligations hereunder, under or in connection with this Lease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the Premises after default by Tenant or upon the expiration or sooner termination of this Lease, and interest on all sums advanced by Landlord or such Superior Lessor or Superior Mortgagee under this Section 27.02 and/or Section
27.01 (at the Interest Rate or the maximum rate permitted by law, whichever is less) may be sent by Landlord or such Superior Lessor or Superior Mortgagee to


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
Tenant monthly, or immediately, at its option, and such amounts shall be due and payable as Additional Charges in accordance with the terms of such bills within twenty (20) days of Tenant's receipt of such bills. Notwithstanding anything to the contrary contained in this Section, Tenant shall have no obligation to pay Landlord's costs, expenses, or disbursements in any proceeding in which there shall have been rendered a final judgment against Landlord, and the time for appealing such final judgment shall have expired.

         27.03. Notwithstanding anything to the contrary contained in this Lease, with respect to "Non-Payment Proceedings" (as such term is hereinafter defined), Tenant shall reimburse Landlord upon demand for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements and court costs) incurred by Landlord in connection with such Non-Payment Proceedings. All such amounts shall be deemed to be Additional Charges and shall be collectible in the same manner as provided in Section 1.04 hereof. With respect to any legal proceedings or actions other than Non-Payment Proceedings which shall be commenced by either Landlord or Tenant as a result of a breach by the other party of its covenants under this Lease, the party which shall prevail in any such proceeding or action shall be entitled to collect from the non-prevailing party reasonable attorneys' fees incurred by the prevailing party in any such action or proceeding. For the purposes of this Section 27.03, the term "Non-Payment Proceedings" shall mean a summary proceeding commenced by Landlord against Tenant for non-payment of Fixed Rent or Additional Charges.


                                ARTICLE 28 Broker

         28.01. Tenant covenants, warrants and represents that no broker except for The Lansco Corporation and Newmark & Company Real Estate, Inc. (herein collectively called the "Broker") was instrumental in bringing about or consummating this Lease and that Tenant had no conversations or negotiations with any broker except the Broker concerning the leasing of the Premises. Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, arising out of any conversations or negotiations had by Tenant with any broker other than the Broker. Landlord agrees to indemnify and hold harmless Tenant against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, arising out of conversations or negotiations had by Landlord with any broker purporting to represent Tenant and with whom Tenant shall have had no dealings. Landlord shall pay the Broker such commission to which it may be entitled in connection with this Lease pursuant to separate agreements between Landlord and the Broker.


                                ARTICLE 29 Notices

         29.01. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to this Lease or pursuant to any applicable law or requirement of public authority (collectively, "notices") shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made only if sent by (i) a nationally recognized overnight courier service (e.g., Federal Express) requiring receipt for delivery, or (ii) registered or certified mail, return receipt requested, posted in a United States post office station or letter box in the continental United States, and addressed to the other party as follows:

                           If to Landlord:

                                    59 Maiden Lane Associates, LLC
                                    c/o AmTrust Realty Corp.
                                    250 Broadway
                                    New York, New York  10007
                                    Attention:  Mr. Nathan Aber

                           with a copy to:

                                    Bachner Tally & Polevoy LLP
                                    380 Madison Avenue
                                    New York, New York  10017
                                    Attention:  Martin D. Polevoy, Esq.

                           and if to Tenant as follows:

                                    Medsite.Com, Inc.
                                    60 East 13th Street, 3rd Floor
                                    New York, New York 10005
                                    Attention: Mr. James G. Gallagher

                           and after the Initial Commencement Date at the Premises, to the attention of
                                     Mr. James G. Gallagher

                           with a copy to:

                                    Wolf, Block, Schorr and Solis-Cohen LLP
                                    250 Park Avenue
                                    New York, New York 10177
                                    Attention: Stephen E. Friedberg, Esq.

                           with a further copy to:

                                    Wilson, Sonsini, Goodrich & Rosati
                                    650 Page Mill Road
                                    Palo Alto, California 94304
                                    Attention: Jeffrey D. Saper, Esq.


(except that after the Initial Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Building), and shall be deemed to have been given, rendered or made (x) one Business Day following the date sent if sent by nationally recognized overnight courier service (e.g., Federal Express), or (y) two (2) Business Days following the day so mailed if mailed by certified or registered mail, unless mailed to a location outside of the State of New York, in which case it shall be deemed to have been given, rendered or made three (3) Business Days after the day so mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices intended for it. Notwithstanding the foregoing, with respect to an occurrence presenting imminent danger to the health or safety of persons or damage to property in, on or about the Building or during a postal strike, notices may be hand delivered to a party at the address to which notices to that party are to be sent, provided that the same notice is also sent in the manner set forth above.

         29.02. Notices hereunder from Landlord may be given by Landlord's managing agent, if one exists, or by Landlord's attorney. Notices hereunder from Tenant may be given by Tenant's attorney.

         29.03. In addition to the foregoing, either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any notice on one other person or entity designated in such request, such service to be effected as provided in Section 29.01 or 29.02 hereof.


                         ARTICLE 30 Estoppel Certificates

         30.01 Each party agrees, at any time and from time to time, as requested by the other party with not less than 10 days' prior notice, to execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Fixed Rent and Additional Charges have been paid, stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this Lease, and if so, specifying each such default of which the signer shall have knowledge, and stating whether or not, to the best knowledge of the signer, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation. Tenant also shall include in any such statement such other information concerning this Lease as Landlord may reasonably request.


                          ARTICLE 31 Memorandum of Lease

         31.01. Tenant shall not record this Lease or any memorandum thereof.


                    ARTICLE 32 No Representations by Landlord

         32.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and shall expressly refer to this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease or any other written agreement(s) made concurrently herewith.


             ARTICLE 33 Industrial and Commercial Incentive Program

         33.01. For purposes of this Article 33, the term "Project" shall mean, collectively, (x) the performance by Landlord of certain improvements in and to the common areas and facilities of the Building, as determined by Landlord in it sole discretion, and (y) the performance by Tenant of any Alterations in the Premises or the Building which, when aggregated with other Alterations performed or to be performed by Tenant within twelve (12) months of such Alterations, shall cost more than $100,000. All other terms used herein, unless otherwise defined in this Lease, shall have the meanings ascribed to them in Sections 11-256 through 11-267 of the Administrative Code of the City of New York, authorized by Title 2-D of Article 4 of the New York Real Property Tax Law and all rules and regulations promulgated thereunder (herein collectively called the "Industrial and Commercial Incentive Program" or the "ICIP Program") and Article 2-I of the General City Law and all rules and regulations promulgated thereunder (herein collectively called the "LMEP Program").

         33.02. Landlord hereby notifies Tenant that Landlord may seek the benefits and entitlements provided by (x) Section 489-bbbb, Subdivision 5 of the ICIP Program and (y) Section 25-bb(a), Subdivision 1 of the Lower Manhattan Energy Program. In the event that Landlord shall file applications for such benefits with the appropriate governmental authorities, Landlord shall give Tenant notice of such filing and, in such event, with respect to the Project only, the following provisions of this Article 33 shall thereafter be applicable and Tenant shall thereafter comply (and, with respect to any contractors and subcontractors performing work on the Project, to include or require, as the case may be, provisions in their contracts and subcontracts requiring such contractors and subcontractors to comply, and promptly following receipt of notice of any failure of such contractors or subcontractors to comply, to use reasonable efforts to enforce such contractual obligations to comply, including, without limitation, by way of the termination of such contracts and/or subcontracts) with all applicable provisions, regulations and requirements of the ICIP Program and the LMEP Program so that the Building will receive the benefits and entitlements provided by the ICIP Program (the "ICIP Benefits") and the LMEP Program (the "LMEP Benefits"; the ICIP Benefits and the LMEP Benefits being herein sometimes collectively referred to as the "ICIP/LMEP Benefits"). Landlord makes no representation or warranty to Tenant that the ICIP Benefits or the LMEP Benefits shall be received in whole or in part.

         33.03. (a) Tenant shall, prior to the performance of any Alterations in or to the Premises or the Building, or the issuance of any building permits or award of any construction contracts in connection therewith, notify Landlord of its intent to perform such Alterations and the estimated cost thereof in order to enable Landlord to include such Alterations in the Building's applications for ICIP Benefits and LMEP Benefits.

                  (b) Tenant hereby agrees that it will submit any proofs of expenditure, plans, reports, certificates of continuing use and other submissions that may be required to qualify for the ICIP/LMEP Benefits that may be available in connection with the Project (the "ICIP/LMEP Submissions") as and within the time periods required by the applicable rules and regulations of the City of New York and as more particularly hereinafter set forth, including without limitation any ICIP/LMEP Submissions required to be made to the New York City Department of Finance ("DOF"), the New York City Department of Business Services ("DBS") or the New York City Office of Labor Services ("OLS"), and will attend any meetings required by the DOF, DBS or OLS or any other governmental agency charged with administration or enforcement of the ICIP Program or LMEP Program, and if Landlord receives reasonable prior written notice of such meetings, Landlord will provide Tenant with reasonable prior written notice of such meetings.

         33.04. (a) Tenant acknowledges that the ICIP Program imposes certain requirements with respect to the hiring and training practices, among other matters, of construction managers, contractors and subcontractors (collectively herein called "Tenant's Contractors") engaged to perform work in the Building for Building tenants. Accordingly, in order to ensure that no actions taken by Tenant's Contractors will cause the Building to fail to qualify for or to lose the ICIP/LMEP Benefits, Tenant shall use only such Tenant's Contractors that qualify under and otherwise satisfy the requirements of the ICIP Program for performance of work comprising part of the Project.

                  (b) (1) All of Tenant's Contractors employed in connection with the Project shall be contractually required by Tenant to comply with the provisions of the ICIP Program, including without limitation the OLS requirements applicable to construction projects benefitting from the ICIP Program. Such compliance, as of the date hereof, includes without limitation the following: the submission and approval of Construction Employment Report(s), and other periodic reports, attendance at a pre-construction conference and other conferences with representatives of the OLS and adherence to the provisions of
Article 22 of the ICIP Rules and Regulations, the provisions of New York City Charter Chapter 13-B and the provisions of Executive Order No. 50 (1980) and the rules and regulations promulgated thereunder. With respect to the Project only, Tenant hereby agrees that it shall indemnify and hold harmless Landlord and its partners, directors, officers, agents and employees from and against any and all claims, loss, damage, liability, cost or expense arising from or in connection with any failure by Tenant or Tenant's Contractors to comply with the provisions of the ICIP Program. If Landlord is notified of any violation of the ICIP Program by Tenant's Contractors, Landlord shall promptly advise Tenant thereof and send a copy of such notice to Tenant, and Tenant will take all appropriate diligent steps to cause Tenant's Contractors to cure such violations.

                  (2) At Landlord's reasonable prior written request, to the extent required to enable Landlord to file annual certificates of continuing use as required by the ICIP Program and/or to continue to receive the ICIP/LMEP Benefits, Tenant shall (i) report to Landlord the use of the Premises, the number of workers permanently engaged in employment in the Premises, the nature of each worker's employment, the number of such workers who reside in New York City and the New York City residency of each worker, (ii) provide access to the Premises by employees and agents of any governmental agency enforcing the ICIP Program (including, without limitation, the DOF) at all reasonable times, upon reasonable notice when requested by Landlord and (iii) enforce the contractual obligations of Tenant's Contractors to comply with the OLS requirements.

         33.05. Without limiting Tenant's rights under this Article 33, Tenant shall not be required to pay any real estate taxes or charges which may become due because of the willful neglect or fraud by Landlord in connection with the ICIP Program, or otherwise relieve or indemnify Landlord from any personal liability which may arise under Section 11-265 of the Administrative Code of the City of New York, unless the imposition of such real estate taxes or charges, or liability, resulted from any actions of Tenant in violation of this Lease or Tenant's failure to comply with the ICIP Regulations.

         33.06. With respect to the Project only, Tenant hereby agrees that it shall indemnify and hold harmless Landlord and its partners, directors, officers, agents and employees from and against any and all claims, loss, damage, liability, cost or expense arising from the Building's failure to qualify for or the loss of the ICIP/LMEP Benefits as a result of Tenant's failure to comply with its obligations set forth in this Article 33 or any requirement of the ICIP Program or the LMEP Program, or as a result of Tenant's Contractors failure to comply with any requirement of the ICIP Program, and if Landlord receives reasonable prior written notice of such requirements, Landlord will provide Tenant with reasonable prior written notice thereof.


                               ARTICLE 34 Holdover

         34.01. (a) In the event this Lease is not renewed or extended or a new lease is not entered into between the parties, and if Tenant shall then hold over after the expiration of the term of this Lease, and if Landlord shall then not proceed to remove Tenant from the Premises in the manner permitted by law (or shall not have given written notice to Tenant that Tenant must vacate the Premises) irrespective of whether or not Landlord accepts rent from Tenant for a period beyond the Expiration Date, the parties hereby agree that Tenant's occupancy of the Premises after the expiration of the term shall be under a month-to-month tenancy commencing on the first day after the expiration of the term, which tenancy shall be upon all of the terms set forth in this Lease except Tenant shall pay on the first day of each month of the holdover period as Fixed Rent, an amount equal to the higher of (i) an amount equal to one and one-half times one-twelfth of the sum of: (a) the Fixed Rent and Additional Charges payable by Tenant during the last year of the term of this Lease (i.e., the year immediately prior to the holdover period) or (ii) an amount equal to the then market rental value for the Premises as shall be established by Landlord giving notice to Tenant of Landlord's good faith estimate of such market rental value. Tenant may dispute such market rental value for the Premises as estimated by Landlord by giving notice to Landlord within but in no event after twenty (20) days after the giving of Landlord's notice to Tenant (as to the giving of which notice to Landlord, time shall be deemed of the essence). Enclosed with such notice, Tenant shall be required to furnish to Landlord the written opinion of a reputable New York licensed real estate broker having leasing experience in the Borough of Manhattan, for a period of not less than ten (10) years setting forth said broker's good faith opinion of the market rental value of the Premises. If Tenant and Landlord are unable to resolve any such dispute as to the market rental value for the Premises then an independent arbitrator who shall be a real estate broker of similar qualifications and shall be selected from a listing of not less than three (3) brokers furnished by the American Arbitration Association (or any successor thereto) to Tenant and Landlord (at the request of either Landlord or Tenant). If Landlord and Tenant are unable to agree upon the selection of the individual arbitrator from such listing, then the first arbitrator so listed by the American Arbitration Association (or any successor thereto) shall be conclusively presumed to have been selected by both Landlord and Tenant and the decision of such arbitrator shall be conclusive and binding upon the parties as to the market rental value for the Premises. Pending the determination of the market rental value of the Premises upon the expiration of the term of this Lease, Tenant shall pay to Landlord as Fixed Rent an amount computed in accordance with clauses (i) or (ii) of this subsection 34.01(a) (as Landlord shall then elect), and upon determination of the market rental value of the Premises in accordance with the preceding provisions hereof appropriate adjustments and payments shall be effected. Further, Landlord shall not be required to perform any work, furnish any materials or make any repairs within the Premises during the holdover period. It is further stipulated and agreed that if Landlord shall, at any time after the expiration of the original term or after the expiration of any term created thereafter, proceed to remove Tenant from the Premises as a holdover, the Fixed Rent for the use and occupancy of the Premises during any holdover period shall be calculated in the same manner as set forth above. In addition to the foregoing, Landlord shall be entitled to recover from Tenant any losses or damages arising from such holdover as provided in Section 34.01(c) hereof.

                  (b) Notwithstanding anything to the contrary contained in this Lease, the acceptance of any rent paid by Tenant pursuant to subsection 34.01(a) above shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an "agreement expressly providing otherwise" within the meaning of Section 223-c of the Real Property Law of the State of New York.

                  (c) If Tenant shall hold-over or remain in possession of any portion of the Premises beyond the Expiration Date, Tenant shall be subject not only to summary proceeding and all damages related thereto, but, if such holding over exceeds sixty (60) days, also to any damages arising out of any lost opportunities (and/or new leases) by Landlord to re-let the Premises (or any part thereof). All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.


               ARTICLE 35 Miscellaneous Provisions and Definitions

         35.01. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, including, without limitation, this Section 35.01, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of the abandonment is sought. If Tenant shall at any time request Landlord to sublet the Premises for Tenant's account, Landlord or its agent is authorized to receive keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of the Tenant's Property in connection with such subletting unless caused by or resulting from the negligence or willful act of Landlord, its agents, servants, contractors, or employees.

         35.02. Except as otherwise expressly provided in this Lease, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 7 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Article 35 shall not be construed as modifying the conditions of limitation contained in Article 22.

         35.03. Tenant shall look only to Landlord's estate and property in the Land and the Building for the satisfaction of Tenant's remedies, for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or its partners, officers, directors, shareholders or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises.

         35.04. (a) Except as expressly provided in Articles 19 and 20 and
Section 34.04(b) hereof, the obligations of Tenant hereunder shall be in no wise affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, nor shall it be deemed a constructive eviction because


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(a) Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of strike, lock-out or other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control; or (b) of any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others serving the Building with electric energy, steam, oil, gas or water, or for any other reason whether similar or dissimilar, beyond Landlord's reasonable control (the foregoing circumstances described in this Section 35.04 being herein called "Force Majeure Causes").

                  (b) Notwithstanding anything to the contrary contained in this Lease, but subject to the provisions of Article 19 and 20 hereof to the extent applicable, if for a period of seven (7) consecutive Business Days (i) Landlord fails to provide services required under this Lease to be provided to the Premises or (ii) Landlord fails to make the repairs required under this Lease to be made by Landlord, and (w) the cause of such failure shall not be Force Majeure Causes or the act or omission of Tenant, its agents, representatives, contractors or employees, and (x) the entire Premises or any affected portion thereof, as the case may be, shall be rendered untenantable for the conduct of Tenant's business and (y) Tenant shall vacate the Premises or such affected portion thereof which is untenantable for the conduct of Tenant's business and
(z) Tenant shall concurrently therewith give notice of such fact to Landlord, then, in such event, the portion of the Fixed Rent and Additional Charges allocable to the Premises or such affected portion thereof, as the case may be, payable by Tenant pursuant to this Lease shall be abated for the period commencing on the day immediately succeeding the expiration of such seven (7) consecutive Business Day period and ending on the date that the Premises or such affected portion thereof shall be rendered tenantable (or such earlier date, if any, as Tenant shall reoccupy the Premises or such affected portion thereof for the conduct of its business).

         35.05. For the purposes of this Lease, the following terms have the meanings indicated:

                  (a) The term "mortgage" shall include a mortgage and/or a deed of trust, and the term "holder of a mortgage" or "mortgagee" or words of similar import shall include a mortgagee of a mortgage or a beneficiary of a deed of trust.

                  (b) The term "laws and requirements of any public authorities" and "Legal Requirements" and words of a similar import shall mean laws and ordinances of any or all of the federal, state, city, town, county, borough and village governments including, without limitation, The Americans with Disabilities Act of 1990, as amended, and rules, regulations, orders and directives of any and all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Building and/or the Premises, and the direction of any public officer pursuant to law, whether now or hereafter in force.

                  (c) The term "requirements of insurance bodies" and words of similar import shall mean rules, regulations, orders and other requirements of the New York Board of Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Building and/or the Premises, whether now or hereafter in force.

                  (d) The term "Tenant" shall mean the Tenant herein named or any assignee or other successor in interest (immediate or remote) of the Tenant herein named, which at the time in question is the owner of the Tenant's estate and interest granted by this Lease; but the foregoing provisions of this subsection shall not be construed to permit any assignment of this Lease or to relieve the Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of the Tenant herein named from the full and prompt payment, performance and observance of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this Lease.

                  (e) The term "Landlord" shall mean only the owner at the time in question of Landlord's interest in the Land or a lease of the Land and the Building or a lease thereof so that in the event of any transfer or transfers of Landlord's interest in the Land or a lease thereof or the Building the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, and it shall be deemed, without further agreement that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord's interest under this Lease.

                  (f) The terms "herein," hereof" and "hereunder," and words of similar import, shall be construed to refer to this Lease as a whole, and not to any particular article or section, unless expressly so stated.

                  (g) The term "and/or" when applied to one or more matters or things shall be construed to apply to any one or more or all thereof as the circumstances warrant at the time in question.

                  (h) The term "person" shall mean any natural person or persons, a partnership, a corporation, and any other form of business or legal association or entity.

                  (i) The terms "Landlord shall have no liability to Tenant" or "the same shall be without liability to Landlord" or "without incurring any liability to Tenant therefor", or words of similar import shall mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial, or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant's use or occupancy of the Premises.

                  (j) The term "Interest Rate," when used in this Lease, shall mean an interest rate equal to two percent (2%) above the so-called annual "Base Rate" of interest established and approved by Citibank, N.A., New York, New York, from time to time, as its interest rate charged for unsecured loans to its corporate customers, but in no event greater than the highest lawful rate from time to time in effect.

         35.06. Upon the expiration or other termination of this Lease neither party shall have any further obligation or liability to the other except as otherwise expressly provided in this Lease and except for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such expiration or other termination; and, in any event, unless otherwise expressly provided in this Lease, any liability for a payment (including, without limitation, Additional Charges under Article
3) which shall have accrued to or with respect to any period ending at the time of expiration or other termination of this Lease shall survive the expiration or other termination of this Lease.

         35.07. (a) If Tenant shall request Landlord's consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent.

                  (b) If Tenant desires to determine any dispute between Landlord and Tenant as to the reasonableness of Landlord's decision to refuse to consent or approve any item as to which Landlord has specifically agreed that its consent or approval shall not be unreasonably withheld, such dispute shall be settled and finally determined by arbitration in The City of New York in accordance with the following provisions of this subsection 35.07(b). Within ten
(10) Business Days next following the giving of any notice by Tenant stating that it wishes such dispute to be so determined, Landlord and Tenant shall each give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If the two arbitrators shall fail to agree upon the designation of a third arbitrator within five (5) Business Days after the designation of the second arbitrator then either party may apply to the American Arbitration Association in New York City for the designation of such arbitrator and if he is unable or refuses to act within ten (10) Business Days, then either party may apply to the Supreme Court in New York County or to any other court having jurisdiction for the designation of such arbitrator. The three arbitrators shall conduct such hearings as they deem appropriate, making their determination in writing and giving notice to Landlord and Tenant of their determination as soon as practicable, and if possible, within five (5) Business Days after the designation of the third arbitrator; the concurrence of or, in the event no two of the arbitrators shall render a concurring determination, then the determination of the third arbitrator designated, shall be binding upon Landlord and Tenant. Judgment upon any decision rendered in any arbitration held pursuant to this subsection 35.07(b) shall be final and binding upon Landlord and Tenant, whether or not a judgment shall be entered in any court. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this subsection 35.07(b), including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this subsection 35.07(b), and the parties shall share all other expenses and fees of any such arbitration. The arbitrators shall be bound by the provisions of this Lease, and shall not add to, subtract from or otherwise modify such provisions. The sole remedy which may be awarded by the arbitrators in any proceeding pursuant to this Section 35.07 is an order compelling Landlord to consent to or approve the matter in dispute, and the arbitrators may not award damages or grant any monetary award or any other form of relief.

         35.08. If any Superior Mortgagee shall require any modification(s) of this Lease, Tenant shall, at Landlord's request, promptly execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall require, provided that such modification(s) do not (i) decrease any of Tenant's rights under this Lease or increase any of Tenant's obligations under this Lease, in either case beyond a de minimis extent, or (ii) increase any of Landlord's rights or decrease any of Landlord's obligations under this Lease, and further provided that in no event shall any such modification increase the amount of Fixed Rent or Additional Charges payable hereunder.

         35.09. If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as said person shall deem necessary or desirable to preserve and protect the Building from injury or damage to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant's obligations under this Lease.

         35.10. Tenant shall not place a load upon any floor of the Premises which violates applicable law or the certificate of occupancy of the Building or which exceeds the floor load per square foot which such floor was designed to carry. All heavy material and/or equipment must be placed by Tenant, at Tenant's expense, so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient in

Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance. If the Premises be or become infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, employees, visitors or licensees, Tenant shall at Tenant's expense cause the same to be exterminated from time to time to the reasonable satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be reasonably approved by Landlord.

         35.11. The submission by Landlord of this Lease in draft form shall be deemed submitted solely for Tenant's consideration and not for acceptance and execution. Such submission shall have no binding force or effect and shall confer no rights nor impose any obligations, including brokerage obligations, on either party unless and until both Landlord and Tenant shall have executed this Lease and duplicate originals thereof shall have been delivered to the respective parties.

         35.12. Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of New York. If any provisions of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of references and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, shall be deemed to include any other number and any other gender as the context may require.

         35.13. If under the terms of this Lease Tenant is obligated to pay Landlord a sum in addition to the Fixed Rent under this Lease and no payment period therefor is specified, Tenant shall pay Landlord the amount due within twenty (20) days after being billed.

         35.14. Notwithstanding anything to the contrary contained in this Lease, during the continuance of any default by Tenant after the giving of notice and the expiration of any applicable grace periods hereunder, Tenant shall not be entitled to exercise any rights or options, or to receive any funds or proceeds being held, under or pursuant to this Lease.

         35.15. Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by Tenant.

         35.16. Tenant acknowledges that it has no rights to any development rights, "air rights" or comparable rights appurtenant to the Real Property, and consents, without further consideration, to any utilization of such rights by Landlord and agrees to promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent. The provisions of this Section 35.16 shall be deemed to be and shall be construed as an express waiver by Tenant of any interest Tenant may have as a "party in interest" (as such quoted term is defined in Section 12-10 Zoning Lot of the Zoning Resolution of the City of New
York) in the Real Property.

         35.17. If any sales or other tax is payable with respect to any cleaning or other services which Tenant obtains or contracts for directly from any third party or parties, Tenant shall file any required tax returns and shall pay any such tax, and Tenant shall indemnify and hold Landlord harmless


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
from and against any loss, damage or liability suffered or incurred by Landlord on account thereof.

         35.18. If the Premises or any additional space to be included within the Premises shall not be available for occupancy by Tenant on the specific date hereinbefore designated for the commencement of the term of this Lease or for the inclusion of such space for any reason whatsoever, then this Lease shall not be affected thereby but, in such case, said specific date shall be deemed to be postponed until the date when the Premises or such additional space shall be available for occupancy by Tenant, and Tenant shall not be entitled to possession of the additional space until the same are available for occupancy by Tenant; provided, however, Tenant shall have no claim against Landlord, and Landlord shall have no liability to Tenant by reason of any such postponement of said specific date, and the parties hereto further agree that any failure to have the Premises or such additional space available for occupancy by Tenant on said specific date or on the Commencement Date for the floor in question shall in no way affect the obligations of Tenant hereunder nor shall the same be construed in any way to extend the Term. This Section 35.18 shall be deemed to be an express provision to the contrary of Section 223-a of the Real Property Law of the State of New York and any other law of like import now or hereafter in force.

         35.19. In connection with any examination by Tenant of Landlord's books and records, Tenant agrees to treat, and to instruct its employees, accountants and agents to treat, all information as confidential and not disclose it to any other person, except as may be required (i) by applicable legal requirements or
(ii) by a court of competent jurisdiction or arbitrator or in connection with any action or proceeding before a court of competent jurisdiction or arbitrator, or (iii) to Tenant's attorneys, accountants and other professionals in connection with any dispute between Landlord and Tenant; and Tenant will confirm or cause its agents and accountants to confirm such agreement in a separate written agreement if requested by Landlord.

         35.20. Tenant shall not cause or permit "Hazardous Materials" (as defined below) to be used, transported, stored, released, handled, produced or installed in, on or from, Tenant's premises or the Building. The term "Hazardous Materials" shall, for the purposes hereof, mean any flammable explosives, radioactive materials, hazardous wastes, hazardous and toxic substances, or related materials, asbestos or any material containing asbestos, or any other substance or material, as defined by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing; provided, however, nothing in this Section 35.20 shall be deemed to require Tenant to treat, remove or otherwise abate any Hazardous Materials contained in the Premises prior to the Initial Commencement Date of this Lease (except to the extent that Tenant, its agents, employees or contractors shall have introduced such Hazardous Materials into the Premises prior to such Initial Commencement Date). In the event of a breach of the provisions of this Section 35.20, Landlord shall, in addition to all of its rights and remedies under this Lease and pursuant to law, require Tenant to remove any such Hazardous Materials from the Premises in the manner prescribed for such removal by Legal Requirements. The provisions of this
Section 35.20 shall survive the termination of this Lease.

         35.21. Notwithstanding anything to the contrary contained in this Lease, in the event that this Lease shall grant to Tenant any option or right to extend or renew the original term of this Lease and/or any option or right to add additional space to the Premises originally demised hereunder (the foregoing options and rights are herein collectively called "Tenant's Options"), any such Tenant's Options shall inure exclusively to the benefit of the Tenant named herein and shall be exercisable only by the Tenant named herein.

                          ARTICLE 36 Partnership Tenant

         36.01. If Tenant is a partnership (or is comprised of two (2) or more persons, individually and/or as co-partners of a partnership) or if Tenant's interest in this Lease shall be assigned to a partnership (or to two (2) or more persons, individually and/or as co-partners of a partnership) pursuant to this
Article 36 (any such partnership and such persons are referred to in this Article 36 as "Partnership Tenant"), the following provisions of this Article 36 shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several, (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord or renewing or extending this Lease and by any notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or by any of the parties comprising Partnership Tenant, (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties, (d) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any partner or partners, and upon demand of Landlord, shall cause each such partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (d) of this section) and (f) on each anniversary of the Initial Commencement Date, Partnership Tenant shall deliver to Landlord a list of all partners together with their current residential addresses.


                           ARTICLE 37 Extension of Term

         37.01. (a) Subject to the provisions of Section 37.04 hereof, Tenant, at Tenant's sole option, shall have the right to extend the term of this Lease for an additional term of five (5) years commencing on the day following the last day of the initial term of this Lease (hereinafter referred to as the "Commencement Date of the Extension Term") and ending on the last day of the month in which the fifth (5th) anniversary of the day preceding the Commencement Date of the Extension Term occurs (such additional term is hereinafter called the "Extension Term") provided that:

         (i) Tenant shall give Landlord notice (hereinafter called the "Extension Notice") of its election to extend the term of the Lease not later than twelve (12) months prior to the Expiration Date, and

         (ii) Tenant shall not be in default under this Lease either as of the time of the giving of the Extension Notice or the Commencement Date of the Extension Term (which requirement Landlord may waive in its sole and absolute discretion), and

         (iii) The Tenant named herein shall, as of the date of the giving of the Extension Notice and as of the Commencement Date of the Extension Term, be in actual occupancy of not less than ninety (90%) percent of the rentable square foot area of the Premises, provided that such occupancy requirement may be waived by Landlord in its sole discretion at any time.

                  (b) The Fixed Rent payable by Tenant to Landlord during the Extension Term shall be the fair market rent for the Premises as determined by Landlord and set forth in a written notice to Tenant, which determination shall be as of the date (hereinafter called the "Determination Date") occurring six
(6) months prior to the Commencement Date of the Extension Term and which determination shall be made by Landlord and given in writing to Tenant within a reasonable period of time after the occurrence of the Determination Date, but in no event shall such Fixed Rent be less than an amount equal to twelve (12) times the sum of the monthly Fixed Rent, Operating Payment, and Tax Payment payable by Tenant with respect to the Premises for the last full month of the initial term of this Lease computed on an annualized basis, without giving effect to any abatement, credit or offset then in effect (hereinafter called the "Original Term Escalated Rent").

         For the purposes of determining the fair market rent for the Premises during the Extension Term pursuant to this Article 37, the determination shall take into account all then-relevant factors.

         Effective as of the Commencement Date of the Extension Term, (1) the Base Operating Amount shall be the Operating Expenses for the calendar year immediately preceding the calendar year in which occurs the Commencement Date of the Extension Term; and (2) the Base Tax Amount shall be the Taxes for the last complete Tax Year ending immediately prior to the occurrence of the Commencement Date of the Extension Term, as finally determined.

         37.02. (a) In the event Tenant gives the Extension Notice in accordance with the provisions of Section 37.01 hereof and Tenant disputes the fair market rent as determined by Landlord pursuant to Section 37.01(b) hereof, then at any time on or before the date occurring thirty (30) days after Tenant has been notified by Landlord of Landlord's determination of the fair market rent, Tenant may initiate the arbitration process provided for herein by giving notice to that effect to Landlord, and if Tenant so initiates the arbitration process such notice shall specify the name and address of the person designated to act as an arbitrator on its behalf. If Tenant fails to initiate the arbitration process as provided above, time being of the essence, then Landlord's determination of the Fixed Rent during the Extension Term shall be conclusive. Within thirty (30) days after the Landlord's receipt of notice of the designation of Tenant's arbitrator, Landlord shall give notice to Tenant specifying the name and address of the person designated to act as an arbitrator on its behalf. If Landlord fails to notify Tenant of the appointment of its arbitrator within the time above specified, then Tenant shall provide an additional notice to Landlord requiring Landlord's appointment of an arbitrator within twenty (20) days after Landlord's receipt thereof. If Landlord fails to notify Tenant of the appointment of its arbitrator within the time specified by the second notice, the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder and the parties are unable to agree upon such appointment. The two arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed, and if, within sixty (60) days after the second arbitrator is appointed, the two arbitrators shall not agree upon a determination of the Fixed Rent for the Extension Term, they shall together appoint a third arbitrator. In the event of their being unable to agree upon such appointment within eighty (80) days after the appointment of the second arbitrator, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or any organization successor thereto) in accordance with its rules then prevailing or if the American Arbitration Association (or such successor organization) shall fail to appoint said third arbitrator within fifteen (15) days after such request is made, then either party may apply, on notice to the other, to the Supreme Court, New York County, New York (or any other court having jurisdiction and exercising functions similar to those now exercised by said Court) for the appointment of such third arbitrator. The majority of the arbitrators shall determine the fair market rent of the Premises for the Extension Term and render a written certified report of their determination to both Landlord and Tenant within sixty
(60) days of the appointment of the first two arbitrators or sixty (60) days from the appointment of the third arbitrator, if such third arbitrator is appointed pursuant to this Section 37.02; and the fair market rent, so determined, shall be applied to determine the Fixed Rent for the Premises during the Extension Term; provided, however that in no event shall the Fixed Rent for the Extension Term be less than the Original Term Escalated Rent.

                  (b) Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses (not including the attorneys fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally.

                  (c) Each of the arbitrators selected as herein provided shall have at least ten (10) years experience in the leasing and renting of office space in first class office buildings in New York County.

                  (d) In the event the Tenant initiates the aforesaid arbitration process and as of the Commencement Date of the Extension Term the amount of the fair market rent has not been determined, Tenant shall pay the amount determined by Landlord to be the fair market rent for the Premises and when the determination has actually been made, an appropriate retroactive adjustment shall be made as of the Commencement Date of the Extension Term. In the event that such determination shall result in an overpayment by Tenant of any Fixed Rent, such overpayment shall be paid by Landlord to Tenant promptly after such determination.

         37.03. Except as provided in Section 37.01 hereof, Tenant's occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial term of this Lease; provided, however, Tenant shall have no further right to extend the term of this Lease pursuant to this Article 37.

         37.04. If Tenant does not timely send the Extension Notice pursuant to provisions of Section 37.01 hereof, this Article 37 shall have no force or effect and shall be deemed deleted from this Lease. Time shall be of the essence with respect to the giving of the Extension Notice. The termination of this Lease during the initial term hereof shall also terminate and render void any option or right on Tenant's part to extend the term of this Lease pursuant to this Article 37 whether or not such option or right shall have theretofore been exercised. None of Tenant's options or elections set forth in this Article 37 may be severed from this Lease or separately sold, assigned or transferred.

         37.05. If Tenant exercises its right to extend the term of this Lease for the Extension Term pursuant to this Article 37, the phrases "the term of this lease" or "the term hereof" as used in this Lease, shall be construed to include the Extension Term, and the Expiration Date shall be construed to be the date of the expiration of the Extension Term.

         37.06. If this Lease is renewed for the Extension Term, then Landlord or Tenant can request the other party hereto to execute, acknowledge and deliver an instrument in form for recording setting forth the exercise of Tenant's right to extend the term of this Lease and the last day of the Extension Term.


                        ARTICLE 38 Additional Space Option

         38.01. Tenant acknowledges that the balance of the rentable area of the fifteenth (15th) floor of the Building which is not included within the Premises (such balance being hereinafter called the "Additional Space") as shown cross-hatched on the plan annexed hereto as Exhibit H contains 14,548 rentable square feet and is currently leased or is to be leased by Landlord to another tenant for occupancy (such lease covering the Additional Space is hereinafter called the "Prior Additional Space Lease"). Landlord shall give notice to Tenant of the Prior Additional Space Lease promptly after the commencement of the term thereof (which notice shall state the date for the expiration of the term thereof).

         38.02. Provided that Tenant is not then in default of any of the terms, provisions and conditions of this Lease on the part of Tenant to be performed either as of the "Inclusion Date" or as of the giving of "Tenant's Notice" (as such terms are hereinafter defined), then upon expiration of the Prior Additional Space Lease, Tenant shall have the option to include the entire Additional Space within the Premises as of the Inclusion Date upon the terms and subject to the conditions of this Lease (including without limitation the provisions of Article 3 and the Base Operating Amount and Base Tax Amount set forth therein) and to such additional terms and conditions as are hereinafter set forth. Any such option shall be effected by a written notice (hereinafter called "Tenant's Notice") from Tenant to Landlord, given no later than August 1, 2000. In the event Tenant shall send a Tenant's Notice to Landlord, the Additional Space shall be added to and included in the Premises effective on the later to occur of (i) the expiration of the term or earlier termination of the Prior Additional Space Lease, or (ii) the earlier of (x) the Landlord's Work to be performed by Landlord in the Additional Space as described in Article 2 hereof and on Exhibit C attached hereto shall be substantially completed or shall be deemed substantially completed in accordance with Article 2, (y) the date Tenant or anyone claiming under or through Tenant, first occupies the Additional Space, or any part thereof, for the conduct of its business or for any other purpose (such effective date for the inclusion of the Additional Space in the Premises pursuant to this Article 38 is hereinafter referred to as the "Inclusion Date"). In the event that Tenant shall give Tenant's Notice to Landlord prior to August 1, 2000, then Tenant shall be deemed to have irrevocably agreed to have the Additional Space added to and included in the Premises effective as of the Inclusion Date. Promptly following the Inclusion Date, at the request of Landlord, Landlord and Tenant shall enter into a supplementary agreement with respect thereto, but their failure to do so shall not affect any of the rights and obligations of the parties hereunder. Notwithstanding anything to the contrary contained herein, and in the event that
(1) Tenant shall give Tenant's Notice to Landlord prior to August 1, 2000 and
(2) the Inclusion Date shall have not occurred on or before July 31, 2001 ("Additional Space Outside Inclusion Date"), which Additional Space Outside Inclusion Date shall be extended by one day for each day that Landlord is delayed in substantially completing Landlord's Work to the Additional Space by Force Majeure Causes and/or Tenant Delay, then, in such event, the portion of Fixed Rent allocable to the Additional Space shall be abated by one (1) day for each day that Landlord is so delayed in the substantial completion of Landlord's Work to the Additional Space by the number of days occurring during the period beginning on the Additional Space Outside Inclusion Date (as such date may have been extended) and ending on the Inclusion Date, which abatement shall commence upon the Inclusion Date.

         38.03. Effective as of the Inclusion Date:

         (i) the Fixed Rent hereunder shall be increased by the following amounts during the following periods:

                  (x) FOUR HUNDRED SEVENTY-SIX THOUSAND FOUR HUNDRED FORTY-SEVEN AND 00/100 ($476,447.00) DOLLARS per annum (which amount includes a component equal to the Base Electric Charge, as defined in Section 38.03(vi) hereof), payable in equal monthly installments of THIRTY-NINE THOUSAND SEVEN HUNDRED THREE AND 92/100 ($39,703.92) DOLLARS per month during the period commencing on the Inclusion Date and ending on the last day of the month preceding month in which occurs the third (3rd) anniversary of the Initial Commencement Date;

                  (y) FIVE HUNDRED FIVE THOUSAND FIVE HUNDRED FORTY-THREE AND 00/100 ($505,543.00) DOLLARS per annum (which amount includes a component equal to the Base Electric Charge, as defined in Section 38.03(vi) hereof), payable in equal monthly installments of FORTY-TWO THOUSAND ONE HUNDRED TWENTY-EIGHT AND 58/100 ($42,128.58) DOLLARS per month during the period commencing on the first day of the month in which occurs the third (3rd) anniversary of the Initial Commencement Date and ending on the last day of the month preceding the month in which occurs the seventh (7th) anniversary of the Initial Commencement Date; and

                  (z) FIVE HUNDRED THIRTY-FOUR THOUSAND SIX HUNDRED THIRTY-NINE AND 00/100 ($534,639.00) DOLLARS per annum (which amount includes a component equal to the Base Electric Charge, as defined in Section 38.03(vi) hereof), payable in equal monthly installments of FORTY-FOUR THOUSAND FIVE HUNDRED FIFTY-THREE AND 25/100 ($44,553.25) DOLLARS per month during the period commencing on the first day of the month in which occurs the seventh (7th) anniversary of the Initial Commencement Date and ending on the Expiration Date;

         (ii) the Fixed Rent for the Additional Space during the Extension Term shall be determined in the same manner and under the same conditions as the Fixed Rent shall be determined for the Premises pursuant to Article 37 hereof;

         (iii) Notwithstanding the provisions of Section 38.03(i) hereof to the contrary, provided and on condition that Tenant is not in default under any of the terms, provisions or conditions of this Lease on Tenant's part to be performed, the Fixed Rent payable by Tenant for the Additional Space shall be abated during the Partial Abatement Period, so that Tenant's monthly installment of Fixed Rent during the Partial Abatement Period shall be increased by THREE THOUSAND THREE HUNDRED THIRTY-THREE AND 92/100 ($3,333.92) DOLLARS, which amount represents the monthly installment of the "Base Electric Charge" (as that term is defined in Section 14.01(c) hereof) for the Additional Space, and which amount is subject to adjustment as provided in Article 14 hereof;

         (iv) Tenant's Share, as defined in Section 3.01(j) hereof, shall be increased by 1.45%, which represents the fraction, expressed as a percentage, the numerator of which is 14,548, reflecting the number of rentable square feet deemed by the parties hereto to comprise the rentable square footage of the Additional Space, and the denominator of which is 1,000,904, reflecting the number of rentable square feet deemed by the parties hereto to comprise the rentable square footage of the Building;

         (v) the security required to be maintained by Section 4.01 hereof and the Additional Security required to be maintained by
                  Section 4.04 hereof shall both be increased by $225,000.00;
                  and

         (vi) electricity shall be provided to the Additional Space in accordance with the terms and provisions of Article 14 hereof, except that the Base Electric Charge for the Additional Space, which is included in the Fixed Rent amounts set forth in
                  Section 38.03(i), shall be the sum of FORTY THOUSAND SEVEN AND 00/100 ($40,007.00) DOLLARS.

         38.04. Tenant shall accept the Additional Space in its condition and state of repair existing as of the Inclusion Date and understands and agrees that Landlord shall perform no work and incur no expenses in connection with the preparation of the Additional Space for Tenant's occupancy, except that prior to the Inclusion Date, Landlord, at Landlord's expense, shall prepare the Additional Space for Tenant's occupancy by substantially completing Landlord's Work in the Additional Space, all in the same manner and under the same conditions as Landlord shall perform Landlord's Work to the Premises in accordance with the terms and provisions of Article 2 hereof and Exhibit C attached hereto and made a part hereof.

         38.05. The provisions of this Article 38 shall be effective only if on the Inclusion Date, the named Tenant herein shall be in actual occupancy of ninety (90%) percent of any floor of the Premises after the Commencement Date thereof.

         38.06. The termination of this Lease during the term of this Lease shall also terminate and render void all of Tenant's options or elections under this Article 38 whether or not the same shall have been exercised; and nothing contained in this Article shall prevent Landlord from exercising any right or action granted to or reserved by Landlord in this Lease to terminate this Lease. None of Tenant's options or elections set forth in this Article 38 may be severed from this Lease or separately sold, assigned or transferred.

         38.07. If Tenant within the applicable time period, time being of the essence, does not send Tenant's Notice pursuant to the provisions of this
Article 38, then this Article 38 shall have no further force and effect and shall be deemed deleted from this Lease, and Tenant shall have forever waived and relinquished its right to the Additional Space and Landlord shall at any and all times thereafter be entitled to lease such Additional Space to others at such rental and upon such terms and conditions as Landlord in its sole discretion may desire.

                          ARTICLE 39 Condition to Lease

         39.01 Tenant agrees that it has been advised that (i) portions of the fourteenth (14th) and fifteenth (15th) floors of the Premises are currently demised to Federal Reserve Bank of New York (herein called "Federal Reserve") pursuant to that certain lease dated as of September 9, 1977 between Landlord and Federal Reserve (such lease, as amended, is herein called the "Federal Reserve Lease") and (ii) Federal Reserve has signed an agreement (the "Surrender Agreement") to surrender such portions of the Premises. Subject to Subsection 2.01(b) hereof, Landlord and Tenant agree that this Lease is conditioned upon and shall not be effective unless and until the Surrender Agreement is unconditionally effective.


                          ARTICLE 40 Temporary Premises

         40.01. Tenant shall be permitted to occupy temporarily the entire rentable area of the seventeenth (17th) floor of the Building shown on the floor plan annexed hereto as Exhibit I (the "Temporary Premises") for the period commencing as of December 13, 1999 and terminating on the Final Commencement Date. Tenant acknowledges and agrees that the Temporary Premises contains 16,368 rentable square feet. Tenant's occupancy of the Temporary Premises shall be upon all of the following terms and conditions:

                  a. Tenant has examined and agrees to accept the Temporary Premises in their condition existing as of the date same are made available for Tenant's occupancy, and understands that no work is to be performed by Landlord in connection therewith;

                  b. The annual charge (including electric) for use by Tenant of the Temporary Premises shall be TWO HUNDRED TWELVE THOUSAND SEVEN HUNDRED EIGHTY-FOUR AND 00/100 ($212,784.00) DOLLARS. Such charge shall be payable monthly in the same manner as is payable the Fixed Rent under this Lease;

                  c. Except as otherwise herein provided, Tenant's obligations hereunder with respect to the Temporary Premises shall be governed by the terms and conditions of, and this permission shall be subject to the limitations contained in, this Lease;

                  d. Upon the later to occur of the Final Commencement Date, or
                  (ii) the earlier termination of this Lease, Tenant will surrender and vacate the Temporary Premises and remove therefrom and in the event of Tenant's failure to do so Landlord shall be entitled to all the rights and remedies against Tenant which are available to a landlord against a tenant holding over after the expiration of the term of the lease; and e. Tenant acknowledges that time is of the essence with respect to Tenant's surrender, vacating and removal from the Temporary Premises as set forth in Section 40.01 (d) hereof. Tenant covenants and agrees to pay $2,200.00 per day (or a fraction thereof) as and for liquidated damages for each day after the date set forth in Section 40.01(d) hereof, that Tenant fails to surrender, vacate and remove from the Temporary Premises. Nothing contained in this Section 40.01(e) shall in any way be deemed or construed to limit Landlord's rights pursuant to Section 40.01(d).

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                                    59 MAIDEN LANE ASSOCIATES, LLC, Landlord


                                    By:      __________________________
                                             Nathan Aber
                                             Manager


                                    MEDSITE.COM, INC., Tenant



                                    By:      _____________________________

                                    Tenant's Federal Identification Number:

                                    _______________________________________

                                    LANDLORD

STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF                  )

On the __ day of ________ in the year 1999, before me, the undersigned, a Notary Public in and for said state, personally appeared ___________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies) and that by his/her/their signature(s) on the instrument, the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.


                                             _______________________________
                                                Notary Public



                                     TENANT


STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF                  )

On the __ day of ________ in the year 1999, before me, the undersigned, a Notary Public in and for said state, personally appeared ___________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies) and that by his/her/their signature(s) on the instrument, the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.


                                             _______________________________
                                                Notary Public


                                    EXHIBIT A

                               Description of Land


ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of John Street and the westerly side of William Street;

RUNNING THENCE Southerly along the westerly side of William Street, 260 feet 5-1/2 inches to the northerly side of Maiden Lane;

RUNNING THENCE Westerly along the northerly side of Maiden Lane, 286 feet 4 inches to a point, distant 128 feet 8 inches easterly from Nassau Street which point lies in the westerly line of the westerly wall of the building on premises No. 41 Maiden Lane;

RUNNING THENCE Northerly along said westerly line of the westerly wall of said building and along a line forming an interior angle of 106 degrees 59 minutes 40 seconds with the northerly side of Maiden Lane, 127 feet 8-1/2 inches to a point;

RUNNING THENCE Southeasterly along a line forming an interior angle of 78 degrees 22 minutes 20 seconds with the last mentioned course, 41 feet 3-1/2 inches to a point;

RUNNING THENCE still southeasterly along a line forming an exterior angle of 178 degrees 56 minutes 30 seconds with the last mentioned course, 17 feet -1/2 inch to a point;

RUNNING THENCE Northerly along a line forming an exterior angle of 80 degrees 00 minutes with the last mentioned course, 86 feet 7-5/8 inches to the southerly side of John Street;

RUNNING THENCE Easterly along the southerly side of John Street, 217 feet 1/4 inch to the point or place of BEGINNING.

Said property is the same as that bounded and described as follows:

ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of John Street and the westerly side of William Street;

RUNNING THENCE Southerly along the westerly side of William Street, 260 feet 5-1/2 inches to the northerly side of Maiden Lane;

RUNNING THENCE Westerly along the northerly side of Maiden Lane, 286 feet 4 inches;

RUNNING THENCE Northerly along a line forming an interior angle of 106 degrees 59 minutes 40 seconds with the northerly side of Maiden Lane, 127 feet 8-1/2 inches to a point;

RUNNING THENCE Southeasterly along a line forming an interior angle of 78 degrees 22 minutes 20 seconds with the last mentioned course, 41 feet 31/2 inches to a point;

RUNNING THENCE Still southeasterly along a line forming an exterior angle of 178 degrees 56 minutes 30 seconds with the last mentioned course, 17 feet -1/2 inch to a point;

RUNNING THENCE Northerly along a line forming an exterior angle of 80 degrees 00 minutes with the last mentioned course, 86 feet 7-5/8 inches to the southerly side of John Street;

RUNNING THENCE Easterly along the southerly side of John Street, 217 feet 1/4 inch to the point or place of BEGINNING.

Being the property located at and known as 59 Maiden Lane, New York, New York and also being Section 1, Block 67, Lot 1 on the Tax Assessment Map of the County of New York.

                                    EXHIBIT B

                             Floor Plan of Premises

                                    EXHIBIT C

                                   Work Letter

                                    EXHIBIT D

                              Rules and Regulations

         1. The rights of each tenant in the entrances, corridors, elevators and escalators servicing the Building are limited to ingress to and egress from such tenant's premises for the tenant and its employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by any other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it in its reasonable judgment deems best for the benefit of the tenants generally.

         2. Landlord may refuse admission to the Building outside of Business Hours on Business Days to any person not known to the security guard in charge or not having a pass issued by Landlord or the tenant whose premises are to be entered or not otherwise properly identified, and Landlord may require all persons admitted to or leaving the Building outside of Business Hours on Business Days to provide appropriate identification. Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character or reputation of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. During any invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building by closing the doors or otherwise for the safety of the tenants and protection of property in the Building.

         3. No tenant shall obtain or accept for use in its premises ice, drinking water, food, beverage, towel, barbering, bootblacking, floor polishing, cleaning or other similar services from any persons reasonably prohibited by Landlord in writing from furnishing such services. Such services shall be furnished only at such hours, and under such reasonable regulations, as may be fixed by Landlord from time to time.

         4. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or its employees, agents, contractors, licensees or invitees, shall be paid by such tenant.

         5. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens which are different from the standards adopted by Landlord for the Building shall be attached to or hung in, or used in connection with, any exterior window or door of the premises of any tenant, without the prior written consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner approved by Landlord, provided that all such curtains, blinds or shades shall be white.

         6. No lettering, sign, advertisement, notice or object shall be displayed in or on the exterior windows or doors, or on the outside of any tenant's premises, or at any point inside any tenant's premises where the same might be visible outside of such premises, without the prior written consent of Landlord.

In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule. Interior signs, elevator cab designations and lettering on doors and the Building directory shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord. The foregoing expense shall include (A) a fee (the "Signage General Conditions Fee") equal to ten (10%) percent of the out-of-pocket cost to Landlord (the "Signage Out-Of-Pocket Cost") of any work associated with inscribing, painting or affixing such signs, designations or lettering (the "Signage Work") to reimburse Landlord for the estimated general conditions costs incurred by Landlord in connection with the Signage Work and
(B) a fee equal to ten (10%) percent of the sum of (x) the Signage Out-Of-Pocket Cost and (y) the Signage General Conditions Fee, representing Landlord's profit and reimbursement of Landlord for its additional overhead costs incurred in connection with such Signage Work.

         7. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills or on the peripheral air conditioning enclosures, if any.

         8. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules.

         9. No bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the premises of any tenant or the Building.

         10. No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. Nothing shall be done or permitted in the premises of any tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Building.

         11. No tenant, nor any tenant's contractors, employees, agents, visitors or licensees, shall at any time bring into or keep upon the premises or the Building any flammable, combustible, explosive or otherwise dangerous fluid, chemical or substance.

         12. Additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said Grand Master Key or Building standard keying system. Additional keys for a tenant's premises and toilet rooms shall be procured only from Landlord who may make a reasonable charge therefor. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.

         13. All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators, and in such manner as Landlord or its agent may determine from time to time. The persons employed to move safes and other heavy objects shall be reasonably acceptable to Landlord and, if so required by law, shall hold a Master Rigger's license. Arrangements will be made by Landlord with any tenant for moving large quantities of furniture and equipment into or out of the Building. All labor and engineering costs incurred by Landlord in connection with any moving specified in this rule shall be paid by tenant to Landlord on demand. The foregoing costs shall include (A) a fee (the "Moving General Conditions Fee") equal to ten (10%) percent of the out-of-pocket cost to Landlord (the "Moving Out-Of-Pocket Cost") of such moving to reimburse Landlord for the estimated general conditions costs incurred by Landlord in connection therewith, and (B) a fee equal to ten (10%) percent of the sum of (x) the Moving Out-Of-Pocket Cost and (y) the Moving General Conditions Fee, representing Landlord's profit and reimbursement of Landlord for its additional overhead costs incurred in connection with such moving.

         14. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the lease of which this Exhibit is a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enlargement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the Building under the provisions of this Rule or of Rule 2 hereof.

         15. No tenant shall occupy or permit any portion of its premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as a school. No tenant shall use or permit its premises or any part thereof to be used, for manufacturing, or the sale at retail or auction (except over the Internet) of merchandise, goods, or as a school.

         16. Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord's reasonable judgment, tends to impair the reputation of the Building or its desirability as a building for others, and upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign.

         17. Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon any tenant's premises. If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall determine.

         18. No machinery or mechanical equipment other than ordinary portable business machines may be installed or operated in any tenant's premises without Landlord's prior written consent which consent shall not be unreasonably withheld or delayed, and in no case (even where the same are of a type so excepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants; but machines and mechanical equipment which may be permitted to be installed and used in a tenant's premises shall be equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

         19. Landlord, its contractors, and their respective employees, shall have the right to use, without charge therefor, all light, power and water in the premises of any tenant while cleaning or making repairs or alterations in the premises of such tenant. Landlord, its contractors, and their respective employees shall be responsible to turn-off the lights when their work is completed.

         20. No premises of any tenant shall be used for lodging or sleeping or for any immoral or illegal purpose.

         21. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

         22. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

         23. No tenant shall cause or permit any unusual or objectionable odors to emanate from its premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the premises of any tenant except as is expressly permitted in such tenant's lease.

         24. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building's services or the proper and economic heating, ventilating, air conditioning, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air-conditioning, electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment or interference.

         25. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same. Any cuspidors or containers or receptacles used as such in the premises of any tenant or for garbage or similar refuse, shall be emptied, cared for and cleaned by and at the expense of such tenant.

         26. All entrance doors in each tenant's premises shall be left locked and all windows shall be left closed by the tenant when the tenant's premises are not in use. Entrance doors shall not be left open at any time. Each tenant, before closing and leaving its premises at any time, shall turn out all lights.

         27. Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

         28. All windows in each tenant's premises shall be kept closed, and all blinds therein above the ground floor shall be lowered as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the tenant's premises. If Landlord shall elect to install any energy saving film on the windows of the Premises or to install energy saving windows in place of the present windows tenant shall cooperate with the reasonable requirements of Landlord in connection with such installation and thereafter the maintenance and replacement of the film and/or windows and permit Landlord to have access to the tenant's premises at reasonable times during Business Hours to perform such work.

         29. No "Hazardous Materials" (as defined below) shall be used, transported, stored,


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released, handled, produced or installed in, on or from, Tenant's premises or the Building. The term "Hazardous Materials" shall, for the purposes hereof, mean any flammable explosives, radioactive materials, hazardous wastes, hazardous and toxic substances, or related materials, asbestos or any material containing asbestos, or any other substance or material, as defined by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing.

         30. Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its reasonable judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants generally, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building. Landlord shall not discriminate against Tenant in the enforcement of the rules and regulations prescribed for the Building.

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
                                    EXHIBIT E

                     Tenant Construction Approval Procedures


Unless the tenant's lease specifically provides otherwise, all tenant construction (including initial tenant construction), renovation and/or refinish work must first be approved by 59 Maiden Lane Associates, LLC ("Owner") and Owner's Building Manager or Managing Agent, as directed by Owner. The procedure to obtain approval is as follows:

I.       Construction or Renovation Work

         A.       The scope of all the work must be clearly delineated in three
                  (3) complete sets of architectural, electrical, mechanical, plumbing and structural drawings as applicable. These drawings must be prepared and stamped by a licensed architect and/or engineer, as applicable.

         B. The tenant must make a specific written request to Owner to allow the implementation of the work.

         C. The tenant's written request must be accompanied by the following:

                  1. Original insurance certificates for each contractor to be employed by the tenant. The limits of liability, names of the certificate holder, and names of the additional insureds must comply with or exceed the requirements specified elsewhere in this Exhibit E, including the Hold Harmless Clause.

                  2. Three complete sets of sepias and three complete sets of blue-line drawings of the project must be submitted. If the tenant intends to install heavy office furniture, safes, filing cabinets, electrical switch gear, mechanical equipment, or any other type of equipment, which might be in excess of the live load capacity of the floor, a fourth set of sepias will be required. Similarly if the tenant wishes to install any type of equipment which might require acoustical attenuation, a fifth set of drawings and equipment specifications would also be required.

         D. Owner will forward the sepias of the proposed work, as applicable, to:

                  1.       Owner's architect;

                  2. Owner's mechanical, electrical, plumbing and fire and life safety engineer;

                  3.       Owner's structural engineer, if necessary;

                  4.       Owner's acoustical engineer if necessary.

         E. Owner's consultants will review the proposed work for compliance with prevailing codes and building standards. The consultants will mark up the drawings appropriately and forward comments to Owner.

                  Owner's consultants, after discussing any minor changes, if necessary, with tenant's


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
                  architect/engineer, may approve the drawings "As Noted."

                  However, if the scope of the changes are major, Owner will require resubmission of the drawings for further review by Owner's consultants. The tenant must re-submit the corrected drawings reflecting the required changes. This submittal must be in the same format as the original submittal.

         F. The Building Manager will retain one set of blue lines in the Building office, and forward one blue line set to Owner's Office. The marked up sepias and one set of the blue lines will be sent to the tenant with a cover letter approving the project or giving the tenant other specific appropriate direction or requirements. Approval does not constitute a waiver of Department of Buildings approval and/or approval of other jurisdictional agencies.

         G. All costs for Owner's review of the plans including any proposed tenant changes will be borne by the tenant. The cost to the tenant of any such review by Owner shall include (A) a fee (the "Review General Conditions Fee") equal to ten (10%) percent of the out-of-pocket cost to Owner (the "Review Out-Of-Pocket Cost") of such review to reimburse Owner for the estimated general conditions costs incurred by Owner in connection therewith, and (B) a fee equal to ten (10%) percent of the sum of (x) the Review Out-Of-Pocket Cost and (y) the Review General Conditions Fee, representing Owner's profit and reimbursement of Owner for its additional overhead costs incurred in connection with such review.

         H. Notwithstanding Owner's right to review all tenant construction, the full responsibility for compliance with prevailing codes and/or building standards rests with the tenant without any cost or liability whatsoever on the part of Owner.


II.      Refinish Work:

         Most often finishing or refinishing work, such as painting, does not require a permit. In such cases, the tenant must still request permission to perform such work, and must furnish the required insurance certificates for each contractor employed by the tenant to Owner. Construction rules and regulations of the building must be observed by the tenant and tenant's contractors at all times.

INTRODUCTION:

The following Rules and Regulations for construction work at 59 Maiden Lane apply to new tenant construction as well as tenant remodeling and renovation work. They have been formulated for the following purposes:

1. To assist the tenants in understanding the proper method of performing construction work in the Building;

2. To maintain the architectural, structural, mechanical and electrical integrity of the Building;

3.       To insure that all work is performed legally and safely;


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
4. To assist the tenant in understanding its rights and obligations with respect to construction requirements under its respective lease; and,

5.       To protect Owner's interests, and the rights of other tenants.

Any questions concerning these rules and regulations should be directed to:

                      Newmark and Company Real Estate, Inc.
                                 125 Park Avenue
                               New York, NY 10017
                           Attention: Rhonda Panensky
                             Telephone: 212-372-2345
                                Fax: 212-372-2412

                                 With a copy to:

 John Cavaliere                                     AmTrust Realty Corp.
 Building Manager                                   250 Broadway, 30th Floor
 59 Maiden Lane                                     New York, NY 10007
 New York, NY 10038                                 Telephone:  212-619-6919
 Telephone: 212-422-3870                            Facsimile:  212-619-6933
 Fax: 212-509-6539


Owner and/or the Building Manager reserves the right to modify these rules from time to time as they may, in their sole judgement, be required to preserve the integrity of the physical construction of the Property, and the safety and quiet enjoyment of the tenants of the Building.

Owner, its Managing Agent and the Office of the Building (including, without limitation, the Building Manager) assume no liability whatsoever for anything contained in any plans and specifications prepared for or on behalf of any tenant of the Building or for the manner in which any of the work is executed by or on behalf of any tenant, notwithstanding Owner's or its Building Manager or Managing Agent's review, revision and/or approval of the same. In the event of any inconsistency between the construction-related lease terms and provisions of these Rules and Regulations, the terms and provisions of the Lease shall prevail unless the same shall not be in accordance with law, in which event, tenant shall be obligated in all respects to comply with law.

RULES AND REGULATIONS FOR CONSTRUCTION:

1. All construction will be performed in strict compliance with all governing codes, ordinances, and local laws, (including ACP filings as required with respect to asbestos-containing materials). It is the obligation of the tenant to ensure that all construction takes place legally as noted above. Owner reserves the right to stop any construction activities which are not in strict conformance with all prevailing codes, ordinance, and local laws.

2. All construction will be documented by architectural and/or engineering drawings prepared for the tenant by and stamped by a qualified licensed architect and/or professional engineer acceptable to Owner. These drawings are subject to review for conformance to the Lease and/or Building Standards by Owner's consultants, at the tenant's expense. Three complete blue line sets of drawings and three sets of sepias must be submitted to Owner for such reviews, except to the extent that additional sets of sepias are required pursuant to Section I(C)(2) above. One complete set of sepias will be returned to the tenant or the tenant's architect and/or engineer as appropriate with the comments and/or requirements of Owner's and its consultant(s) noted on the drawings. This review process requires a minimum of ten (10) Business Days to complete depending upon the complexity of the work.

3. All applicable permits must be obtained, posted at the job site, and also filed with the Building Office prior to the commencement of any construction work, in compliance with Local Law 55/88. Copies of controlled inspection reports must be submitted to the Building Manager at the conclusion of the work.

4. Any contractor and/or sub-contracting firm, which the tenant wishes to employ in the Building, will submit a current original insurance certificate in the limits acceptable to Owner (See Attachment A -Contractor's Insurance Requirements) at least ten (10) days prior to the proposed construction commencement date.

5. All construction work will be performed by licensed contractors and/or subcontractors acceptable to Owner.

6. In the event tenant shall employ any contractor or subcontractor to do any work in the Premises permitted by the tenant's lease, such contractor and subcontractor shall agree to employ only such labor as will not result in jurisdictional disputes or strikes or result in causing disharmony with other workers employed at the Building. Tenant shall inform Owner in writing of the names of any contractor or subcontractor tenant proposes to use in the Premises at least ten (10) days prior to the beginning of work by such contractor or subcontractor for Owner's review and approval.

7. Any modifications to the existing fire and life safety systems in the Building occasioned by reason of the tenant's construction will be designed by Owner's Engineer, at the tenant's expense, which expense shall include (A) a fee (the "Modification Design General Conditions Fee") equal to ten (10%) percent of the out-of-pocket cost to Owner (the "Modification Design Out-Of-Pocket Cost") of such design to reimburse Owner for the estimated general conditions costs incurred by Owner in connection therewith, and (B) a fee equal to ten (10%) percent of the sum of (x) the Modification Design Out-Of-Pocket Cost and (y) the Modification Design General Conditions Fee, representing Owner's profit and reimbursement of Owner for its additional overhead costs incurred in connection with such design. This includes existing standpipe and the Class E Fire Alarm System. Any additions, adoptions, and/or modifications to the Class E System to accommodate any tenant change, or to comply with any existing or future prevailing code, ordinance, and/or local law, will be performed by or under the supervision of Owner's Class E System maintenance contractor, at the tenant's expense, which expense shall include (A) a fee (the "Class E Work General Conditions Fee") equal to ten (10%) percent of the out-of-pocket cost to Owner (the "Class E Work Out-Of-Pocket Cost") of performing such addition, adoption or modification (the "Class E Work") to reimburse Owner for the estimated general conditions costs incurred by Owner in connection with the Class E Work, and (B) a fee equal to ten (10%) percent of the sum of (x) the Class E Work Out-Of-Pocket Cost and (y) the Class E Work General Conditions Fee, representing Owner's profit and reimbursement of Owner for its additional overhead costs incurred in connection with such Class E Work.

8. For security purposes, general contractors are responsible to instruct all tradesmen to sign in and out each day at the security console or by the loading dock office, in the contractor log provided for this purpose. Contractors and/or subcontractors not complying with this regulation will be banned from working in the Building.

9. A minimum of twenty-four hours written notice will be given to the Building Manager for any after-hours work. This includes evenings or weekends. The current building hours are 8 AM through 6 PM which are subject to change by Owner. The freight car is open 8 AM to 4:50 PM. It is available at other times if pre-arranged at the building rates to be paid by the contractor or tenant.

10. Tenant will make provisions for contractor's use of the freight elevator. These services will, subject to availability, be arranged with the Building Manager, a minimum of forty-eight (48) hours in advance. The tenant will be responsible for all costs associated with such service. No equipment will be carried on top of, or below the elevators.

11. Construction debris will be removed from building at the time it is brought to the loading dock and will be removed before 8:00 AM or after 5:00 PM or on weekends and will be coordinated with the Building Manager to prevent conflicts with the janitorial operation.

12. It shall be the responsibility of the general contractor to see that these rules are carried out by their own personnel and by their subcontractors.

13. Demolition, chopping, core drilling, shooting track, or other noise generating activity will be allowed only before 8:00 AM or after 6:00 PM, or on weekends. Channeling of the floors is not allowed.

14. All patch work and ceiling tile replacement or removal will be done by the contractor, unless prior arrangement is made with the Building Manager.

15. Lay in ceiling tiles will be replaced at the end of every workday by the contractor while working in common areas. To assist in maintaining comfort conditions, the tenants are encouraged to minimize the time that hung ceilings are open in their premises during construction.

16. Time schedules will be supplied to the Building Manager showing the anticipated completion date. Any delay of the completion date will be documented in writing to the Building Manager.

17. Common areas will be protected at all times during demolition and construction. Doors to construction areas will be closed at all times. Contractors will supply dampened carpets at exits of construction areas to help remove dust and construction grit from bottom of shoes before entering common areas of the Building.

18. No storage of construction materials, construction debris, waste containers, scaffolding, ladders or other construction-related items will be allowed in the common areas, roofs, loading docks, sidewalks of the Building or freight corridors.

19. No playing of radios will be allowed by construction personnel in the common areas of the Building (i.e.: corridors, stairwells, loading docks, and main lobby). Noise must be minimized in the work areas to minimize interference with other tenants in the Building.

20. The contractor's employees will use only restrooms or lavatories within the tenant's area or as designated by the Building Manager.


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
21. Only UL, BSA, and MEA approved material and equipment will be used in any construction at the Building.

SUPERVISION:

1. General contractors must provide sufficient supervision (English speaking supervisor required) on premises at all times, during the day and after hours when work is in progress, to insure the orderly, safe progression of the work without disturbance or disruption to the normal operation of the Building.

2. All jobs are to be policed at all times - laborers will continually keep the work space orderly. If necessary, common areas on the floor(s) where construction is taking place are to be vacuumed, dusted, or otherwise cleaned on an ongoing basis as required.

3. Contractors will be responsible for cleanliness of all parts of the construction area including common areas, elevators, and lobbies. The Building will charge tenant for any cleaning made necessary due to construction operations.

ELECTRICAL SYSTEM INTEGRITY:

I. 3/4" approved electrical pipes, conduit, or greenfield will be the minimum size used in the Building. Conduits to be supported by stand-offs, not wired to ceiling supports. Conduits located in hung ceiling will be run north/south or east/west. No diagonal runs will be allowed.

II.      All power wiring will be #12 awg or larger.

III.     All unused wiring, conduit, or electrical devices must be removed.

IV. Only aluminum or galvanized pipe will be used to enter circuit breaker panels or disconnects, and must be extended at least into the ceiling.

V. All wiring in walls and partitions will be in hard circuit or an approved raceway.

VI. All low voltage wiring will be run in rigid pipe; or approved teflon cord wire will be used.

VII. All panels of any type will be properly dressed and tied; wires will be properly tagged showing circuit number. Directory boards will be brought up to date showing circuit number and approximate location. A typewritten letter will be supplied to the Building Office listing:

         A.       Floor where change has taken place;

         B.       Panel number;

         C.       Switch number;

         D.       Tenant area where change was made; and

         E.       New switch gear designation.

VIII. Electrical load shall at all times not exceed the maximum limitations of the Building. Tenant will provide any necessary documentation to Owner as proof that the work is in compliance with the lease in this regard. Such documentation will be subject to review by Owner's engineer at the tenant's expense, which expense shall include (A) a Review General Conditions Fee equal to ten (10%) percent of the Review Out-Of-Pocket Cost in connection with such review to reimburse Owner for the estimated general conditions costs incurred by Owner in connection therewith, and

         (B) a fee equal to ten (10%) percent of the sum of (x) such Review Out-Of-Pocket Cost and (y) such Review General Conditions Fee, representing Owner's profit and reimbursement of Owner for its additional overhead costs incurred in connection with such review.

IX. In no case will the connected load exceed the code limitations of the risers or distribution system. Any increase in capacity or change in electrical requirements, will be the responsibility of the tenant. Owner's Utility Consultant must review and approve any electrical changes at the tenant's expense, which expense shall include (A) a Review General Conditions Fee equal to ten (10%) percent of the Review Out-Of-Pocket Cost in connection with such review to reimburse Owner for the estimated general conditions costs incurred by Owner in connection therewith, and (B) a fee equal to ten (10%) percent of the sum of (x) such Review Out-Of-Pocket Cost and (y) such Review General Conditions Fee, representing Owner's profit and reimbursement of Owner for its additional overhead costs incurred in connection with such review.

X. If the tenant space is submetered, power for any tenant work must be taken from the load side of the tenant's meter. No power shall be taken from another tenant or floor.

XI. Electrical load not to exceed electrical load limitations of Building; Electrical heaters are not allowed.

XII. Complete, updated, as-built electrical drawings and proper sign-offs will be provided to the Building Manager at the conclusion of the work.

XIII. All Class "E" wiring and fire alarm devices must be protected during construction/demolition.


MECHANICAL SYSTEM INTEGRITY:

1. Air and/or water balancing or rebalancing will be required as appropriate, where HVAC systems will be affected or modified, by reason of tenant's construction. Balancing will be performed by a qualified, certified balancing firm approved for work in the Building by Owner. A full certified balancing report will be submitted to Owner at the conclusion of the work.

2. As-built drawings will be provided to the Building Office reflecting any change or addition to any component of any HVAC system.

3. Only equipment which is UL, BSA, and/or MEA approved will be used in the Building.

4. Contractors are to block off return grills or ducts to keep dust from entering into operating building air conditioning systems during construction.

5. At the conclusion of the work, the contractor will install a clean set of filters for all packaged air handling systems servicing the floor which has been under construction or renovation. The filters will match the existing filters, also clean fan coils or induction units..

6. All outside louvers must match color of existing aluminum window frames. Sketches and samples must be submitted prior to installation for review and approval. Louvers for supplemental HVAC systems will be permitted only upon prior written consent of Landlord and the location of louvers to be determined by Landlord.

7. No outside louvre or ductwork shall be installed in such a manner as to interfere with the cleaning of windows or replacement of glass.

8. All periphery fan coil unit or radiation system shut-off valves must be accessible at all times. Ground floor tenants will provide clear access at all times to perimeter radiation and secondary water system riser and drain valves located within their premises or within the hung ceilings of their premises. Installation of ceiling or boxing in of columns without such access will not be permitted. New partitions must be located a minimum of eighteen (18) inches away from the periphery units on horizontal runs and eighteen (18) inches from periphery enclosures on vertical lines. All connections to risers requiring a shutdown will be done on an overtime basis with related costs borne by the tenant, which costs shall include (A) a fee (the "Shutdown General Conditions Fee") equal to ten (10%) percent of the Out-of-Pocket cost to Owner (the "Shutdown Out-Of-Pocket Cost") of any work associated with such connections and/or such shutdown (the "Shutdown Work") to reimburse Owner for the estimated general conditions costs incurred by Owner in connection with the Shutdown Work, and (B) a fee equal to ten (10%) percent of the sum of (x) the Shutdown Out-Of-Pocket Cost and (y) the Shutdown General Conditions Fee, representing Owner's profit and reimbursement of Owner for its additional overhead costs incurred in connection with such Shutdown Work. This work must be arranged in advance with the Building Manager.

9.       All unused ductwork must be removed from the hung ceilings.

10. All unused equipment, such as air handling units, or air conditioning units must be removed from the tenant's premises and from the Building.

11. All exhaust fan systems designed to remove overstandard heating loads must be discharged to the atmosphere, not into ceilings or existing building return air systems.

12. All ductwork shall be installed in a neat and workmanlike manner. All ducts are to be installed as high as possible. The air conditioning contractor is to blank off all openings in the existing ductwork caused by removals. All blank offs shall be sealed air tight, with rivets, caulking compound, duct tape or high pressure sealants as required. All new ductwork is to be inspected and sealed wherever required, in the same manner.

13. Manual volume dampers are to be installed in all branch or sub-branch ducts and elsewhere as required for balancing and control of all duct systems whether or not shown on drawings.

14.      Duct hangers shall be attached to steel or concrete slab as required.

15. Access doors are to be provided adjacent to all fan dampers and locations to be shown on ductwork shop drawings.

16. All supplementary air conditioning systems must be reviewed and approved with the Owner's engineer prior to installation.

17. All condensate lines are-to be rigid copper tubing with a direct drain to waste lines, not into the building service sinks or other sinks.

18. As-Built duct drawings are to be submitted to the Building Office upon the completion of the job.


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
19. Pneumatic tubing is to be copper, or type FR polyethylene. Type-L hard copper tubing is to be installed in all exposed locations where damage may occur.

20. All valves are to have a 2" square brass tag stamped with designating number, 1" high, filled in with black enamel. Tags must be fastened to valve spindle with brass chain. All valve numbers to correspond to valve identification numbers on tenant's drawings.

21. All connections of new ductwork on main building HVAC system will be done after main building system is shut down or before start up. This will entail overtime work and must be arranged with the Building Manager in advance with costs to be borne by tenant. Such costs shall include (A) a fee (the "Ductwork General Conditions Fee") equal to ten (10%) percent of the out-of-pocket cost to Owner (the "Ductwork Out-Of-Pocket Cost") of any work associated with such connections (the "Ductwork Work") to reimburse Owner for the estimated general conditions costs incurred by Owner in connection with the Ductwork Work, and (B) a fee equal to ten (10%) percent of the sum of (x) the Ductwork Out-Of-Pocket Cost and (y) the Ductwork General Conditions Fee, representing Owner's profit and reimbursement of Owner for its additional overhead costs incurred in connection with such Ductwork Work.

PLUMBING SYSTEM INTEGRITY:

1.       No water risers are to be shut down during Building operating hours.

2.       No exposed plumbing will be permitted.

3. All unused fixtures and piping must be removed and all unused piping must be capped at its respective riser.

4. Building engineering staff must supervise all riser shutdowns, at the tenant's expense, which expense shall include (A) a Shutdown General Conditions Fee equal to ten (10%) percent of the Shutdown Out-Of-Pocket Cost in connection with such shutdown to reimburse Owner for the estimated general conditions costs incurred by Owner in connection therewith and (B) a fee equal to ten (10%) percent of the sum of (x) such Shutdown Out-Of-Pocket Cost and (y) such Shutdown General Conditions Fee, representing Owner's profit and reimbursement of Owner for its additional overhead costs incurred in connection with such shutdown.

5. All valves are to have a 2" square brass tag stamped with designating number, 1" high, filled in with black enamel. Tags must be fastened to valve spindle with brass chain. All valve numbers to correspond to valve identification numbers on tenant's drawings.

6. Lead or fiber shields must be provided between hangers and clamps for copper pipe.

7. All pipe hangers and supports shall be connected to the building structure by means of approved fastening methods (e.g., threaded rods); no chain straps, perforated bars, or wire hangers will be permitted; no hanging from work of another trade will be permitted and no plastic pipe permitted.

8. Sleeves are to be provided for each pipe passing through walls, partitions, floors, and slabs. Sleeves passing through rated walls, floors or ceiling slabs will be packed with an approved fire retardant material.

9. All fixtures installed must have a local shutoff valve, and where two or more fixtures are in the same area, a common local valve to control all fixtures as well as shutoff valve at the riser must be installed. All shutoff valves will be ball valves with proper pressure rating.

10.      All hot and cold water piping must be insulated.


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INSTALLATION OF CEILINGS:

1. No ceiling tiles shall be installed until the Building Manager has had an opportunity to inspect the areas to ascertain that all ductwork, plumbing, electrical, etc., has been properly installed, and further that all fireproofing has been reinstalled on any exposed steel if applicable.

2. All ceilings are to be installed in strict accordance with the manufacturer's specifications, and all applicable codes.

3. Access panels are to be provided wherever necessary for inspection, maintenance and/or repair of equipment or controls relating to air conditioning, plumbing or other building services.

STRUCTURAL INTEGRITY:

1. Updated, as-built partitions, and reflected ceiling plans will be submitted at the conclusion of all renovations and new construction work.

2. Updated, as-built structural drawings will be submitted to the Building Office at the conclusion of any work requiring modification to the existing structural support system's framing, exterior or interior load bearing walls, or roofs. Where roofs have been penetrated, complete as-built waterproofing details must be provided.

LIEN RELEASES AND GENERAL RELEASES:

At the conclusion of any construction, the tenant will provide the Building Manager with AIA document G706A, Contractor's Affidavit of Release of Liens and a General (Blumberg) Release properly completed by the contractor and sub-contractor as appropriate.

GENERAL:

1. The Building Office will periodically review the work to ensure that the Building requirements, quality of materials and workmanship are in conformity with Building standards. Building personnel are to monitor demolition of ceiling, walls or partitions and/or plumbing or electrical disconnects or new tie-ins, in order to represent the interest of the Building or prevent interruption of services to the other tenants or the Building. The Building Office will assign supervisory personnel at its discretion and the tenant will be charged for the standby service, which charge shall include (A) a fee (the "Standby Service General Conditions Fee") equal to ten (10%) percent of the out-of-pocket cost to Owner (the "Standby Service Out-Of-Pocket Cost") of providing such personnel to reimburse Owner for the estimated general conditions costs incurred by Owner in connection such standby service and (B) a fee equal to ten (10%) percent of the sum of (x) the Standby Service Out-Of-Pocket Cost and (y) the Standby Service General Conditions Fee, representing Owner's profit and reimbursement of Owner for its additional overhead costs incurred in connection with such standby service.

                                  ATTACHMENT A

                       CONTRACTOR'S INSURANCE REQUIREMENTS
                                       FOR
                                 59 MAIDEN LANE

                       CONTRACTOR'S INSURANCE REQUIREMENTS

The Contractor shall maintain and show proof of being insured by a company or companies licensed to do business in the State of New York and have a Best's rating at least A-XV.

The Contractor shall name as the Certificate Holder the following:

                   1.       Newmark & Company Real Estate, Inc.
                            as agent for 59 Maiden Lane Associates, LLC

                   2.       59 Maiden Lane Associates, LLC

                   3.       AmTrust Realty Corp.

LIMITS OF LIABILITY

The insurance required herein shall be written for not less than the limits of liability defined hereinafter, or required by law, whichever is greater.

I.       Worker's Compensation

         A.       State:                             Statutory

         B.       Applicable Federal:                Statutory

         C.       Employer's Liability:              $500,000

         D.       Benefits Required by Law

         E.       Union Labor Contracts:    As Applicable

II. Comprehensive General Liability (including Premises-Operations; Independent Contractors' Protective; Products and Completed Operations; Broad Form Property Damage);

         A.       Combined single limits for bodily injury and property damage.

                  $3,000,000        Each Occurrence

                  $3,000,000        Annual Aggregate

         B. Products and Completed Operations Insurance shall be maintained for a minimum of two years after final payment and Contractor shall continue to provide evidence of such coverage to Owner on an annual basis during the aforementioned period.

         C. Property Damage Liability Insurance shall include coverage for X (Explosion) (Collapse) and U (Underground) hazards.

         D.       Contractual Liability (Hold Harmless Coverage):

                  1.       Bodily Injury:

                           $3,000,000       Each Occurrence

                  2.       Property Damage:

                           $3,000,000       Each Occurrence
                           $3,000,000       Annual Aggregate

         E.       Personal Injury, with Employment Exclusion deleted:

                           $3,000,000       Annual Aggregate

III.     Comprehensive Automobile Liability (owned, non-owned, hired):

         A.       Combined single limits for bodily injury and property damage:

                           $3,000,000       Each Occurrence

                           $3,000,000       Annual Aggregate

         B. The State of New York has a no-fault automobile insurance requirement. The Contractor shall be certain coverage is provided which conforms to any specific stipulation in the law.

IV.      Umbrella Excess Liability:   $2,000,000 - over primary

V. Notices: Certificate must provide that Certificate Holder will receive advance notice of a minimum of thirty (30) days of cancellation, or any other amendments to the coverage. If a cancellation notice is received, Owner may stop all work until a new Certificate is received by Owner.

         Furnish one original of each of Certificates of Insurance herein required which shall specifically set forth evidence of all coverage required by paragraphs one through four above. The form of the Certificate shall be "Accord 25-S (7-97)", Certificate of Insurance, most recent edition. Furnish to Owner copies of any endorsements that are subsequently issued amending coverage or limits. Certificates shall be filed with Owner at least ten (10) days prior to the commencement of work. Required notices shall be sent to Owner by hand delivery or recognized overnight delivery service which has a receipt or by registered or certified mail, return receipt requested, postage prepaid, addressed to Owner at the address of Owner set forth on the first page of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Owner by notice to Tenant given in accordance with Article 29 of the Lease), Attention: Nathan Aber. All such notices shall be deemed to have been served on the date of actual receipt (in the case of hand delivery) or one (1) Business day after such notice shall have been deposited with an overnight delivery service (in the case of mailing by recognized overnight delivery service as aforesaid) or three (3) Business Days after such notice shall have been deposited in the United States mails within the continental United States (in the case of mailing by registered or certified mail as aforesaid).

                                    EXHIBIT F

                         Alternate Electricity Provision


                                   "Article 14

                  14.01. If and to the extent the Premises is comprised of an entire floor or floors, Tenant agrees to purchase from Landlord or from a meter company designated by Landlord all electricity consumed, used or to be used in such entire floor(s). The amount to be paid by Tenant for electricity consumed shall be determined by meter or meters and related equipment installed (or, if existing, retrofitted) by Landlord at Tenant's expense and billed separately according to each meter. Bills for electricity consumed by Tenant, which Tenant hereby agrees to pay, shall be rendered by Landlord or the meter company to Tenant at such time as Landlord may elect, and shall be payable as an Additional Charge, within fifteen (15) days after rendition of any such bill. Tenant shall make no material changes or additions to the electrical equipment, wiring and/or appliances in the Premises (beyond that on Tenant's approved plans for initial occupancy) without submission of plans for the prior written consent of Landlord.

                  14.02. The amount to be charged to Tenant by Landlord per "KW" and "KWHR" pursuant to this Article for electricity consumed within the Premises, whether shown on the meters measuring Tenant's consumption of electricity or determined by survey as herein elsewhere provided, shall be 108% of the amount at which Landlord from time to time purchases each KW and KWHR of electricity for the same period from the utility company, which amount (herein, as adjusted from time to time, called "Landlord's Rate") shall be determined by dividing the cost established by said utility company (averaged separately for KWs and KWHRs) during each respective billing period by the number of KWs and KWHRs consumed by the Building appearing on the utility company invoice for such period. In no event shall the Additional Charge made to Tenant pursuant to this
Article 14 for submetered electricity supplied to the Premises (or the charge pursuant to Section 14.04 hereof in the event electricity is supplied on a rent inclusion basis) be less than Landlord's actual cost therefor. If Tenant shall occupy the Premises for business purposes (including, without limitation, the testing or operation of its computers) and consume electricity prior to the installation of meters in the Premises, then Tenant agrees to pay Landlord the sum of $2.75 per rentable square foot per annum for electricity pursuant to
Section 14.04 hereof until such time as said meters are installed. During the period of Tenant's construction occurring prior to the installation of said meters, Tenant will pay to Landlord a flat charge of $2.75 per rentable square foot per annum.

                  14.03. In the event that the "submetering" of electricity in the Building is hereafter prohibited by any law hereafter enacted, or by any order or ruling of the Public Service Commission of the State of New York, or by any judicial decision of any appropriate court, at the request of Landlord, Tenant shall, unless Tenant elects to require Landlord to provide electricity pursuant to Section 14.04 hereof, apply within five (5) Business Days to the appropriate public utility company servicing the Building for direct electric service and bear all costs and expenses necessary to comply with all rules and regulations of such public utility company pertinent thereto, and Landlord and/or the meter company theretofore designated by Landlord shall be relieved of any further obligation to furnish electricity to Tenant pursuant to this Article 14, except Landlord shall permit its wires, conduits and electrical equipment, to the extent available and safely capable, to be used for such purpose. Any additional riser or risers or feeders or service, to the extent available and reasonably feasible, to supply Tenant's electrical requirements will be installed by Landlord, at the sole cost and expense of Tenant, if in

Landlord's reasonable judgment the same are necessary and will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or unreasonably interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also, at the sole cost and expense of Tenant, install at reasonably competitive rates all other equipment proper and necessary in connection therewith, subject to the aforesaid terms and conditions, and subject to Landlord's prior approval of Tenant's plans therefor which shall not be unreasonably withheld or delayed.

                  14.04. (a) If (i) submetering of electricity is prohibited as described in Section 14.03 hereof and Tenant does not elect to obtain electricity from the public utility company, or (ii) if and to the extent that the Premises or any portion of Tenant's electric consumption (KW and KWHR) is measured on a meter that also measures the electric consumption of another tenant occupying space in the Building, then in any such case Landlord shall furnish electricity to Tenant on the basis that Tenant's consumption (KW and KWHR) of electricity shall be measured by electric survey made from time to time by Landlord's consultant. Pending an initial survey made by Landlord's consultant, effective as of the date when Landlord has commenced furnishing electricity to Tenant pursuant to this Section 14.04 (with suitable proration for any period of less than a full calendar month), the Fixed Rent specified in
Section 1.04(a) hereof shall be increased by an amount (the "Initial Charge") which shall be at the rate of $2.75 per rentable square foot per annum, or in the event the reason is (i) above, then, if there has been twelve (12) months charges of submetered electric, an amount equal to the average of the prior twelve (12) months' charges for submetered electric. After completion of the electrical survey made by Landlord's consultant of Tenant's consumption (KW and KWHR) of electricity, said consultant shall apply Landlord's Rate as provided in
Section 14.02 hereof to arrive at an amount (herein called the "Actual Charge") and the Fixed Rent shall be appropriately adjusted retroactively to reflect any amount by which the Actual Charge exceeds the Initial Charge. Tenant shall pay that portion of such amount which would have been paid to the date of the determination of the Actual Charge within ten (10) days after being billed therefor. Thereafter and from time to time during the term of this Lease, Landlord may cause additional surveys of Tenant's electrical usage to be made by Landlord's consultant. Tenant from time to time may request Landlord to have a survey made of Tenant's electrical usage, and the fees of Landlord's consultant making such survey(s) at Tenant's request shall be paid by Tenant. In the event any of the foregoing surveys shall determine that there has been an increase or decrease in Tenant's usage of electricity, then effective as of the date of such change in usage the then current Actual Charge to Tenant by reason of the furnishing of electricity to Tenant, as same may have been previously increased pursuant to the terms hereof, shall be increased or decreased (subject to the last sentence of subsection 14.04(b) hereof) in accordance with such survey determination with appropriate credit allowed to Tenant in the event of a decrease in usage and in the event of an increase in such usage Tenant shall pay the increased amount therefor from the date of such change in usage to the date of such survey determination within ten (10) days after being billed therefor and thereafter as part of the increased monthly charge for electricity by reason of such survey determination.

                  (b) In the event from time to time after the initial survey or a subsequent survey any additional electrically operated equipment is installed in the Premises by Tenant, or if Tenant shall increase its hours of operation, or if the charges by the utility company supplying electric current to Landlord are increased or decreased after the date thereof, then and in any of such events the monthly charge shall be increased or decreased accordingly on account of such additional electricity consumed by such newly installed electrically operated equipment and/or increase in Tenant's hours of operation and/or on account of such increased or decreased Landlord's Rate. The amount of such increase or decrease in the monthly charge shall be determined in the first instance by Landlord's consultant. In addition, the monthly rate will be increased or decreased quarterly in accordance with calculations by Landlord's consultant to reflect changes in the fuel adjustment component of the utility company charge.

Tenant shall pay the amount of any increase in the monthly charge retroactively (subject to Tenant's right to contest in the same manner as in Section 14.06 hereof provided) from the date of the installation of all newly installed electrically operated equipment and/or from the date when the increased charges to Landlord from the utility company become effective and/or from the date of any increase in Tenant's hours of operation, as the case may be, such amount to be paid promptly upon billing therefor by Landlord. Notwithstanding anything to the contrary contained in Section 14.04, in no event shall the Actual Charge be decreased to an amount which is less than the Initial Charge per rentable square foot per annum.

                  14.05. All survey determinations (including the first survey made by Landlord's consultant) shall be subject to contest by Tenant as provided in Section 14.06 hereof. Surveys made of Tenant's electrical consumption shall be based upon the use of electricity between the hours of 8:00 a.m. to 6:00 p.m., Mondays through Fridays, on Saturdays and such other days and hours when Tenant (or Tenant's agents, employees and/or contractors) uses electricity for lighting and for the operation of the machinery, appliances and equipment used by Tenant in the Premises; and if cleaning services are provided by Landlord, such survey shall include Landlord's normal cleaning hours of five (5) hours per day (which shall not be subject to reduction) for lighting within the Premises and for electrical equipment normally used for such cleaning.

                  14.06. In the event electricity shall be furnished to Tenant as contemplated in Section 14.04 hereof, then Tenant, within sixty (60) days after notification from Landlord of the determination of Landlord's utility consultant (in accordance with the provisions of Section 14.04 hereof), shall have the right to contest, at Tenant's cost and expense, such determination by submitting to Landlord a like survey determination prepared by a utility consultant of Tenant's selection, which will highlight the differences between Landlord's survey and Tenant's survey. If the determination of Tenant's consultant does not vary from the determination of Landlord's consultant by more than five percent (5%), then Landlord's determination shall be deemed binding and conclusive. If the determination of Tenant's consultant varies by more than five percent (5%) and if Landlord's consultant and Tenant's consultant shall be unable to reach agreement within thirty (30) days, then such two consultants shall designate a third consultant to make the determination, and the determination of such third consultant shall be binding and conclusive on both Landlord and Tenant. If the determination of such third consultant shall substantially confirm the findings of Landlord's consultant (i.e., within five percent (5%)), then Tenant shall pay the cost of such third consultant. If such third consultant shall substantially confirm the determination of Tenant's consultant (i.e., within five percent (5%)), then Landlord shall pay the cost of such third consultant. If such third consultant shall make a determination substantially different from that of both Landlord's and Tenant's consultants (or is within five percent (5%) of both such determinations), then the cost of such third consultant shall be borne equally by Landlord and Tenant. In the event that Landlord's consultant and Tenant's consultant shall be unable to agree upon the designation of a third consultant within thirty (30) days after Tenant's consultant shall have made its determination (different from that of Landlord's consultant), then either party shall have the right to request The Real Estate Board of New York, Inc. (or, upon their failure or refusal to act, the American Arbitration Association in the City of New York) to designate a third consultant whose decision shall be conclusive and binding upon the parties, and the costs of such third consultant shall be borne as hereinbefore provided in the case of a third consultant designated by the Landlord's and Tenant's consultants. Pending the resolution of any contest pursuant to the terms hereof, Tenant shall pay the Additional Charge on account of electricity determined by Landlord's consultant, and upon the resolution of such contest, appropriate adjustment in accordance with such resolution of such Additional Charge payable by Tenant on account of electricity shall be made retroactive to the date of the determination of Landlord's consultant."

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                                    EXHIBIT G

                            Form of Letter of Credit

                                    EXHIBIT H

                         Floor Plan of Additional Space

                                    EXHIBIT I

                        Floor Plan of Temporary Premises

                                    EXHIBIT J

                             Form of SNDA Agreement



                                  STANDARD FORM
             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

         THIS AGREEMENT is made as of this ___ day of ____________, 1999 by and among CAPACITY FUNDING COMPANY, LLC, a New York limited liability company having an office at 131 Richmond Place, Lawrence, New York 11559 ("Lender"), 59 MAIDEN LANE ASSOCIATES, LLC, a New York limited liability company, having an office c/o AmTrust Realty Corp., 250 Broadway, New York, New York 10007 ("Landlord"), and MEDSITE.COM, INC., a Delaware corporation, having an office at 60 East 13th Street, New York, New York 10003 ("Tenant").

                                   WITNESSETH

         WHEREAS, Tenant has entered into a certain lease (the "Lease") dated as of December __, 1999 with Landlord covering premises (the "Premises") within a certain building known as 59 Maiden Lane, located in New York, New York (a conformed copy of said Lease has been delivered to Lender); and

         WHEREAS, Lender has made a certain loan to Landlord, which loan is secured by the mortgages (the "Mortgages") more particularly described in Exhibit A annexed hereto and affecting the premises known as 59 Maiden Lane, in the Borough of Manhattan, City, County and State of New York; and

         WHEREAS, Lender has been requested by Tenant and by Landlord to enter into a non-disturbance agreement with Tenant;

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto mutually covenant and agree as follows:

         1. The Lease and any extensions, renewals, replacements or modifications thereof, and all of the right, title and interest of Tenant thereunder in and to the Premises are and shall be subject and subordinate to the Mortgages and to all of the terms and conditions, contained therein, and to any renewals, modifications, replacements, consolidations and extensions thereof.

         2. Lender consents to the Lease and, in the event Lender comes into possession of or acquires title to the Premises as a result of the foreclosure or other enforcement of the Mortgages or the notes secured by the Mortgages, or as a result of any other means, Lender agrees that, so long as Tenant is not then in default under the Lease after the expiration of any applicable notice and/or cure periods and so long as Tenant is then in possession of the Premises, Lender will recognize Tenant, will not include Tenant in any foreclosure or enforcement action, and will not disturb Tenant in its possession of the Premises for any reason other than one which would entitle Landlord to terminate the Lease under its terms or would cause, without any further action by Landlord, the termination of the Lease or would entitle Landlord to dispossess Tenant from the Premises.

         3. Tenant agrees with Lender that if the interest of Landlord in the Premises shall be transferred to and owned by Lender by reason of foreclosure or other proceedings brought by it, or any other manner, or shall be conveyed thereafter by Lender or shall be conveyed pursuant to a foreclosure sale of the Premises, Tenant shall be bound to Lender under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Lender were the landlord under the Lease, and Tenant does hereby attorn to Lender as its landlord, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon Lender succeeding to the interest of Landlord in the Premises. Tenant agrees, however, upon the election of and written demand by Lender within twenty (20) days after Lender receives title to the Premises, to execute an instrument in confirmation of the foregoing provisions, satisfactory to Lender, in which Tenant shall acknowledge such attornment and agree to be bound to Lender under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Lender were the landlord under the Lease.

         4. Tenant agrees with Lender that if Lender shall succeed to the interest of Landlord under the Lease, Lender shall not be (a) liable for any action or omission of any prior landlord under the Lease (provided that this clause 4(a) shall not be deemed to preclude Lender from being liable for any action or omission of Lender under the Lease that occurs after the date Lender succeeds to the interest of Landlord under the Lease, notwithstanding that said action or omission first occurred prior to the date Lender succeeds to the interest of Landlord under the Lease), or (b) subject to any offsets, defenses or counterclaims which Tenant might have against any prior landlord, or (c) bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord, or (d) bound by any security deposit which Tenant may have paid to any prior landlord, unless such deposit is in an escrow fund available to Lender (provided that for so long as Lender is an "Affiliate of Landlord" [as such term is defined in the Lease], Lender shall be bound by any security deposit which Tenant may have paid to any prior landlord), or (e) bound by an amendment or modification of the Lease (including any agreement to terminate the Lease) made without Lender's written consent, or (f) bound by any provision in the Lease which obligates the landlord to erect or complete any building or to perform any construction work or to make any improvements to the Premises or to expand or rehabilitate any existing improvements or to restore any improvements following any casualty or taking (provided that for so long as Lender is an Affiliate of Landlord, Lender shall (i) be obligated to complete the "Landlord's Work" [as such term is defined in the Lease] if such work has not yet been completed, and (ii) restore the Premises after any casualty or taking in accordance with the provisions of Articles 19 and/or 20 of the Lease, as applicable), or (g) bound by any notice of termination given by Landlord to Tenant without Lender's written consent thereto, or (h) personally liable under the Lease and Lender's liability under the Lease shall be limited to the ownership interest of Lender in the Premises. Tenant further agrees with Lender that Tenant will not voluntarily subordinate the Lease to any lien or encumbrance without Lender's written consent.

         5. In the event that Landlord shall default in the performance or observance of any of the terms, conditions or agreements in the Lease, Tenant shall give written notice thereof to Lender and Lender shall have the right (but not the obligation) to cure such default. Tenant shall not take any action with respect to such default under the Lease, including, without limitation, any action in order to terminate, rescind or void the Lease or to withhold any rental thereunder, for a period of 10 days after receipt of such written notice by Lender with respect to any such default capable of being cured by the payment of money and for a period of 30 days after receipt of such written notice by Lender with respect to any other such default (provided, that in the case of any default which cannot be cured by the payment of money and cannot with diligence be cured within such 30-day period because of the nature of such default or because Lender requires time to obtain possession of the Premises in order to cure the default, if Lender shall proceed promptly to attempt to obtain possession of the Premises, where possession is required, and to cure the same and thereafter shall prosecute the curing of such default with diligence and continuity, then the time within which such default may be cured shall be extended for such period as may be necessary to complete the curing of the same with diligence and continuity).

         6. Landlord has agreed in the Mortgages that the rentals payable under the Lease shall be paid directly by Tenant to Lender upon the occurrence of a default by Landlord under the Mortgages. Accordingly, after notice is given by Lender to Tenant that the rentals under the Lease should be paid to Lender, Tenant shall pay to Lender, or in accordance with the directions of Lender, all rentals and other moneys due and to become due to Landlord under the Lease, or amounts equal thereto. Tenant shall have no responsibility to ascertain whether such demand by Lender is permitted under the Mortgages. Landlord hereby waives any right, claim or demand it may now or hereafter have against Tenant by reason of such payment to Lender, and any such payment to Lender shall discharge the obligations of Tenant to make such payment to Landlord. Notwithstanding any of the foregoing to the contrary, in the event that a cure of any such default is thereafter accepted by Lender, Lender shall, promptly thereafter, give notice to Tenant of such cure, directing Tenant to resume paying the rentals under the Lease to Landlord. In the event that Lender shall give such notice to Tenant, Tenant shall thereafter resume payment directly to Landlord of all rentals and other moneys due and to become due to Landlord under the Lease.

         7. Tenant declares, agrees and acknowledges that it intentionally and unconditionally waives, relinquishes and subordinates the Lease and its leasehold interest thereunder in favor of the lien or charge of the Mortgages.

         8. This Agreement shall bind and inure to the benefit of the parties hereto, their successors and assigns. As used herein the term "Tenant" shall include Tenant, its successors and assigns; the words "foreclosure" and "foreclosure sale" as used herein shall be deemed to include the acquisition of Landlord's estate in the Premises by voluntary deed (or assignment) in lieu of foreclosure; and the word "Lender" shall include the Lender herein specifically named and any of its successors, participants and assigns, including anyone who shall have succeeded to Landlord's interest in the Premises by, through or under foreclosure of the Mortgage.

         9. All notices, consents and other communications pursuant to the provisions of this Agreement shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable commercial overnight carrier that provides a receipt, such as Federal Express or Airborne, and shall be deemed given when postmarked and addressed as follows:


                  If to Lender:     Capacity Funding Company, LLC
                                    131 Richmond Place
                                    Lawrence, New York 11559

                  With a copy to:   Bachner Tally & Polevoy LLP
                                    380 Madison Avenue
                                    New York, New York 10017
                                    Attn: Martin D. Polevoy, Esq.

                  If to Tenant:     Wolf, Block, Schorr and Solis-Cohen LLP
                                    250 Park Avenue

                                    New York, New York 10177
                                    Attention: Stephen E. Friedberg, Esq.

                  with a further copy to:

                                    Wilson, Sonsini, Goodrich & Rosati
                                    650 Page Mill Road
                                    Palo Alto, California 94304
                                    Attention: Jeffrey D. Saper, Esq.

                  If to Landlord:   59 Maiden Lane Associates, LLC
                                    c/o AmTrust Realty Corp.
                                    250 Broadway
                                    New York, New York 10007
                                    Attn: Mr. Nathan Aber

                  With a copy to:   Bachner Tally & Polevoy LLP
                                    380 Madison Avenue
                                    New York, New York 10017
                                    Attn: Martin D. Polevoy, Esq.,

or to such other address as shall from time to time have been designated by written notice by such party to the other parties as herein provided.

         10. This Agreement shall be the whole and only agreement between the parties hereto with regard to the subordination of the Lease and the leasehold interest of Tenant thereunder to the lien or charge of the Mortgages in favor of Lender, and shall supersede and control any prior agreements as to such, or any subordination, including, but not limited to, those provisions, if any, contained in the Lease, which provide for the subordination of the Lease and the leasehold interest of Tenant thereunder to a deed or deeds of trust or to a mortgage or mortgages to be thereafter executed, and shall not be modified or amended and no provision herein shall be waived except in writing by the party against whom enforcement of any such modification or amendment is sought.

         The use of the neuter gender in this Agreement shall be deemed to include any other gender, and words in the singular number shall be held to include the plural, when the sense requires. In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         Notwithstanding anything to the contrary contained herein, in the event that the Mortgages are assigned to any party which is not an Affiliate of Landlord, then this Agreement shall be deemed null and void and of no further force and effect.

         IN WITNESS WHEREOF the parties hereto have placed their hands and seals the day and year first above written.

Signed and acknowledged in
the presence of us:                      TENANT:

                                         MEDSITE.COM, INC.


_______________________                  By:      __________________________
                                                  Name:
                                                  Title:

                                         LANDLORD:
                                         59 MAIDEN LANE ASSOCIATES, LLC


_______________________                  By:      __________________________
                                                  Name:
                                                  Title:

                                         LENDER:

                                         CAPACITY FUNDING COMPANY, LLC

_______________________                  By:      __________________________
                                                  Name:
                                                  Title:

                                    LANDLORD

STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )

         On the ____ day of ____________ in the year 1999, before me, the undersigned, a Notary Public in and for said state, personally appeared ________________________ personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.




                                           ___________________________________
                                                    Notary Public


                                     TENANT


STATE OF NEW YORK          )
                           ):ss
COUNTY OF NEW YORK         )

         On the ____ day of ____________ in the year 1999, before me, the undersigned, a Notary Public in and for said state, personally appeared ________________________ personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the _______________



                                           ___________________________________
                                                    Notary Public

                                     LENDER

STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )

         On the ____ day of ____________ in the year 1999, before me, the undersigned, a Notary Public in and for said state, personally appeared ________________________ personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


                                           ___________________________________
                                                    Notary Public


                                    EXHIBIT K

                             Cleaning Specifications

GENERAL CLEANING

All stone, ceramic tile, marble, terrazzo and other unwaxed or untreated flooring to be swept nightly, using approved dust-down preparation; wash such flooring as necessary, but at least once a month.

All linoleum, rubber, asphalt tile and other similar types of flooring (that may be waxed or treated) to be swept nightly, using approved dust-down preparation.

All carpeting and rugs to be carpet swept or vacuum cleaned nightly, as may be required.

Hand dust and wipe clean with damp or treated cloth all furniture, files, fixtures, window sills and convector enclosure tops nightly; wash said sills and tops when necessary. Horizontal surfaces of window frames to be hand dusted nightly. Dust all chair rails, trim and baseboards nightly.

Empty all waste receptacles nightly.

Clean all unpainted metal and remove fingerprints nightly, treat as necessary.

Damp wipe all waste receptacles nightly.

Wash clean all water fountains and coolers nightly.

Dust all door and other ventilating louvers within reach nightly.

Dust all telephones as necessary.

Check all private stairwells nightly and keep in clean condition.

Wash all windows, both inside and out, a minimum of three times a year.

LAVATORIES

Sweep and wash all lavatory and rest room floors nightly, using proper approved disinfectants. Wash and polish all mirrors, powder shelves, bright work and enameled surfaces in all lavatories and rest rooms nightly. Machine scrub rest room floors with proper disinfectants once a week.

Scour, wash and disinfect all basins, bowls, and urinals throughout all lavatories nightly; odorless disinfectants to be used.

Wash all toilet seats both sides nightly.

Hand dust and clean, washing where necessary, all partitions, tile walls, dispensers and receptacles in all lavatories and rest rooms nightly.

Empty paper towel receptacles and sanitary disposal receptacles in lavatories and rest room nightly.

Fill all toilet tissue holders nightly.

Wash waste cans and receptacles in lavatories and rest rooms as necessary, but at least once a week, to keep waste receptacles clean and odor free.

Thorougly wash and polish all wall tile and stall surfaces of lavatories and rest rooms as often as necessary but in no event less than once every week.

Fill soap dispensers and paper towel dispensers nightly as required (soap and paper towels to be furnished by the Contractor or such tenant at no expense to the Owner).

HIGH DUSTING

DO ALL DUSTING QUARTERLY.

         Dust all pictures, frames, charts, graphs, and similar wall hangings not reached in nightly cleaning.

         Dust clean all vertical surfaces, such as walls, partitions, doors and bucks and other surfaces not reached in nightly cleaning except as otherwise herein provided.

         Dust clean all pipes, ventilating and air-conditioning louvers, ducts high moldings and other high areas not reached in nightly cleaning.

         Dust all exterior surfaces of light fixtures, including glass and plastic enclosures.

         Dust and inspect all venetian blinds.

                                    EXHIBIT L

                            Floor Plans of Bathrooms

                                      LEASE

                                     between


                         59 MAIDEN LANE ASSOCIATES, LLC

                                    Landlord


                                       and


                               MEDSITE.COM, INC.,

                                     Tenant


                                December __, 1999


                                    PREMISES:

                                 59 Maiden Lane
                            New York, New York 10038
                          Floors 14, 14A and Part of 15

                                TABLE OF CONTENTS

                                                                          Page
ARTICLE 1     Term and Fixed Rent                                           1

ARTICLE 2     Delivery and Use of Premises                                  8

ARTICLE 3     Escalations                                                  17

ARTICLE 4     Security                                                     28

ARTICLE 5     Subordination, Notice to Superior Lessors and Mortgagees     33

ARTICLE 6     Quiet Enjoyment                                              36

ARTICLE 7     Assignment, Subletting and Mortgaging                        37

ARTICLE 8     Compliance with Laws                                         48

ARTICLE 9     Insurance                                                    49

ARTICLE 10    Rules and Regulations                                        52

ARTICLE 11    Alterations                                                  52

ARTICLE 12    Landlord's and Tenant's Property                             56

ARTICLE 13    Repairs and Maintenance                                      58

ARTICLE 14    Electricity                                                  59

ARTICLE 15    Landlord's Services                                          67

ARTICLE 16    Access and Name of Building                                  72

ARTICLE 17    Notice of Occurrences                                        74

ARTICLE 18    Non-Liability and Indemnification                            74

ARTICLE 19    Damage or Destruction                                        76

ARTICLE 20    Eminent Domain                                               78

ARTICLE 21    Surrender                                                    80

ARTICLE 22    Conditions of Limitation                                     80

ARTICLE 23    Reentry by Landlord                                          84

ARTICLE 24    Damages                                                      85

ARTICLE 25    Affirmative Waivers                                          87

ARTICLE 26    No Waivers                                                   88

ARTICLE 27    Curing Tenant's Defaults                                     89

ARTICLE 28    Broker                                                       90

ARTICLE 29    Notices                                                      90

ARTICLE 30    Estoppel Certificates                                        92

ARTICLE 31    Memorandum of Lease                                          93

ARTICLE 32    No Representations by Landlord                               93

ARTICLE 33    Industrial and Commercial Incentive Program                  93

ARTICLE 34    Holdover                                                     96

ARTICLE 35    Miscellaneous Provisions and Definitions                     97

ARTICLE 36    Partnership Tenant                                          104

ARTICLE 37    Extension of Term                                           105

ARTICLE 38    Additional Space Option                                     108

ARTICLE 39    Condition to Lease                                          112

ARTICLE 40    Temporary Premises                                          112

Exhibit A:        Description of Land

Exhibit B-1:      Floor Plan of Premises - Floor 14

Exhibit B-2:      Floor Plan of Premises - Floor 14A

Exhibit B-3:      Floor Plan of Premises - Floor 15

Exhibit C:        Work Letter

Exhibit D:        Rules and Regulations

Exhibit E:        Tenant Construction Approval Procedures

Exhibit F:        Alternate Electricity Provision

Exhibit G:        Form of Letter of Credit

Exhibit H:        Floor Plan of Additional Space

Exhibit I:        Floor Plan of Temporary Premises

Exhibit J:        SNDA Agreement

Exhibit K:        Cleaning Specifications

Exhibit L:        Floor Plans for Bathrooms